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                                    BYE-LAWS


                                       OF


                             TYCO INTERNATIONAL LTD.
                (incorporating all amendments to 2nd July, 1997)

1.       INTERPRETATION

         In these Bye-Laws, unless there is something in the subject or context inconsistent therewith:-

         "The Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company.

         "The Company" means ADT Limited.

         "The Directors" means the Directors for the time being of the Company.

         "Dividend" includes bonus.

         "Member" means a person or body corporate registered in the Register as the holder of shares in the Company.

         "Month" means calendar month.

         "Notice" means written notice unless otherwise specifically stated.

         "Paid up" includes credited as paid up.

         "The Register" means the Register of Members and includes any branch or sub-register.

         "The Registrar" means any person appointed to perform the duties of Registrar and if no such person shall be appointed means the Secretary.

         "The Seal" means the Common Seal of the Company or any Overseas Seal or any Securities Seal.

         "Secretary" means the person appointed to perform the duties of the Secretary of the Company and includes any Assistant or Acting Secretary.

         "Signed" includes a signature or reproduction of a signature affixed by mechanical means and cognate expressions shall be construed accordingly.

         "Subsidiary" means any company or other legal entity which is for the time being controlled by the Company. For the purposes of this definition, control includes the right or power of the Company, whether directly or through some other company or legal entity which is so controlled:-


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         (i)      to receive more than one-half of all distributions, whether of capital or revenue, at any time made by the Company or entity; or

         (ii) to cast more than one-half of all the votes capable of being cast at any general meeting of such company or entity (but excluding any votes which are only exercisable upon the occurrence of any contingency); or

         (iii) to control the composition of the Board of Directors, Board of Management or equivalent executive body (or, if there is more than one such Board or body, any one of them) of, or otherwise to direct the management or policies of, such company or entity.

         "In writing" and "written" include printing, lithography, photography and other modes of representing or reproducing words in visible form.

         "May" shall be construed as permissive.

         "Shall" shall be construed as imperative.

         References in these Bye-Laws to shares or other securities being listed on a stock exchange shall include their being quoted or publicly traded on a stock exchange or other securities market, unless the context otherwise requires.

         References in these Bye-Laws to any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

         Words importing the singular number only include the plural number and vice versa.

         Words importing the masculine gender only include the feminine and neuter genders respectively.

         Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate.

                      SHARE CAPITAL AND VARIATION OF RIGHTS

2.       SHARE CAPITAL(4)

         The authorised share capital of the Company shall be in the amount and divided into the classes and having the rights set out in the Schedule to these Bye-Laws (as amended from time to time), which shall be deemed to be incorporated in and form part of this Bye-Law 2.

3.       ALTERATION OF RIGHTS

         If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the


------------------------
(4) This Bye-Law was substituted for the previous Bye-Law 2 by Resolution passed on 8th September, 1987.
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         holders of three-fourths of the issued shares of that class, or with the sanction of a resolution passed at a separate General Meeting of the holders of the shares of that class by a majority of three-fourths of such holders voting in person or by proxy. To any such separate General Meeting, all the provisions of these Bye-Laws as to Special General Meetings shall mutatis mutandis apply but so that:-

         (a) the necessary quorum shall be three or more persons holding or representing by proxy not less than one-third of the issued shares of the class;

         (b) every holder of shares of the class shall be entitled on a poll to one vote for every share of such class held by him;

         (c) any holder of shares of the class present in person or by proxy may demand a poll; and

         (d) at any adjourned meeting two holders of the shares of the class present in person or by proxy (whatever the number of shares held by them) shall be a quorum.

4.       EFFECT OF ISSUING SHARES RANKING PARI PASSU WITH EXISTING SHARES

         The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

4A.      ISSUE AND PURCHASE OF OWN SHARES

(1) Subject to the rights conferred upon the holders of any class of shares, the Directors may exercise the powers of the Company to purchase its own shares and to allot, grant options over or otherwise dispose of shares which the Directors have been authorised to allot and issue by the Company in General Meeting upon such terms and subject to such conditions as they think fit.

(2) The Directors of the Company may, subject to the provisions of the Companies Acts, at any time exercise the power of the Company to purchase its own shares conferred by paragraph (1) of this Bye-Law up to the maximum nominal amount of share capital authorised by resolution of the Company in General Meeting from time to time. The Directors are hereby authorised pursuant to Section 42A of The Companies Act 1981 of Bermuda to take all steps required to effect any such purchase.

4B.      REDEEMABLE PREFERENCE SHARES

         The terms and manner of redemption of any redeemable preference shares of the Company shall be either (a) as the Company may in General Meeting determine or (b) in the event that the Company in General Meeting may have so authorised, as the Directors or any committee thereof may by resolution determine before the allotment of such shares, such resolution to be attached as an appendix to these Bye-Laws.

5.       TRUSTS NOT RECOGNISED

         Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as by statute

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         required, be bound to recognise any equitable or other claim or interest in such share on the part of any other person.

5A.      RENUNCIATION ON ALLOTMENT

         The Directors may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

6.       RECEIPTS IN THE CASE OF JOINT HOLDERS

         If two or more persons are registered as joint holders of any shares, then any one of such joint holders may give effectual receipts for dividends or other monies payable in respect of the shares held by them as joint holders.

7.       CERTIFICATES

         Subject to the Companies Acts and to the conditions of issue of any share or class of shares, every Member shall be entitled to a certificate under the Seal specifying the shares held by him and whether the same are fully paid up and, if not, how much has been paid thereon provided that no certificate shall be issued to any Member who is designated as a nominee of an internationally recognised stock exchange unless such Member shall specifically request the Company to issue the same or to any Member whose shares are of a category designated by the Directors as being uncertificated. No certificate shall be issued representing shares of more than one class.

8.       NEW CERTIFICATES

         If any share certificate be worn out or defaced, then, upon production thereof to the Registrar, and on such reasonable indemnity as the Directors deem adequate being given, they shall order the same to be cancelled and shall issue a new certificate in lieu thereof without charge. If any such certificate be lost or destroyed, then upon proof thereof to the satisfaction of the Directors, and on such reasonable indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be issued without charge. Subject as provided in Bye-Law 7, a Member who has transferred part of the shares comprised in his registered holding shall be entitled to a certificate for the balance without charge. Any two or more certificates representing shares of any one class held by any Member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge. In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

9.       DELIVERY OF CERTIFICATES

         The certificate for shares registered in the names of two or more persons shall, unless otherwise directed by them in writing delivered to the Secretary, be delivered to the person first named on the Register.






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                                      LIEN

10.      COMPANY'S LIEN

         The Company shall have a lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a lien on all shares (other than fully paid shares) standing registered in the name of a single person, for all monies presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Bye-Law. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

10A.     TAXATION

         Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company's registers as held either jointly or solely by any Member or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Member and whether in consequence of:-

         (a)      the death of such Member;

         (b)      the non-payment of any income tax or other tax by such Member;

         (c) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Member or by or out of his estate;

         (d)      any other act or thing;

         in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):-

         (i) the Company shall be fully indemnified by such Member or his executor or administrator from all liability;

         (ii) the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company's registers as held either jointly or solely by such Member for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Member under or in consequence of any such law together with interest at the rate of fifteen per cent. per annum thereon from date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

         (iii) the Company may recover as a debt due from such Member or his executor or administrator wherever constituted any monies paid by the Company under or in

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                  consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company;

         (iv) the Company may if any such money is paid or payable by it under any such law as aforesaid refuse to register a transfer of any shares by any such Member or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company until such excess is paid to the Company.

         Subject to the rights conferred upon the holders of any class of shares nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Member as aforesaid, his executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

11.      POWER OF SALE

         The Company may sell, in such manner as the Directors may think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists, is presently payable, nor until the expiration of fourteen days after a notice stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the shares, or the person entitled thereto by reason of his death or bankruptcy.

12.      TRANSFER ON SALE UNDER LIEN

         To give effect to such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

13.      APPLICATION OF PROCEEDS OF SALE

         The net proceeds of the sale after payment of the costs of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before sale) be paid to the persons entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

14.      CALLS

         The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares and not by the conditions of the allotment thereof made payable at fixed times. A call may be revoked or postponed as the Directors may determine.

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15.      WHEN CALLS DEEMED TO BE MADE

         A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

16.      INTEREST ON CALLS

         If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding fifteen per cent. per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

17.      SUMS PAYABLE ON ALLOTMENT DEEMED TO BE CALLS

         Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for the purposes of these Bye-Laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-Laws as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

18.      DIFFERENTIATION BETWEEN MEMBERS

         The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

19.      PAYMENT IN ADVANCE

         The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may pay interest at such rate not exceeding fifteen per cent. per annum as may be agreed between the Directors and the Member paying such sum in advance.

20.      LIABILITY OF JOINT HOLDERS

         The joint holders of any share shall be jointly and severally liable to pay all calls in respect thereof.

                             REGISTRATION OF MEMBERS

21.      REGISTRATION OF MEMBERS

         The Directors shall cause to be entered in the Register the particulars required by law and the Register shall be kept in such manner as to show at all times the Members for the time being and the shares respectively held by them. The Register shall be open for inspection at the office of the Registrar between 10.00 a.m. and 12.00 noon on every working day.

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                       TRANSFER AND TRANSMISSION OF SHARES

22.      EXECUTION OF TRANSFER

         Subject to the Companies Acts and these Bye-Laws, a share may be transferred in any manner which the Directors may approve. The Directors may require a transfer to be effected by an instrument signed by the transferor and, in the case of a partly paid share, also by the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof.

23.      FORM OF TRANSFER

         The instrument of transfer shall be in writing and in the usual common form or in any other form which the Directors may approve. The instrument of transfer may be on the back of the share certificate.

24.      IN WHAT CASES DIRECTORS MAY DECLINE TO REGISTER TRANSFERS

(1) The Directors may decline to register any transfer of shares upon which the Company has a lien, and in the case of shares not fully paid up, may refuse to register or transfer to a transferee of whom they do not approve.

(2) The Directors may decline to register any transfer of shares by a transferor or to a transferee on whom the Company has duly served a notice under Bye-Law 46 or under Bye-Law 104 (not being a transfer in compliance with such notice) during a period of suspension of voting and other rights in respect of such shares under Bye-Law 46.

25.      TRANSFER TO BE LEFT AT OFFICE AND EVIDENCE TO BE GIVEN

         Unless otherwise determined by the Directors, either generally or in such cases as they may specify, every instrument of transfer shall be left at the office of the Registrar for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the Registrar may require to prove the title of the transferor, or his right to transfer the shares.

26.      JOINT HOLDERS

         Without prejudice to the generality of the provisions of Bye-Law 24, the Directors may refuse to register any transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

27.      NOTICE OF REFUSAL

         If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee a notice of refusal.

28.      RECOGNITION OF LEGAL PERSONAL REPRESENTATIVES OF DECEASED MEMBER

         In the case of the death of a Member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder shall be the only persons recognised by the Company as having any title to his interest in the shares;
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         but nothing in this Bye-Law contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with any other person.

29.      RIGHTS ON DEATH

         Any person becoming entitled to shares in consequence of the death of a Member, upon producing such evidence as the Directors may deem sufficient, may be registered as a Member in respect of such shares, or may, subject to Bye-Law 24, transfer such shares to some other person by executing an instrument of transfer in accordance with Bye-Law 23 above.

29A.     DESTRUCTION OF RECORDS

         The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.

         Provided always that:-

         (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

         (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law;

         (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

29B.     UNTRACED SHAREHOLDERS

         The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Member or the shares to which a person is entitled by virtue of the transmission on death or bankruptcy if and provided that:

         (i) during the period of six years prior to the date of the publication of the advertisement referred to in paragraph (ii) below no dividend (or cash option duly exercised in relation to a capitalisation issue) in respect of those shares has been claimed and all share certificates for shares issued under a capitalisation issue or under a scrip dividend option for which an election has duly been made have been returned to the Company unclaimed provided that at least two payments of dividends and/or
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                  capitalisation issues and/or scrip dividend issues have taken place in relation to the shares in question during such six year period; and

         (ii) the Company shall on expiry of the said period of six years have inserted an advertisement in a newspaper circulating in the area of the address at which service of notices upon such Member or other person may be effected in accordance with these Bye-Laws, giving notice of its intention to sell the said shares; and

         (iii) during the said period of six years and the period of three months following the publication of the said advertisement the Company shall have received indication neither of the whereabouts nor of the existence of such Member or person; and

         (iv) notice shall have been given to any stock exchange upon which the shares in question are listed for the time being of its intention to make such sale.

         To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

                              FORFEITURE OF SHARES

30.      IF CALL OR INSTALMENT NOT PAID NOTICE MAY BE GIVEN

         If any Member fails to pay any call or instalment on or before the day appointed for payment of the same, the Directors may at any time thereafter, during such time as the call or instalment remains unpaid, serve a notice on such Member requiring him to pay the same, together with any interest that may have accrued, and all expenses that may have been incurred by the Company by reason of such non-payment.

31.      FORM OF NOTICE

         The notice shall name a day (not less than fourteen days from the date of the notice), and a place on and at which such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

32.      IF NOTICE NOT COMPLIED WITH, SHARES MAY BE FORFEITED

         If the requisitions of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter, before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by resolution of the

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         Directors to that effect. Such forfeiture shall include all dividends declared or accruing in respect of the forfeited shares, and not actually paid before forfeiture.

33.      NOTICE OF FORFEITURE

         When any shares shall have been so forfeited, notice of the resolution shall be given to the person in whose name it stood immediately before the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.

34.      FORFEITED SHARE TO BECOME PROPERTY OF COMPANY

         Any share so forfeited shall be deemed to be the property of the Company, and the Directors may sell, re-allot, or otherwise dispose of the same in such manner as they think fit. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, reallotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute good title to the share and the person to whom the share is sold, reallotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, reallotment or disposal of the share.

35.      POWER TO ANNUL FORFEITURE

         The Directors may, at any time before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

36.      ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

         Any person whose shares have been forfeited shall, notwithstanding, be liable to pay, and shall forthwith pay to the Company, all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture, together with interest thereon from the time of forfeiture until payment at seven per cent. per annum, and the Directors may enforce the payment thereof if they think fit.

                              ALTERATION OF CAPITAL

37.      CONSOLIDATION AND SUB-DIVISION OF CAPITAL

         Subject to the provisions of the Companies Acts, the Company in General Meeting may by resolution:-

         (a) consolidate and divide its share capital into shares of a larger par value than that fixed by the Company's Memorandum of Association;

         (b) sub-divide its shares into shares of a smaller par value than that fixed by the Company's Memorandum of Association;

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         (c)      cancel shares which, at the date of the passing of such
                  resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

37A.     PROCEDURE ON CONSOLIDATION

         Upon any consolidation of fully-paid shares into shares of larger amount the Directors may settle any difficulty which may arise with regard thereto and in particular may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one holder (or joint holders) being consolidated with shares registered in the name of another holder (or joint holders) may make such arrangements for the allocation, acceptance or sale of the consolidated share and for the distribution among the persons entitled thereto of any monies received in respect thereof as may be thought fit and for the purpose of giving effect thereto may appoint some person to transfer the consolidated share or any fractions thereof and to receive the purchase price thereof and any transfer executed in pursuance thereof shall be effective and after such transfer has been registered no person shall be entitled to question its validity.

38.      INCREASE OF CAPITAL

         Subject to the provisions of the Companies Acts, the Company in General Meeting may by resolution increase its share capital to such sum as the resolution shall prescribe.

39.      REDUCTION OF CAPITAL

         Subject to the provisions of the Companies Acts, the Company in General Meeting may by resolution reduce its share capital to such sum not less than the minimum share capital prescribed by the Company's Memorandum of Association as the resolution shall prescribe.

                             MEETINGS OF THE COMPANY

40.      ANNUAL GENERAL MEETING

         The Annual General Meeting of the Company shall be held once at least in every calendar year at such place as may be designated in the notice of meeting and a notice of such meeting shall be given by mail, telex or cable to each Member at his address as shown in the Register, at least five days before the meeting takes place, stating the time, date and place and, as far as practicable, the objects of the meeting.

41.      SPECIAL GENERAL MEETING

         The Directors may convene a Special General Meeting of the Company at such place as may be designated in the notice of meeting whenever in their judgment such a meeting is necessary and such meeting shall be convened by notice in like manner as the Annual General Meeting, at least five days before the meeting takes place. Such notice shall state the time, date and place, and as far as practicable, the objects of the meeting.

42.      MEETING CALLED ON REQUISITION

         A Special General Meeting of the Company called on the written requisition of Members holding at the date of the deposit of the requisition not less than one tenth part in value of the paid-up capital of the Company as at the date of the deposit carries the right of voting at General Meetings of the Company shall be convened by notice in like manner as the Annual General Meeting.

43.      QUORUM

         At any General Meeting of the Company not less than two holders of Common Shares present either in person or by proxy, shall form a quorum for the transaction of business and if a quorum does not assemble within half an hour after the time appointed for the meeting, the meeting, if convened on the requisition of Members, shall be dissolved and in any other case shall be adjourned to a future date as determined by the Directors. The Directors shall give notice of the adjourned meeting in such manner as they consider expedient.

44.      VALIDITY OF MEETING CALLED ON SHORT NOTICE

         A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in Bye-Laws 40 and 41, be deemed to have been duly called if it is agreed (a) in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat and (b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving the right to attend and vote at the meeting.

45.      POWER TO ADJOURN GENERAL MEETING(5)

         The chairman of the meeting may, with the consent of the meeting, and shall, if so directed by the meeting or (prior to or at the meeting) by the Board of Directors (or a duly authorised committee thereof), adjourn the meeting, from time to time and from place to place as the chairman of the meeting shall determine (subject to any directions from the Board of Directors or a duly authorised committee thereof). Whenever a meeting is adjourned for more than five days, the Directors shall give notice of the adjourned meeting in such manner as they consider expedient. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

                               VOTING AT MEETINGS

46.      VOTING RIGHTS

(1) Subject to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Member present in person shall be entitled to one vote on any question to be decided on a show of hands and each Member present in person or by proxy shall be entitled on a poll to one vote for each share held by him.

         PROVIDED THAT no Member shall be entitled (save as proxy for another Member) to be present or vote at any meeting, either personally or by proxy, or to exercise any privilege in relation to meetings of the Company conferred by membership, or be reckoned in a quorum:-


------------------------
(5) This Bye-Law was substituted for the previous Bye-Law 45 by Resolution passed on 2nd July, 1997.

         (A) in respect of any share held by him (whether alone or jointly with any other person) on which there shall not have been paid all calls for the time being due and payable, together with interest and expenses (if any); or

         (B) in respect of any shares held by him in relation to which he or any person appearing to be interested in such shares has been duly served with a notice under paragraph (2) of this Bye-Law which:-

                  (i) requires him or such other person to give information to the Company in accordance with such paragraph; and

                  (ii) contains a statement to the effect that upon failure to supply such information before the expiry of a period specified in such notice (being such reasonable period as the Directors shall determine from the date of service of such notice) the registered holder of such shares shall not be entitled to vote or otherwise exercise the rights referred to in this Bye-Law and the person on whom such notice was served fails to supply such information within the period so specified.

                  Provided that:

                  (a) the Company shall be entitled to serve a notice under paragraph (2) of this Bye-Law which fulfils sub-sub-paragraphs (i) and (ii) above on a person who is not the registered holder of shares in the Company only if the registered holder of the shares in question has previously been, or is simultaneously with the service of such a notice, served by the Company with a notice under paragraph (2) of this Bye-Law; and

                  (b)      the disqualification provisions of this sub-paragraph
                           (B) shall take effect only upon the service on the registered holder of the shares in question of a notice to the effect that he has thereby become subject to the said disqualification for so long as the information requested pursuant to this sub-paragraph (B) has not been supplied to the Company and for a period of ninety days thereafter; and

                  (c) for the purpose of this sub-paragraph (B) a person shall be treated as appearing to be interested in any shares if (after taking into account any information supplied in response to any notice under paragraph
                           (2) of this Bye-Law and any other information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

         (C) in respect of any shares held by him in relation to which he or any person appearing to be interested in such shares has been duly served with a notice under Bye-Law 104 which:

                  (i) requires him or such other person to make an offer in accordance with, or otherwise comply with the terms of, such Bye-Law; and

                  (ii) contains a statement to the effect that upon failure to make such an offer before the expiry of a period specified in such notice (being not less than twenty-eight days from the date of service of such notice) or, having made such an offer or acquired such shares in contravention of a notice served under that Bye-Law, otherwise fails to comply with the provisions of Bye-Law 104 the registered holder of such shares shall not be entitled to vote or otherwise exercise the rights referred to in this Bye-Law and the person on whom such notice was served fails to make such an offer within the period so specified or fails to remedy such non-compliance.

                  Provided that:-

                  (a) the Company shall be entitled to serve a notice under paragraph (2) of this Bye-Law which fulfils sub-sub-paragraphs (i) and (ii) above on a person who is not the registered holder of shares in the Company only if the registered holder of the shares in question has previously been, or is, simultaneously with the service of such a notice, served by the Company with a notice under Bye-Law 104; and

                  (b)      the disqualification provisions of this sub-paragraph
                           (C) shall take effect only upon the service on the registered holder of the shares in question of a notice to the effect that he has thereby become subject to the said disqualification and shall subsist until an offer is made in accordance with Bye-Law 104 and such offer becomes or is declared unconditional in all respects in accordance with its terms.

         (D) in respect of any shares in relation to which he and any person specified in paragraph (3) of this Bye-Law has been duly served with a notice under paragraph (3) which remains in effect.

(2)      (A)      The Company may by notice in writing require any person whom the Company knows or has reasonable cause to believe to be interested in shares in the Company to indicate whether or not it is the case and, where that person holds any interest in any such shares, to give such further information as may be required in accordance with sub-paragraph (B) below.

         (B) Any such notice may require the person to whom it is addressed to give particulars of his own present interests in shares in the Company.

         (C) The particulars referred to above include particulars of the identity of persons interested in the shares in question and of whether persons interested in the same shares are parties to any agreement or arrangement relating to the exercise of any of the rights conferred by the holding of the shares.

         (D) A notice under this Bye-Law shall require any information given in response to the notice to be given in writing within such reasonable time as the Directors may determine and is specified in the notice.

         (E) For the purposes of this Bye-Law, a person who is interested in a right to subscribe for or convert into shares in the Company shall be deemed to be interested in shares in the Company and references to interests in shares shall include any interest whatsoever in such shares including, without limitation, a right to control directly or indirectly the exercise of any right conferred by the holding of shares alone or in conjunction with a person deemed to be acting in concert for the purposes of Bye-Law 104 and the interest of any person shall be deemed to include the interest of any other person deemed to be acting in concert as aforesaid.

         (F) A notice which has taken effect under this Bye-Law shall remain in effect in accordance with its terms following a transfer of the shares to which it relates unless and until the Directors determine otherwise and notify the registered holder accordingly.

         (G) The right to receive payments of income or capital which become due or payable in respect of any share during a period of disqualification applicable to such share under this Bye-Law shall be suspended during such period of disqualification without any liability of the Company to the Member for late payment or non-payment and the Company may retain such sums for its own use and benefit during such period of suspension and the holders of such shares may, in the discretion of the Directors, be excluded from participation in any further issue of shares by reference to an existing holding of shares at a point in time during such period of suspension. No trust shall be created in respect of any such debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on such amount, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

(3)      (A)      Where any person whether alone or in circumstances where for the purposes of Bye-Law 104 he is acting in concert with other persons acquires or has acquired interests in shares which (including the interests of persons with whom he is acting in concert as aforesaid) amount to three per cent. or more of the issued share capital of any class of the Company he shall within two days following the date on which he became aware
                  (or ought reasonably to have become aware) of the acquisition of such an interest notify the Company of the existence of such interest and shall in making such notification to the Company also supply the particulars referred to in sub-paragraphs (2)(B) and (2)(C) above and so long as his interest as aforesaid amounts to three per cent. or more of the issued share capital of any class of the Company he shall notify the Company of any change in his interests (including the interests of persons with whom he is acting in concert as aforesaid) amounting to one per cent. or more of the issued share capital of any class of the Company within two days following the date on which he became aware (or ought reasonably to have become aware) of such change.

         (B) If any person has failed to make a notification in accordance with sub-paragraph (3)(A) above (notwithstanding that such notification has been made after the said period of two days) the Directors may serve a notice on such person stating that the registered holder of the shares in which that person is interested shall not be entitled to vote or otherwise exercise the rights referred to in this Bye-Law in respect of any shares or a number of shares specified in the notice held by that registered holder during the one hundred and eighty days following the service of such notice provided that the registered holder of such shares has previously been, or is simultaneously with the service of such a notice, served with a notice under this sub-paragraph.

         (C) If the Directors resolve that they have reasonable cause to believe that a person is or may be interested in shares of the Company or that any such shares are or may be shares in which any person is interested and that they have made reasonable enquiries to establish whether a person is so interested, or whether they are such shares, as the case may be, such person shall for the purposes of this Bye-Law be deemed to be interested in shares or, as the case may be, such shares shall be deemed to be shares in which such person is interested, from the date of such resolution until any such time as the Directors resolve otherwise.

         (D) Any belief, resolution or decision of the Directors which is held or made in pursuance or purported pursuance of any of the provisions of this Bye-Law shall be conclusive, final and binding on all persons concerned, and the validity of any act or thing which is done or caused to be done by the Directors in pursuance or purported pursuance of any of such provisions shall not be capable of being impeached by anyone on the ground that there was not any basis or reasonable basis on which the Directors could have arrived at any such belief or made any such resolution or decision, or on the ground that any conclusion of fact on which the Directors relied or might have relied for the purposes of arriving at any such belief or making any such resolution or decision was incorrect, or on any other ground whatsoever.

         (E) In calculating the number of days allowed for any notification to be made under this Bye-Law 46(3), any day which is a Saturday or Sunday shall be disregarded.

47.      JOINT HOLDERS

         When there are joint holders of any shares any one of such persons may exercise such voting rights as may attach to such shares, either personally or by proxy, as if he were solely entitled thereto; and if more than one of such joint holders be present at any General Meeting, personally or by proxy, that one of the said persons whose name stands first on the Register in respect of such shares shall alone be entitled to exercise the voting rights in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Bye-Law be deemed joint holders thereof.

48.      INSTRUMENT APPOINTING PROXY TO BE IN WRITING

(1) The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney, or, if such appointer is a company, either under the hand of any duly appointed director or officer of such company or under its common seal. The instrument appointing a proxy shall be in any usual or common form or any other form which the Directors shall from time to time approve or accept. No person shall be appointed a proxy who is not a Member.

(2) The provisions of paragraph (1) of this Bye-Law 48 are in addition to and not in derogation of any other statutory or other provision enabling a company (wherever incorporated) which is a Member in this Company to authorise a person to act as its representative at a meeting of the Members of this Company.

49.      DELIVERY OF PROXY

         An instrument either appointing a proxy or evidencing an authorisation made in the manner referred to in paragraph (2) of Bye-Law 48 shall be left with the Registrar (or such other person or persons as may be stated in the form of proxy circulated with the notice of meeting) not less than 24 hours, or such shorter time as may be stated in the form of proxy circulated with the notice of the meeting, before the holding of the meeting or adjourned meeting, as the case may be, at which the person named in such instrument proposes to vote.

50.      METHOD OF DETERMINING QUESTIONS

(1) Subject to the provisions of paragraph (3) of this Bye-Law 50, any question proposed for consideration of the Members at any meeting shall be decided on a show of hands and in such case, but subject to Bye-Law 46, every Member present in person at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

(2) At any meeting of the Members a declaration by the chairman that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously or by a particular majority or lost then, an entry to that effect in the minute book shall, subject to the provisions of paragraph (3) of this Bye-Law 50, be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour or against such question.

(3) Notwithstanding the provisions of paragraph (1) of this Bye-Law 50 but subject to Bye-Law 46, at any General Meeting of the Company it shall be lawful, in respect of any question proposed for consideration of the Members (whether before or on the declaration of a show of hands as provided for in paragraph (2) of this Bye-Law 50) for a poll to be demanded by any of the following persons:-

         (a)      the Chairman of such meeting; or

         (b) at least three Members present in person or represented by proxy; or

         (c) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such rights.

51.      VOTING ON POLL

         Where a poll has been demanded, such poll shall be taken in the manner provided by the Companies Acts.

                                    DIRECTORS

52.      NUMBER AND APPOINTMENT OF DIRECTORS

(A) The number of Directors shall be such number not less than two as the Company in General Meeting may from time to time determine.

(B) No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting unless, not less than six and not more than twenty-eight clear days before the day appointed for the meeting, there has been given to the Secretary notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

53.      QUALIFICATION OF DIRECTORS

         The qualification of a Director shall be the holding of one share of the Company.

54.      WHEN OFFICE OF DIRECTOR TO BE VACATED

         The office of a Director shall ipso facto be vacated:-

         (1)      if he ceases to be a Member;

         (2)      if by notice in writing to the Company he resigns his office;

         (3) if he shall be removed from office pursuant to the provisions of Bye-Law 71.

55.      GENERAL POWERS OF COMPANY VESTED IN DIRECTORS

         The business of the Company shall be managed outside the United Kingdom by the Directors, who may pay all expenses incurred in promoting and incorporating the Company, and who, in addition to the powers and authorities by these Bye-Laws or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed to be exercised or done by the Company in General Meeting subject nevertheless to the provisions of any statute, and of these Bye-Laws.

56.      APPOINTMENT OF ATTORNEY

         The Directors may from time to time and at any time by power of attorney appoint any person to be the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in the Directors) and for such period and subject to such conditions as they may think fit, and such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

57.      POWER TO FILL CASUAL VACANCIES

         The Directors shall have power from time to time and at any time to appoint any qualified person to fill a casual vacancy in the Board of Directors who shall hold office until the next following Annual General Meeting, and the continuing Directors may act notwithstanding any vacancy in their number.

58.      POWER TO APPOINT CHIEF EXECUTIVE OFFICER

         The Directors may, from time to time, appoint one or more of their body to be a Chief Executive Officer of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

59.      REMUNERATION OF CHIEF EXECUTIVE OFFICER

         The remuneration of a Chief Executive Officer shall from time to time be fixed by the Directors, and may be by way of salary, or commission, or participation in profits, or by any or all of those modes.

60.      POWERS OF CHIEF EXECUTIVE OFFICER

         The Directors may from time to time entrust to and confer upon a Chief Executive Officer for the time being such of the powers exercisable by the Directors as they think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they think expedient; and they may confer such powers, either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors in that behalf; and may from time to time revoke, withdraw, alter, or vary all or any of such powers.

61.      POWER TO APPOINT SUPERVISOR OF FINANCIAL AFFAIRS

         The Directors may from time to time appoint a person to exercise a general supervision over the financial affairs of the Company in accordance with and subject to the directions of the Directors. Such person shall submit all accounts and vouchers to the Directors and/or to the Auditors whenever so required and shall conform to such regulations and directions as the Directors shall prescribe. Such person shall give to the Company such security for the faithful performance of his duties in such manner as the Directors shall from time to time require.

62.      DUTIES OF DIRECTORS

         The Directors shall exercise a general supervision over the financial affairs of the Company and shall be responsible for the correct keeping of the books and for the safe keeping of all monies and securities of the Company, and shall submit their accounts and vouchers to the Auditors whenever required so to do.

63.      POWER TO DELEGATE TO COMMITTEES

         The Directors may delegate any of their powers to committees consisting of two or more of the Directors and (if thought fit) one or more other persons co-opted as hereinafter provided but every such committee shall conform to such directions as the Directors shall impose on them. Any such directions may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (a) the number of co-opted members shall be less than one half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors.

64.      DIRECTORS' INTERESTS

(1) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Company in General Meeting may from time to time determine.

(2) Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, provided that nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

(3) A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested, and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. The Director may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

(4) A Director shall not vote or be counted in the quorum on any resolution of the Directors concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

(5) Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director owns one per cent. or more.

(6) Subject to the laws of Bermuda and to the next paragraph of this Bye-Law, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(7) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Directors after he knows that he is or has become so interested. A general notice to the Directors given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with such company or firm shall be sufficient declaration of interest under this Bye-Law in relation to any contract or arrangement so made; provided that no such notice shall be effective unless either it is given at a meeting of the Directors or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

(8) Save as otherwise provided by these Bye-Laws, a Director shall not vote (nor be counted in the quorum) on any resolution of the Directors in respect of any contract or arrangement in which he is to his knowledge materially interested, and if he shall do so his vote shall not be counted, but this prohibition shall not apply to any of the following matters namely:-

         (i) any contract or arrangement for giving to such Director any security or indemnity in respect of money lent by him or obligations undertaken by him at the request of or for the benefit of the Company or any Subsidiary;

         (ii) any contract or arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company or any Subsidiary which the Director has himself guaranteed or secured in whole or in part;

         (iii) any contract or arrangement by a Director to subscribe for shares, debentures or other securities of the Company issued or to be issued pursuant to any offer or invitation to shareholders or debenture holders of the Company or any class thereof or to the public or any section thereof, or to underwrite any shares, debentures or other securities of the Company;

         (iv) any contract or arrangement in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

         (v) any contract or arrangement concerning any other company (not being a company in which the Director owns one per cent. or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

         (vi) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme which relates both to Directors and employees of the Company or of any of its Subsidiaries and does not accord to any Director as such any privilege or advantage not generally accorded to the employees to which such scheme or fund relates; and

         (vii) any arrangement for the benefit of employees of the Company or of any of its Subsidiaries under which the Director benefits in a similar manner as the employees and does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom such arrangement relates.

(9) A company shall be deemed to be a company in which a Director owns one per cent. or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this paragraph there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

(10) Where a company in which a Director holds one per cent. or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction.

(11) If any question shall arise at any meeting of the Directors as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than such chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Directors. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the Directors (for which purpose such chairman shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman as known to such chairman has not been fairly disclosed to the Directors.

(12) The Company may by resolution suspend or relax the provisions of this Bye-Law to any extent or ratify any transaction not duly authorised by reason of a contravention of this Bye-Law.

65.      REMUNERATION OF DIRECTORS

(1) Each Director (other than any Director who shall for the time being hold an executive office or employment under the Company or a Subsidiary of the Company) shall be paid out of the funds of the Company by way of remuneration for his services as a Director such sum not exceeding U.S.$25,000 per annum as the Directors may from time to time determine or such larger sum as the Company in General Meeting shall from time to time determine.

(2) The Directors shall also be paid out of the funds of the Company all their travelling, hotel and other expenses properly incurred by them in and about the discharge of their duties, including their expenses of travelling to and from meetings of the Directors, or committee meetings, or General Meetings.

(3) The Directors may grant special remuneration to any Director who, being called upon, shall perform any special or extra services for or at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration (if any) as a Director, and may be made payable by a lump sum or by way of salary, or commission on the dividends or profits of the Company or of any other company in which the Company is interested or other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.

66.      MEETINGS OF DIRECTORS

(1) The Directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings, as they think fit provided that no meeting of the Directors may be held in the United Kingdom and any decision reached or resolution passed at a meeting held in the United Kingdom shall be void. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Notice of meetings of the Directors may be by telephone or otherwise.

(2) Subject to paragraph (1) above and to Bye-Law 64, a Director may participate in a meeting of the Directors by telephone or any other form of communications equipment which allows him to hear each of the other Directors addressing the meeting and to address the other Directors himself and a Director so participating may be counted in the quorum and shall be entitled to vote.

67.      QUORUM

         The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two.

68.      PROCEEDINGS OF COMMITTEE

         The meetings and proceedings of any committee of the Directors appointed under Bye-Law 63 shall be governed by the provisions of these Bye-Laws for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto. Without prejudice to the generality of the foregoing no meeting of a committee may be held in the United Kingdom and any decision reached or resolution passed at a meeting held in the United Kingdom shall be void.

69.      VALIDITY OF ACTS WHERE APPOINTMENT DEFECTIVE

         All acts done by any meeting of the Directors or by any committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

70.      RESOLUTION WITHOUT MEETING

         A resolution in writing signed by all the Directors or any written resolution as is referred to in paragraph (b) of Bye-Law 71, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.

71.      REMOVAL OF DIRECTOR

         Any Director may at any time be removed from office as a Director of the Company:-

         (a)      by resolution of the Members to that effect;

         (b) upon a written resolution specifying that a Director has been so removed signed by all the other Directors of the Company for the time being having been deposited at the registered office of the Company for the time being.


         Any person who may have been appointed to be an Alternate Director of the Company to a Director who has been removed from office as hereinbefore provided, shall cease to be an Alternate Director immediately upon the removal of such Director as aforesaid. If appointment to an executive office thereby automatically terminates, such removal shall be deemed to be an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between such Director and the Company.

72.      ALTERNATE DIRECTORS

(1) At any General Meeting of the Company there may be elected a person or persons to act as Alternate Directors to designated Directors and the Company may at any such meeting authorise the Directors for the time being in office to appoint such Alternate Directors.

(2) Any person appointed to be an Alternate Director shall have all the rights and powers of the Directors to whom he is an alternate, save that he shall not be entitled to attend and vote at any meeting of the Directors otherwise than in the absence of such Director.

                                     MINUTES

73.      MINUTES TO BE RECORDED

(1) The Directors shall cause minutes to be duly entered in books provided for the purpose:-

         (a)      of all appointments of officers;

         (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

         (c) of all orders made by the Directors and committees of Directors; and

         (d) of all resolutions and proceedings of General Meetings and of meetings of the Directors and committees.

(2) Any such minutes of any meeting of the Directors, or of any committee, or of the Company, if purporting to be signed by the chairman of that meeting, or by the chairman of any succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

                          OFFICERS OTHER THAN DIRECTORS

74.      OFFICERS

(1) The officers of the Company shall consist of a President, one or more Vice-Presidents, a Secretary and such other officers as the Directors may from time to time determine.

(2) The Directors shall as soon as conveniently may be after the election of Directors choose or elect one of their number to be the President of the Company, another to be the Vice-President of the Company and such other person or persons to hold any other offices (including one or more additional Vice-Presidencies) which the Directors may from time to time determine as herein provided. If more than one person is proposed for any of these offices, the election shall be by ballot or such manner as the Directors may determine.

(3) The Secretary shall be appointed or elected by the Directors and shall hold office during the pleasure of the Directors.

(4) A Treasurer may be appointed or elected by the Directors and if so appointed or elected shall hold office during the pleasure of the Directors.

(5) The same person may hold the offices of Secretary and Treasurer. A Vice-President may also be the Secretary or the Treasurer or the Secretary-Treasurer.

75.      WHO TO BE CHAIRMAN OF MEETING

         The Chairman of the Board (if any) shall act as chairman at all meetings of the Members or of the Directors at which he is present. In his absence the President, if present, shall be chairman and, in the absence of both of them, a Vice-President shall be appointed or elected as chairman by those present at the meeting; if none of these is present a chairman shall be appointed or elected by those present at the meeting.

76.      DUTIES OF SECRETARY

         The Secretary shall attend all meetings of the Company and of the Directors to keep correct minutes of such meetings and enter the same in proper books provided for the purpose. He shall perform such other duties as are prescribed by the Companies Acts or these Bye-Laws, or as shall be prescribed by the Directors. The Secretary shall receive such salary as the Directors shall from time to time determine.

                                    DIVIDENDS

77.      DECLARATION

         The Directors may from time to time declare dividends but no dividend shall be payable except out of the profits of the Company available for the purpose.

78.      REVENUE RESERVES

         The Directors may from time to time before declaring a dividend set aside out of the profits of the Company such sum as they think proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

79. DECLARATION AND PAYMENT ACCORDING TO AMOUNTS PAID OR CREDITED AS PAID ON SHARES; APPORTIONMENT

         Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on shares in advance of calls shall be treated for the purposes of this Bye-Law as paid on the shares. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any shares are issued on terms providing that they shall rank for dividend as from a particular date such shares shall rank for dividend accordingly.

80. CASH DIVIDENDS TO BE PAYABLE IN POUNDS STERLING OR U.S. DOLLARS OR OTHER CURRENCIES

(1) All cash dividends (which in this Bye-Law are referred to as "dividends") in respect of every class of share of the Company shall be declared in U.S. dollars.

(2) Unless a Member with a registered address in the United Kingdom of Great Britain and Northern Ireland (who in these Bye-Laws is referred to as a "U.K. Member") shall have elected by notice in writing to the Company in such form as the Company may from time to time require to receive payment of dividends in U.S. dollars, all dividends shall be paid to such U.K. Member in pounds Sterling in accordance with the following provisions of this Bye-Law.

(3) Subject always to the rights or restrictions attaching to any class of shares, where a dividend or other cash distribution is payable to a Member whose registered address is outside the United States of America and the United Kingdom, the Directors may, in their discretion, determine that such dividend or other cash distribution be paid in the currency of the country in which such Member has his registered address and the amount of such payment shall be determined in accordance with the following provisions of this Bye-Law.

(4) Subject always to any rights or restrictions attached to any class of shares and to the provisions of paragraph (3) above, unless a Member with a registered address outside the United Kingdom of Great Britain and Northern Ireland (who in these Bye-Laws is referred to as a "non-U.K. Member") shall have elected by notice in writing to the Company in such form as the Company may from time to time require to receive payment of dividends in pounds Sterling, all dividends shall be paid to such non-U.K. Member in U.S. dollars in accordance with the following provisions of this Bye-Law.

(5) Where any dividends are payable in a currency other than U.S. dollars pursuant to the preceding provisions of this Bye-Law then the amount of dividends payable shall be equal to the amount of dividends otherwise payable in U.S. dollars translated into such other currency at such rate and calculated on such date as the Directors may, in their discretion, consider appropriate.

81.      DEDUCTION FROM DIVIDENDS

         The Directors may deduct from the dividends payable to any Member all monies due by him to the Company on account of calls or otherwise in relation to shares of the Company.

82.      PAYMENT OTHERWISE THAN IN CASH

         The Directors may direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company), provided always that no distribution shall be made which would amount to a reduction of capital except in the manner appointed by law. Where any difficulty, including, without limitation, any legal or practical problem under the laws of, or the requirements of any recognised regulatory body, or any stock exchange in, any territory, arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

83.      UNCLAIMED DIVIDENDS

         All unclaimed dividends may be invested or otherwise made use of by the Directors as they shall think fit, until the same be claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date for payment of such dividend shall be forfeited and shall revert to the Company.

                     CAPITALISATION OF PROFITS AND RESERVES

84.      POWER TO CAPITALISE

         The Directors may resolve that it is desirable to capitalise such sum as they may determine out of any undistributed profits of the Company not required for paying the dividends on any shares carrying a fixed preferential dividend and any profits or surpluses carried and standing to the credit of any reserve or reserves or other special account and any other amounts lawfully available for such purpose and that such sum be capitalised and appropriated to the Members in the proportions in which such sum would have been divisible amongst them had the same been applied in paying dividends instead of being capitalised and that such sum be applied on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively or in paying up in full unissued shares, debentures or securities of the Company of a nominal amount equal to such profits to be allotted and distributed credited as fully paid up to and amongst such Members in the proportions aforesaid, or partly in the one way and partly in the other.

84A.     POWER TO EFFECT A CAPITALISATION ISSUE WITH A CASH OPTION

(1) Where the Directors resolve that a capitalisation issue of Common Shares be made under Bye-Law 84 they may also resolve that such capitalisation issue be made with cash option whereunder, subject as herein provided and to the provisions of The Companies Acts, each Common Shareholder may elect to forego his entitlement under such capitalisation issue (or such part thereof as the Directors may determine) and to receive instead a payment in cash to the extent and within the limits and on the terms and conditions set out in this Bye-Law. The Directors shall cause an announcement to be made of any resolution by them pursuant to this paragraph (1) and shall send to the Common Shareholders affected thereby notices of election as soon as practicable.

(2) If the Directors resolve as in paragraph (1) above, each holder of Common Shares may (by notice in writing to the Company given in such form and within such period as the Directors may from time to time determine) elect to receive a payment in cash of an amount fixed by the Directors and specified in the notice in lieu of each additional Common Share to which he would otherwise be entitled, provided that the Directors may fix a limit on the extent to which such an election shall be effective, whether by reference to a part of any Common Shareholder's total entitlement to additional Common Shares or to the total number of additional Common Shares in respect of which all such elections may be made on any occasion. Subject to any such limits, any such election on the part of a Common Shareholder shall be irrevocable.

(3) Payments to those Common Shareholders who elect to receive cash instead of their entitlement to Common Shares under such a capitalisation issue ("Cash Electors") may be made either (a) out of profits of the Company available for the payment of dividends or (b) out of the net proceeds of sale of the Common Shares to which the Cash Electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Directors determine. To the extent that the Directors determine that payment is to be made as in (b) above, the Directors shall be entitled to sell the additional Common Shares to which the Cash Electors would have been entitled, to appoint some person to execute a transfer of those shares in the names of the Cash Electors and to receive and deliver documents of title to those shares. Any such transfer shall be as effective as if it had been executed by the registered holder of such shares. The net proceeds of sale shall be applied in or towards payment of the amounts due to Cash Electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

(4) The Directors may on occasion determine that Common Shareholders resident in territories where, in the opinion of the Directors, compliance with local laws or regulations would be unduly onerous if the shareholders were to receive additional Common Shares shall be deemed to have exercised rights of election to receive cash.

(5) Unless a U.K. Member shall have served and not withdrawn such notice as is referred to in paragraph (2) of Bye-Law 80, any cash sum to be paid to such U.K. Member pursuant to this Bye-Law shall be paid in pounds Sterling. Subject always to the provisions of paragraph (3) of Bye-Law 80 which shall apply, mutatis mutandis, to this Bye-Law unless a non-U.K. Member shall have served and not withdrawn such notice as is referred to in paragraph (4) of Bye-Law 80, any cash sum to be paid to such non-U.K. Member pursuant to this Bye-Law shall be paid in U.S. dollars.

(6) For the purpose of resolving the calculation referred to in this Bye-Law, the Directors may convert U.S. Dollars to pounds Sterling and vice versa at such rate and calculated on such date as the Directors may, in their discretion, consider appropriate.

84B.     POWER TO GRANT SCRIP DIVIDEND OPTIONS

(1) The Directors may, subject as herein provided and to the provisions of The Companies Acts, resolve (at the same time as they resolve to declare a dividend in cash on the Common Shares) that each Common Shareholder may irrevocably elect to forego his right to participate in such dividend (or such part thereof as the Directors may determine) and to receive instead an allotment of further Common Shares to the extent and within the limits and on the terms and conditions set out in this Bye-Law. The Directors shall announce any such decision as aforesaid in conjunction with any announcement of the relevant dividend and shall send to the Common Shareholders affected thereby notices of election as soon as practicable.

(2) If the Directors resolve as in paragraph (1) above, each holder of Common Shares may (by notice in writing to the Company given in such form and within such period as the Directors may from time to time determine) irrevocably elect to forego the dividend in cash which otherwise would have been paid (but only to the extent determined by the Directors under paragraph (1) above) on all or so many of his Common Shares as he shall specify in the notice of election and to receive in lieu such number of further Common Shares to be allotted to him credited as fully paid as is equal to the number resulting from resolving the following fraction (but taking any fraction of a further Common Share to the next higher whole number)

                                      A x B
                                      -----
                                        C

         where A equals the number of Common Shares in respect of which such election has been made;

         where B equals the amount per share of the dividend in cash foregone (expressed in terms of U.S. dollars and cents); and where C equals the average of the middle market quotations for the Common Shares on any securities market selected by the Directors and on which those shares are listed for the five business days immediately prior to the day on which the Directors' decision is announced after deducting from that average the amount per share of the dividend declared expressed in terms of U.S. dollars and cents, fractions of a cent being rounded to the nearest whole cent and 0.5 cents being rounded downwards.

(3) Following the receipt of a notice or notices of election the Directors shall capitalise and appropriate out of the profits of the Company available for distribution in accordance with The Companies Acts an amount equal to the aggregate nominal value of the number of further Common Shares required to be allotted to the holders of Common Shares who have given notice of election as aforesaid and shall apply such amount in paying up in full such number of further Common Shares.

(4) No scrip dividend option shall be made available unless the Company has sufficient unissued shares and undistributed profits or reserves or such other sums as may be lawfully applied for such purpose to give effect to any elections which could be made thereunder.

(5) The Directors shall have power to authorise any person on behalf of the electing Common Shareholders to enter into an agreement with the Company providing for the allotment to them respectively of the Common Shares to which they are entitled in lieu of their rights to the dividend so foregone by them respectively and any agreement made under such authority shall be effective and binding on the Common Shareholders concerned.

(6) The Directors may on any occasion determine that rights of election hereunder shall not be made available to, or (as the case may be) shall be deemed to have been exercised by, Common Shareholders resident in territories where, in the opinion of the Directors, compliance with local laws and/or regulations would be unduly onerous.

(7) Unless a U.K. Member shall have served and not withdrawn such notice as is referred to in paragraph (2) of Bye-Law 80, any cash sum to be paid to such U.K. Member pursuant to this Bye-Law shall be paid in pounds Sterling. Subject always to the provisions of paragraph (3) of Bye-Law 80 which shall apply, mutatis mutandis, to this Bye-Law unless a non-U.K. Member shall have served and not withdrawn such notice as is referred to in paragraph (4) of Bye-Law 80, any cash sum to be paid to such non-U.K. Member pursuant to this Bye-Law shall be paid in U.S. dollars.

(8) For the purpose of resolving the calculation referred to in this Bye-Law, the Directors may convert U.S. dollars to pounds Sterling and vice versa at such rate and calculated on such date as the Directors may, in their discretion, consider appropriate.

85.      POWERS INCIDENTAL THERETO

         Whenever such a resolution as aforesaid whereunder a capitalisation issue is or is to be made under Bye-Laws 84 to 84B (inclusive) shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares, debentures or securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the rounding up of fractions to the nearest whole number of such shares, debentures or securities, by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares, debentures or securities becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such Members.

                                BORROWING POWERS

86.      POWERS TO BORROW AND ISSUE SECURITIES

         The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures, bonds, notes and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

87.      SPECIFIC MORTGAGES TO TRUSTEES

         The Directors may, for the purpose of securing the payment of any such bonds, debentures, or other securities as aforesaid, or the payment with interest of any money so borrowed as aforesaid or payable under contract or otherwise, make and carry into effect any arrangement which they may deem expedient by assigning or conveying any property of the Company, including its uncalled capital, to trustees.

                                    ACCOUNTS

88.      PROPER ACCOUNTS TO BE KEPT

         The Directors shall cause proper records of account to be kept of all transactions of the Company in such manner as to show the assets and liabilities of the Company for the time being and the records of account shall at all times be kept at the office of the Company or at such place as the Directors may from time to time determine and shall always be open to the inspection of the Directors subject always to the provisions of the Companies Acts.

89.      STATEMENT OF INCOME TO BE LAID BEFORE MEMBERS

         At the Annual General Meeting in each year, the Directors shall lay before the Members a Statement of Income.

90.      BALANCE SHEET

         The Directors shall cause to be made out in every calendar year and to be laid before the Company in General Meeting a Balance Sheet as at the date to which the Statement of Income is made up. Every Balance Sheet laid before the Company in General Meeting shall be signed on behalf of the Board by two of the Directors and the Auditors' Report shall be attached to the Balance Sheet and the Auditors' Report shall be read to the meeting and will be delivered or sent by post to the registered address of every Member at such time as the Directors may determine, being not less than seven days prior to the Annual General Meeting at which they are to be considered.

                                      AUDIT

91.      AUDITORS

         At the Annual General Meeting or at a subsequent Special General Meeting in each year an independent representative of the Members shall be appointed by them as Auditors of the accounts of the Company and such Auditors shall hold office until the Members shall appoint other Auditors. Such Auditors may be Members but no Directors or officers of the Company shall, during their continuance in office, be eligible as Auditors.

92.      REMUNERATION OF AUDITORS

         The remuneration of the Auditors shall be fixed by the Members at the time of their appointment or subsequently and they may delegate this duty to the Directors.

93.      VACANCIES IN OFFICE OF AUDITORS

         The Directors may fill any casual vacancy in the office of Auditors.

94.      DUTY TO EXAMINE BOOKS, ETC.

(1) The Auditors shall examine such books, accounts and vouchers as may be necessary for the performance of their duties.

(2) The Auditors shall make a report to the Members in respect of the accounts examined by them and on every Balance Sheet laid before the Company in General Meeting during their tenure of office, and the report shall state:-

         (a) whether or not they have obtained all the information and explanations they have required; and

         (b) whether in their opinion the Balance Sheet referred to in the report is properly drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review.

(3)      REPORT TO BE READ

         The report of the Auditors shall be read at the General Meeting at which the Balance Sheet is submitted.

(4)      AUDITORS TO BE FURNISHED WITH LIST OF BOOKS ETC.

         The Auditors of the Company shall be furnished with a list of all books kept by the Company and shall at all times have the right of access to the books and accounts and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as may be necessary for the performance of their duties.

(5)      RIGHT TO ATTEND MEETINGS

         The Auditors of the Company shall be entitled to attend any General Meeting of the Company at which any accounts which have been examined or reported on by them are to be laid before the Company and to make any statement or explanations they may desire with respect to the accounts, and notices of every such meeting shall be given to the Auditors in the manner prescribed for Members.

                                     NOTICES

95.      HOW NOTICE TO BE SERVED

         A notice may be served by the Company on any Member, either personally or by sending it through the post prepaid in an envelope addressed to such Member at his address as registered in the Register.

96.      NOTICES TO JOINT HOLDERS

         Any notice required to be given to the Members shall with respect to any shares held jointly by two or more persons be given to the person whose name appears first in the Register.

97.      WHEN DEEMED DELIVERED

         Any notice served by post shall be deemed to have been served at the expiration of twenty-four hours after the envelope containing it was posted and, in proving such service, it shall be sufficient to prove that the envelope containing the notice was properly addressed and prepaid and the time when it was posted.

98.      MEMBERS RESIDENT ABROAD

         All notices being posted to addresses overseas shall so far as may be practicable be forwarded by air mail.

98A.     NOTICES SERVED ON NON-MEMBERS

         Any notice served on non-Members under Bye-Law 46 or 104 may be served at the last known address of the non-Member concerned and otherwise in accordance with the provisions of Bye-Laws 95 to 98 inclusive.

                                   WINDING UP

99.      DISTRIBUTION IN SPECIE

         If the Company shall be wound up the liquidator may, with the sanction of the Company in General Meeting divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same nature or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.

         The liquidator may, with like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                                      SEAL

100.     CUSTODY OF SEAL

(A) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose, provided that the Secretary or any Director may affix the Seal of the Company over his signature only to any authenticated copies of these Bye-Laws, the Minutes of meetings or any other documents required to be authenticated by him.

(8) Every certificate for shares or loan stock or representing any other form of security of the Company (other than letters of allotment, receipts for securities or certificates of deposit) shall be issued under the Seal or under any official seal kept by the Company pursuant to Bye-Law 100B.

(C) Each certificate to which the Seal shall be affixed shall bear the autographic signatures of at least one Director and the Secretary or other person acting in the place of the Secretary, provided that the Directors may by resolution determine (either generally or in any particular case or cases) that such signatures shall be dispensed with, or shall be affixed by means of some method or system of mechanical signature.

100A.    OVERSEAS SEAL

(1) The Company may have for use in any territory, district, or place elsewhere than in Bermuda an official seal (in these Bye-Laws referred to as an "Overseas Seal"), which seal shall be a facsimile of the Seal.

(2) A deed or other document to which the Overseas Seal is duly affixed shall bind the Company as if it had been sealed with the Seal.

(3) The Company having an Overseas Seal for use in any such territory, district or place may, by writing under its Seal, authorise any person or persons appointed for the purpose as its agent or agents in that territory, district or place to affix the Overseas Seal to any deed or other document to which the Company is party in that territory, district or place.

(4) As between the Company and the person dealing with such an agent or agents, the authority of such agent or agents continues during the period (if any) mentioned in the instrument conferring the authority, or if no period is there mentioned, then until notice of the revocation or determination of the authority of such agent or agents has been given to the person dealing with him.

(5) The person affixing the Overseas Seal shall certify in writing on the deed or other instrument to which the Overseas Seal is affixed the date on which it is affixed.

(6) The powers referred to in this Bye-Law shall be vested in the Directors and whenever in these Bye-Laws reference is made to the Seal the reference shall, when and so far as may be applicable, be deemed to include any Overseas Seal and any Securities Seal (as defined in Bye-Law 100B below).

100B.    SECURITIES SEAL

(1) The Company may have, for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued, an official seal (in these Bye-Laws referred to as a "Securities Seal") which is a facsimile of the Seal with the addition on its face of the word "Securities".

(2) Each certificate to which the Securities Seal shall be affixed need not bear any signature.

                             ALTERATION OF BYE-LAWS

101.     ALTERATION OF BYE-LAWS

         The Directors may from time to time revoke, alter, amend or add to these Bye-Laws provided that no such revocation, alteration, amendment or addition shall be operative unless and until it is confirmed at a subsequent General Meeting of the Company.

                                    INDEMNITY

102.     INDEMNITY

         Every Director, Secretary and other officer of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay all costs, losses and expenses which any such officer may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer, or in any way in the discharge of his duties PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

                     INDIVIDUAL RESPONSIBILITY OF DIRECTORS

103.     INDIVIDUAL RESPONSIBILITY OF DIRECTORS

         No Director, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects, or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his office or in relation thereto, unless the same happen through his own wilful negligence, wilful default, fraud or dishonesty.

                        TAKE-OVER OFFERS FOR THE COMPANY

104.     TAKE-OVER OFFERS FOR THE COMPANY

(1)      (A)      Where any person is or becomes interested, whether as a result of transactions over a period of time or not, in shares in the capital of the Company in circumstances in which he would be obliged to make or extend an offer or offers to shareholders or holders of other securities or rights referred to in paragraph (4) below of the Company under the Rules for the time being of the City Code on Take-overs and Mergers of the United Kingdom of Great Britain and Northern Ireland (the
                  "City Code", which expression shall include any revision or modification thereof) issued by the Panel on Take-overs and Mergers ("the Panel", which expression shall include any body which succeeds to the functions of the said Panel) if the Company was a company incorporated in the United Kingdom of Great Britain and Northern Ireland to which the City Code applied, the Directors may serve upon that person a notice requiring him to make or extend an offer or offers in writing in accordance with the requirements of the City Code in all respects as if the City Code did apply to the Company but so that references in the City Code to the Panel shall be construed, for the purposes of this Bye-Law, as if they were references to the Board of Directors of the Company.

         (B) Where any person has acquired, is in the process of acquiring, or appears to the Directors likely to acquire an interest in shares in the capital of the Company in circumstances in which he would be subject to the Rules Governing Substantial Acquisitions of Shares (the "SARs", which expression shall include any revision or modification thereof issued by the Panel, if the Company was a company incorporated in the United Kingdom of Great Britain and Northern Ireland to which the SARs applied, the Directors may serve upon that person a notice requiring him to comply with the provisions of the SARs in relation to any acquisition made (after the date of adoption of this paragraph (1)(B)) or proposed to be made by him and if that person has made (after the date of adoption of this paragraph (1)(B)) or subsequently makes any acquisition in contravention of the provisions of the SARs such a notice or a further notice issued by the Directors may require that person to dispose or to procure the disposal by any person with whom he has acted in concert of any interest in shares so acquired within twenty-eight days of the date of such notice.

         (C) If a notice served under paragraph (1)(B) requiring a disposal of shares is not complied with in accordance with its terms and has not been withdrawn, the Directors may, so far as they are able, dispose of the shares to which such notice relates at the best price reasonably obtainable in all the circumstances in which case they shall give written notice of such disposal to the person or persons on whom such notice was served. Except as hereinafter provided such a disposal shall be completed as soon as reasonably practicable after the giving of a notice under this paragraph (1)(C) as may in the opinion of the Directors be consistent with obtaining the best price reasonably obtainable and in any event within thirty days of expiry of such notice provided that a disposal under this paragraph (1)(C) shall be suspended during the period when dealings by the Directors in the Company's shares are not permitted either by law or by the regulations of any stock exchange upon which those shares of the Company which are to be disposed of are listed, but any disposal under this paragraph which is suspended as aforesaid shall be completed within thirty days after expiry of the period of such suspension and provided further that neither the Company nor the Directors shall be liable to any holder or any person having an interest in any share or other person for failing to obtain the best price so long as the Directors act in good faith within the period specified above.

         (D)      For the purpose of effecting any disposal under paragraph
                  (1)(C) above, the Directors may authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder and may issue a new certificate to the purchaser. The net proceeds of such disposal shall be received by the Company, whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable thereon) to the former holder upon surrender by him of the certificate in respect of the shares sold and formerly held by him.

         (E) The provisions of these Bye-Laws relating to the protection of purchasers of shares sold under a lien or upon forfeiture shall apply mutatis mutandis to disposals under this Bye-Law.

(2) Any notice served under paragraph (1) above may also require the person on whom it is served to execute an undertaking under seal in favour of the Directors (as trustees for all the holders of shares in the capital of the Company) and in a form satisfactory to the Directors to observe and perform the rules and requirements of the City Code or the SARs as the case may be as if the same were applicable to the Company and in the manner prescribed in paragraph (1) above.

(3) Where any person is interested, whether as a result of a series of transactions over a period of time or not, in Common Shares which (taken together with shares held or acquired by persons acting in concert with him) represent 30 per cent. or more of all the Common Shares for the time being in issue and the Directors determine that it is not expedient to serve a notice under paragraph (1)(A) above or if any person upon whom such a notice is served fails within thirty days to comply with the same, the Directors may serve upon that person a notice requiring him to make an offer in writing (the "Offer"), within 30 days of the date of such notice on the basis set out in the following paragraphs, to the holders of every class of share capital of the Company (whether voting or non-voting) to purchase all such shares for cash on terms that payment in full therefor will be made within 21 days of the Offer becoming or being declared unconditional in all respects.

(4) Where the Directors serve a notice upon any person in accordance with paragraph (3) above, they may also include in that notice a requirement that such person shall make an appropriate offer or proposal in writing to the holders of every class of securities convertible into, or of rights to subscribe for, share capital of the Company (whether such share capital is voting or non-voting). Such appropriate offer or proposal is referred to in this Bye-Law as a "Convertible Offer". The Convertible Offer shall be made at the same time as the Offer. The terms of the Convertible Offer shall be such terms as the Directors, in their absolute discretion, consider to be fair and reasonable having regard to the terms of the Offer and the Directors shall notify such terms to the person specified in paragraph (3) above (the "Offeror"). The Convertible Offer shall be conditional only upon the Offer becoming or being declared unconditional in all respects.

(5) In addition to the Offeror, the Directors may require, in their absolute discretion, each of the principal members of a group of persons acting in concert with him and who appear to be interested in any shares in, or convertible securities of, the Company to make the Offer and/or the Convertible Offer. For the purposes of this Bye-Law, persons shall be deemed to be acting in concert if, pursuant to an agreement or understanding (whether formal or informal) they actively co-operate in acquiring or seeking to acquire shares in, or convertible securities of, the Company.

(6)      Unless the Directors otherwise agree, an offer made under paragraphs
         (3), (4) or (5) of this Bye-Law must, in respect of each class of share capital or convertible securities involved, be in cash or be accompanied by a cash alternative offer at not less than the highest price paid by the Offeror or any person acting in concert with it for shares or convertible securities of that class within the preceding 12 months. If such price cannot be ascertained by the Directors or if such shares or convertible securities have been acquired other than for cash pursuant to a bargain made on any recognised stock exchange or if the Directors consider that such highest price is, for any reason, inappropriate, unfair or unreasonable having regard to the size and timing of the relevant purchases, the relationship (if any) between the seller and purchaser of such shares or convertible securities or the number of shares or convertible securities purchased in the preceding 12 months, the Directors may, in any such case, fix the price at which the Offer, the Convertible Offer or the cash alternative offer is to be made. The cash Offer, the cash Convertible Offer or the cash alternative offer must, in each case, remain open for not less than 14 days after the date on which the Offer or the Convertible Offer, as the case may be, has become or is declared to be unconditional as to acceptances.

(7) Any person who makes or is about to make or who is or can be required to make an offer under this Bye-Law or who has made such an offer which has lapsed, shall observe and shall procure that any persons acting in concert with him shall observe the rules and requirements of the City Code both in letter and in spirit prior to, during the pursuit of and, if applicable, after the failure of such an offer.

(8) For the purposes of this Bye-Law, any questions or disputes arising out of the grant of consent by the Directors, the comparability of offers, the terms of offers, any question as to whether any person shall be regarded as acting in concert with another, any question regarding the interpretation or application of the City Code and the meaning of any terms or phrases used in this Bye-Law or the City Code shall be determined by the Directors in their absolute discretion.

                                    SCHEDULE

(1) The authorised share capital of the Company is U.S.$275,750,000(6) divided into 750,000,000 Common Shares of the nominal value of U.S.$0.20 each ("Common Shares"), 125,000,000 Convertible Cumulative Redeemable Preference Shares of the nominal value of U.S.$1 each (the "First Preference Shares"), 225,000 Convertible Cumulative Redeemable Preference Shares of the nominal value of U.S.$1 each (the "Third Preference Shares"), 500,000 Convertible Cumulative Redeemable Preference Shares 2002 of the nominal value of U.S.$1 each (the "Fourth Preference Shares") and 25,000 Exchangeable Cumulative Redeemable Preference Shares 2005 of the nominal value of U.S.$1 each (the "Fifth Preference Shares")(7).


(2) The rights attaching to the First Preference Shares shall be as follows:-

         (i) Each First Preference Share shall have attached to it such preferred, qualified or other rights and be subject to such restrictions whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise as the Directors may determine on or before its allotment.

         (ii) The Directors may allot the First Preference Shares in more than one series and, if they do so, may designate each series in such manner as they deem appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of First Preference Shares.

         (iii) The particular rights and restrictions attached to any First Preference Share shall be recorded in the minutes of the meeting of Directors and a copy shall be annexed as an appendix to these Bye-Laws(8).

         (iv) A First Preference Share shall not have attached to it any right or restriction which is inconsistent with the special rights and privileges attached to any other class of preference share for the time being in issue.


------------------------
(6) This paragraph was amended and the authorised share capital of the Company was increased to U.S.$275,750,000 by a Resolution passed on 2nd July, 1997.

(7) Following conversion of all issued Convertible Cumulative Redeemable Preference Shares of the nominal value of U.S.$1 each (the "Second Preference Shares") into Common Shares, the authorised but unissued Second Preference Shares were cancelled by Resolution passed on 24th January, 1989.

(8) By a Resolution of the Directors passed on 4th November, 1996 2,500,000 First Preference Shares were designated as Series A First Preference Shares. By a Resolution of the Directors which took effect on 2nd July, 1997 a further 5,000,000 First Preference Shares were designated as Series A First Preference Shares, having the rights set out in Appendix A to the Bye-Laws, as amended by the Resolution a copy of which is annexed as Appendix B to the Bye-Laws.

(3) [Paragraph 3 of the Schedule to the Bye-Laws, which set out the rights attaching to the Convertible Cumulative Redeemable Preference Shares of the nominal value of U.S.$1 each (previously known in these Bye-Laws as "Second Preference Shares"), was deleted in its entirety pursuant to a resolution passed on 24th January, 1989.]

(4) The rights attaching to the Third Preference Shares shall be as follows:-

(i)      AS REGARDS INCOME

         The holders of the Third Preference Shares (the "Third Preference Shareholders") shall be entitled in priority to any payment of dividend or other distribution on or in respect of any other class of shares of the Company (other than shares ranking pari passu with the Third Preference Shares) to a fixed cumulative preferential dividend at the rate of 5 3/4 per cent. per annum on the aggregate of the capital and premium paid up on issue thereof (for the purposes of this paragraph
         (4), the "Issue Amount"), to be paid, if and so far as in the opinion of the Directors the profits of the Company justify such payments, half-yearly on 3rd January and 3rd July in each year in respect of the half years ending on those dates except that the first such payment at the aforesaid rate will be payable on 3rd July, 1987 in respect of the period from 7th April, 1987 to such date. The Third Preference Shares shall not entitle the holders thereof to any further or other right of participation in the profits of the Company. The Third Preference Shares shall rank for dividend pari passu as between themselves.

         Dividends shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each. Payments of such dividends and any other distributions in respect of the Third Preference Shares (including payments due on redemption) will be made (except in respect of the dividend payable on 3rd July, 1987) by the Company posting a dividend warrant or cheque in U.S. dollars to the registered addresses of the Third Preference Shareholders as at the relevant record date for this purpose (being the fifteenth day prior to the relevant 3rd January or 3rd July (as the case may be)), unless any other manner of payment is agreed by the Directors.

(ii)     AS REGARDS CAPITAL

         On a return of capital on liquidation or otherwise (but not on redemption) the assets of the Company available for distribution among the Members shall be applied in priority to any payment to the holders of any other class of shares of the Company (other than shares ranking pari passu with the Third Preference Shares), save as provided below, in repaying the Issue Amount of the Third Preference Shares, together with a sum equal to any arrears or accruals of the fixed dividend thereon, to be calculated down to and inclusive of the date of the return of such Issue Amount and to be payable whether or not such dividend has been declared or earned, but the Third Preference Shares shall not entitle the holders thereof to any further or other right of participation in the assets of the Company. The Third Preference Shares shall rank for return of the Issue Amount in respect of such shares on liquidation or otherwise pari passu as between themselves.

         So long as any Conversion Right (as defined below) attaching to any Third Preference Share shall remain exercisable the Company will (unless such sanction has been given by the Third Preference Shareholders as would be required for a variation of the special rights attaching to the Third Preference Shares) not create and issue any preference shares ranking as regards order in the participation in the profits of the Company or in the assets of the Company on a winding up or otherwise in priority to the Third Preference Shares, but the Company may issue, without obtaining the consent of the Third Preference Shareholders, preference shares ranking pari passu, in the circumstances specified above, with the Third Preference Shares and carrying such rights as to dividend, voting, redemption, conversion or otherwise as the Company in Special General Meeting may determine.

(iii)    AS REGARDS CONVERSION

(A) A Third Preference Shareholder shall have the right, subject to the provisions mentioned below, to convert all or any of his Third Preference Shares into fully paid Common Shares (for the purposes of this paragraph (4), the "Conversion Right"). The price at which Common Shares shall be issued upon conversion (for the purposes of this paragraph (4), the "Conversion Price") shall initially be 170p per Common Share (with a Third Preference Share taken at the Issue Amount thereof, at a fixed exchange rate of (pound)1 = U.S. $1.5750) but shall be subject to adjustment in the circumstances set out below and in the manner provided herein. The Conversion Right in respect of any Third Preference Share shall terminate at the end of the eighth day prior to any date fixed for redemption thereof as set out under paragraph (4)(v) of this Schedule, unless there is default in making payment of the redemption moneys due on such date, in which event the Conversion Right shall extend up to and including the date on which the full amount of such redemption moneys has been paid to the relevant Third Preference Shareholder.

(B) The Conversion Right shall be exercisable at any time, save during the periods mentioned herein and subject to the Companies Acts and any other applicable fiscal or other laws or regulations, after the date falling 90 days after completion of the distribution of the Third Preference Shares, as determined by the Directors (for the purposes of this paragraph (4), the "Exchange Date") up to and including 20th December, 2001 (such period, for the purposes of this paragraph (4), being hereinafter called the "Conversion Period") by completing the notice of conversion in such form as may be specified by the Directors in respect of the Third Preference Shares to be converted (for the purposes of this paragraph (4) a "Conversion Notice") and delivering the same, together with the certificates for such Third Preference Shares and with such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising such right and payment of all taxes and stamp, issue and registration duties (if any) arising on conversion in any jurisdiction (other than any capital or any stamp duties payable in Bermuda which shall be payable by the Company) to the office of the Registrar or to the office of any agent of the Company appointed for such purpose at any time during the Conversion Period. A Conversion Notice once given may not be withdrawn without the consent in writing of the Company. Conversion shall take place on the business day (in the place of delivery) after delivery of the Conversion Notice (together with the relevant certificates, evidence and payment) to the office of the Registrar or the office of the agent referred to above (such date being, for the purposes of this paragraph (4), hereinafter called the "Conversion Date").

(C) Conversion of the Third Preference Shares may be effected in such manner as the Directors shall, subject to the provisions of these Bye-Laws and the Companies Acts, from time to time determine and without prejudice to the generality of the foregoing may be effected by the redemption of Third Preference Shares at par. In the case of a conversion effected by means of the redemption of Third Preference Shares, the Directors may effect redemption of the relative Third Preference Shares out of the amount paid up on such Third Preference Shares, out of profits of the Company which would otherwise be available for dividend, out of the proceeds of a fresh issue of shares or in any other manner for the time being permitted by law. In the case of redemption out of such profits the Directors shall apply the redemption moneys in the name of the holder of the Third Preference Share to be converted in subscribing for the appropriate number of fully paid Common Shares at such premium (if any) as shall represent the amount by which the redemption moneys exceed the nominal amount of the Common Shares to be subscribed. In the case of redemption out of the proceeds of a fresh issue of shares, the

         Directors may arrange for the issue of the appropriate number of Common Shares to some person selected by the Directors on terms that such person will:

         (a) subscribe for such Common Shares at par or at such premium as shall be necessary to provide the redemption moneys for the redemption at par of the relative Third Preference Shares; and

         (b) renounce the allotment of such Common Shares in favour of the holder of the relative Third Preference Shares against payment to such subscriber by the Company of the redemption moneys in respect of the Third Preference Shares so redeemed.

(D) The Third Preference Shares so converted shall carry the right to a fixed preferential dividend on such Third Preference Shares in respect of all periods up to and including the end of the half-year ending on 3rd January or 3rd July, as the case may be, preceding the relevant Conversion Date but not in respect of any subsequent period. Third Preference Shares surrendered for conversion during the period from the close of business on any record date for entitlement to any fixed preferential dividends in respect of such Third Preference Shares immediately preceding 3rd January or 3rd July (as the case may be) to the opening of business on such 3rd January or 3rd July (as the case may be) must be accompanied by payment of an amount equal to the dividend thereon which the registered holder is to receive.

(E) Notwithstanding the foregoing, unless the Company elects in its sole discretion to register the Common Shares to be issued upon the conversion of the Third Preference Shares under the Securities Act of 1933 of the United States or determines that an exemption from the registration requirements of the said Act is applicable, no Conversion Notice shall be effective unless it includes a statement that the beneficial owner of the Third Preference Shares, and of the Common Shares to be issued upon conversion thereof, either (i) is not a U.S. person and such Third Preference Shares are not being converted with a view to, or in connection with, any offer, sale or delivery of such Common Shares in the United States or to a U.S. person or (ii) is a sophisticated institutional investor in the United States which purchased the Third Preference Shares in connection with their original issuance and agrees not to offer, sell or deliver the Common Shares acquired upon conversion in the United States or to U.S. persons. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and "U.S. person" means a citizen or resident of the United States, any corporation, partnership or other entity created or organised in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

(F)      (1)      A certificate for the Common Shares to which any Third
                  Preference Shareholder shall become entitled in consequence of exercising his Conversion Right shall be issued not later than 28 days after the relevant Conversion Date and such Common
                  Shares shall rank pari passu with the Common Shares in issue at the relevant Conversion Date, save that they will not be entitled to any dividends or other distributions declared, paid or made either in respect of any financial period ended prior to such Conversion Date or by reference to a record date prior to such Conversion Date.

         (2) No fraction of a Common Share will be issued on conversion but (except in respect of cases where such cash payment would amount to less than U.S.$5 in respect of any single holding) a cash payment in U.S. dollars will be made to any converting Third Preference Shareholder in respect of any such fraction. If with any one Conversion

                  Notice more than one Third Preference Share shall fall to be converted into Common Shares to be registered in the same name, the number of Common Shares to be issued on conversion thereof and any sum payable in respect of fractions shall be calculated on the basis of the Issue Amount of the Third Preference Shares to be converted.

(G) The Conversion Price shall be subject to adjustment in the following circumstances:-

         (1) any alteration of the nominal value of the Common Shares as a result of consolidation or sub-division;

         (2) the issue wholly for cash of any Common Shares at less than the current market price per Common Share (as defined below) on the dealing day immediately preceding the date of the announcement of the terms of issue of such Common Shares (other than Common Shares issued on exercise of the conversion rights attaching to the Third Preference Shares or any other convertible securities or upon the exercise of any rights, options or warrants or any other rights attaching to any securities exchangeable for or carrying rights to subscribe for Common Shares);

         (3) the issue wholly for cash of securities which by their terms of issue are convertible into or exchangeable or carry rights of subscription for Common Shares to be issued by the Company ("Convertible Securities") at a consideration per Common Share which is less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of issue of such Convertible Securities or the modification of the rights of conversion or exchange or subscription attaching to such Convertible Securities (otherwise than pursuant to the terms attaching to such Convertible Securities) in circumstances where, following such adjustment, the consideration per Common Share shall be less than the current market price per Common Share on the dealing day immediately preceding the announcement of the proposals for such modification;

         (4) the issue of Common Shares credited as fully paid to the Common Shareholders by way of capitalisation of profits or reserves (other than Common Shares paid up out of distributable profits or reserves or contributed surplus and issued with an option to receive cash in lieu thereof or Common Shares issued paid up as aforesaid in lieu of a cash dividend, being in either such case a dividend which the shareholders concerned would or could otherwise have received and which would not have constituted a capital distribution (as defined below);

         (5)      any capital distribution by the Company to the Common
                  Shareholders;

         (6) the issue of Common Shares to Common Shareholders by way of rights or the grant to Common Shareholders of options or rights to subscribe for or purchase Common Shares in each case at less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of such issue or grant; and

         (7) the issue of any securities (other than Common Shares) to Common Shareholders by way of rights or the grant to Common Shareholders of options or warrants to subscribe for or purchase any securities by way of rights.

(H)      (1)      The Conversion Price is subject to adjustment in the
                  circumstances set out above as follows:

                  (a) If and whenever there shall be an alteration of the nominal value of the Common Shares as a result of consolidation or sub-division, the Conversion Price shall be adjusted in relation to subsequent conversions of the Third Preference Shares by multiplying the Conversion Price in effect immediately prior to such alteration by a fraction of which the numerator shall be the nominal value of one Common Share immediately after such alteration and of which the denominator shall be the nominal value of one Common Share immediately before such alteration and such adjustment shall become effective immediately after such alteration takes effect;

                  (b) If and whenever the Company shall issue wholly for cash any Common Shares at less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of issue of such Common Shares, (other than Common Shares issued on exercise of the conversion rights attaching to the Third Preference Shares or issued pursuant to any of the transactions described in sub-paragraphs (c), (f) and (g) of this paragraph
                           (H)(1)) the Conversion Price shall be adjusted in relation to subsequent conversions of the Third Preference Shares by multiplying the Conversion Price in effect immediately prior to such issue by a fraction of which the numerator shall be the number of Common Shares outstanding immediately prior to the issue of such additional Common Shares plus the number of Common Shares which the aggregate consideration receivable for the issue of such additional Common Shares (determined as provided in sub-paragraph (2) of this paragraph (H)) would purchase at such current market price per Common Share and of which the denominator shall be the number of Common Shares outstanding immediately after the issue of such additional Common Shares. Such adjustment shall become effective as at the date upon which such additional Common Shares shall be issued.

                  (c) (i) If and whenever the Company shall issue wholly for cash any Convertible Securities (other than the First Preference Shares, the Third Preference Shares or any securities issued pursuant to any of the transactions described in sub-paragraphs (f) and (g) of this paragraph (H)(1)) and the consideration per Common Share receivable by the Company upon conversion or exchange of, or upon exercise of such rights of subscription attached to, such securities (determined as provided in sub-paragraph (2) of this paragraph (H)) shall be less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of issue of such Convertible Securities, the Conversion Price shall be adjusted in relation to subsequent conversions of the Third Preference Shares by multiplying the Conversion Price in effect immediately prior to such issue by a fraction of which the numerator shall be the number of Common Shares outstanding on such date of issue plus the number of Common Shares which the aggregate consideration receivable by the Company for the Common Shares to be issued upon conversion or exchange of, or upon exercise of the rights of subscription attached to, such Convertible Securities (assuming conversion or exchange, or the exercise of such rights, in full) determined as provided in sub-paragraph (b) of this paragraph (H)(1) would purchase at such current market price per Common Share and of which the denominator shall be the number of Common Shares outstanding on such date of issue plus the number of Common Shares to be issued upon conversion or exchange of such Convertible Securities or upon exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate (assuming conversion or exchange, or the exercise of such rights, in full). Such adjustment shall become effective as at the date upon which such Convertible Securities shall be issued.

                  (ii) If and whenever the rights of conversion or exchange or subscription attached to any Convertible Securities are modified (otherwise than pursuant to the terms attaching to such Convertible Securities) in circumstances where, following such modification, the consideration per Common Share receivable by the Company upon conversion or exchange of, or upon exercise of such rights of subscription attached to, such Convertible Securities (assuming conversion or exchange, or the exercise of such rights, in full) (determined as provided in sub-paragraph (b) of this paragraph (H)(1)) shall be less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the proposals for such modification, the Conversion Price shall be adjusted in relation to subsequent conversions of the Third Preference Shares by multiplying the Conversion Price in effect immediately prior to such modification by a fraction of which the numerator shall be the number of Common Shares outstanding on such date of modification plus the number of Common Shares which the aggregate consideration receivable by the Company for the Common Shares to be issued upon conversion or exchange or upon exercise of the rights of subscription attached to the Convertible Securities so modified (determined as provided in sub-paragraph
                           (2) of this paragraph (H)) would purchase at such current market price per Common Share, or, if lower, the existing conversion, exchange or subscription price or rate, and of which the denominator shall be the number of Common Shares outstanding on such date of modification plus the maximum number of Common Shares to be issued upon conversion or exchange of such Convertible Securities or upon exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate. Such adjustment shall become effective as at the date upon which such modification shall take effect. A right of conversion, exchange or subscription shall not be treated as modified for the foregoing purposes where it is adjusted to take account of rights and capitalisation issues and other events normally giving rise to adjustment of conversion terms.

                  (d) If and whenever the Company shall issue any Common Shares credited as fully paid to Common Shareholders by way of capitalisation of profits or reserves (other than Common Shares paid up out of distributable profits or reserves or contributed surplus and issued with an option to receive cash in lieu thereof or Common Shares issued paid up as aforesaid in lieu of a cash dividend, being in either such case a dividend which the Common Shareholders concerned would or could otherwise have received and which would not have constituted a capital distribution), the Conversion Price shall be adjusted in relation to subsequent conversions of the Third Preference Shares by multiplying the Conversion Price in effect immediately prior to such issue by a fraction of which the numerator shall be the aggregate nominal value of the issued Common Shares immediately before such issue and of which the denominator shall be the aggregate nominal value of the issued Common Shares immediately after such issue and such adjustment shall become effective as at the date upon which such additional Common Shares shall be issued.

                  (e) If and whenever the Company shall make any capital distribution to the Common Shareholders, then, except where the Conversion Price falls to be adjusted under sub-paragraph (d) of this paragraph (H)(1), the Conversion Price shall be adjusted in relation to subsequent conversions of the Third Preference Shares by multiplying the Conversion Price in effect immediately prior to such capital distribution by a fraction of which the numerator shall be the current market price per Common Share after the Operative Date (as defined below) and the denominator shall be the current market price per Common Share on the dealing day immediately preceding the Operative Date. Such adjustment shall become effective as at the date on which the capital distribution is actually made.

                  (f) If and whenever the Company shall issue to the Common Shareholders any Common Shares by way of rights or shall grant to the Common Shareholders any options or rights to subscribe for or purchase Common Shares in each case at, less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of such issue or grant, the Conversion Price shall be adjusted in relation to subsequent conversions of the Third Preference Shares by multiplying the Conversion Price in effect immediately prior to such date of announcement by a fraction of which the numerator shall be the number of Common Shares outstanding on such date of announcement plus the number of Common Shares which the aggregate amount payable for such options or rights and for the total number of Common Shares comprised therein would purchase at such current market price per Common Share and of which the denominator shall be the number of Common Shares outstanding on such date of announcement plus the aggregate number of additional Common Shares issued or, as the case may be, comprised in the grant. Such adjustment shall become effective as at the date of issue of such Common Shares or the date of grant of such options or rights (as the case may be).

                  (g) If and whenever the Company shall issue any securities (other than Common Shares) by way of rights to the Common Shareholders or shall grant any options or warrants to the Common Shareholders to subscribe for or purchase any securities by way of rights (whether in any such case such securities are of the Company or any other company, but excluding any issue or grant which may result in an adjustment of the Conversion Price pursuant to sub-paragraphs
                           (c) or (f) of this paragraph (H)(1)), the Conversion Price shall be adjusted in relation to subsequent conversions of the Third Preference Shares by multiplying the Conversion Price in effect immediately prior to the date of the announcement of the terms of such issue or grant by the fraction:

                                      D - E
                                      -----
                                        D
                           where:

                           D is the current market price per Common Share on the dealing day immediately preceding such date of announcement; and

                           E is the fair market value as at such date of announcement (as determined in good faith by an internationally recognised merchant or investment bank selected by the Company) of the portion of the rights attributable to one Common Share.

                           Such adjustment shall become effective as at the date of issue of such securities or the date of grant of such options or warrants (as the case may be).

                  (h) Where an event which gives or may give rise to an adjustment to the Conversion Price occurs in such proximity in time to another such event that in the opinion of the Company the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made in the operation of the foregoing provisions as may be advised by an internationally recognised merchant or investment bank (selected by the Company) to be in its opinion appropriate in order to give such intended result.

         (2) For the purposes of any calculation of the consideration receivable pursuant to sub-paragraphs (b) or (c) of paragraph
                  (H)(1) the following provisions shall be applicable:-

                  (a) the aggregate consideration receivable for Common Shares issued for cash shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

                  (b) (i) the aggregate consideration receivable for the Common Shares to be issued upon the conversion or exchange of any Convertible Securities shall be deemed to be the consideration received or receivable by the Company for such Convertible Securities and
                           (ii) the aggregate consideration receivable for the Common Shares to be issued upon the exercise of rights of subscription attached to any Convertible Securities shall be deemed to be that part of the consideration received or receivable by the Company for such Convertible Securities which is attributed by the Company to such rights of subscription or, if no part of such consideration is so attributed, the fair market value of such rights of subscription as at the date of the announcement of the terms of issue of such Convertible Securities (as determined in good faith by an internationally recognised merchant or investment bank selected by the Company), plus in the case of (i) and (ii) above the additional minimum consideration (if any) to be received by the Company upon the conversion or exchange of such Convertible Securities, or upon the exercise of such rights of subscription attached thereto (the consideration in all such cases to be determined subject to the proviso in (a) immediately above) and (iii) the consideration per Common Share receivable by the Company upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Convertible Securities shall be the aggregate consideration referred to in (i) or (ii) above (as the case may be) (converted into U.S. dollars if expressed in a currency other than U.S. dollars at such rate of exchange as may be determined by a bank selected by the Company to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such Convertible Securities) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

         (3) If the Conversion Date in relation to any Third Preference Share shall be after the record date for any such issue, distribution or grant (as the case may be) as is mentioned in sub-paragraphs (d) to (g) inclusive of paragraph (H)(1) or after the record date for any such issue as is mentioned in sub-paragraph (b) or (c) of paragraph (H)(1) which is made to the Common Shareholders or any of them but before the date of issue of the Common Shares or other securities (in the case of sub-paragraphs (b), (c) and (d) of paragraph (H)(1)) or before the date that the capital distribution is actually made (in the case of sub-paragraph (e) of paragraph (H)(1)) or before the date on which the issue or grant is made (in the case of sub-paragraph (f) or (g) of paragraph (H)(1)), the Company shall procure that there shall be issued to the converting Third Preference Shareholder or in accordance with the instructions contained in the Conversion Notice (subject to any applicable exchange control or other regulations) such additional number of Common Shares as, together with the Common Shares issued or to be issued on conversion of the relevant Third Preference Shares, is equal to the number of Common Shares which would have been required to be issued on conversion of such Third Preference Shares if the relevant adjustment (more particularly referred to in the said sub-paragraphs) to the Conversion Price had in fact been made immediately after the relevant record date. Such additional Common Shares will be allotted as at, and within 28 days after, the relevant Conversion Date and certificates for such Common Shares will be dispatched within 28 days after the relevant issue, distribution or grant.

         (4) The following expressions where used in this paragraph (4) of this Schedule shall have the following meanings:

                  (a) "announcement" shall include the release of an announcement to the press or the delivery or transmission by telephone, telex or otherwise of an announcement to The Stock Exchange and "date of announcement" shall mean the date on which the announcement is first so released, delivered or transmitted;

                  (b)      "capital distribution" shall mean:

                           (i) any distribution of assets in specie whether on a reduction of capital or otherwise (and for these purposes a distribution of assets in specie includes an issue of shares or other securities credited as fully or partly paid up by way of capitalisation of reserves or other rights not referred to in sub-clause (1) of this paragraph (H)) but excluding (aa) a distribution of assets in specie in lieu of, and to a value not exceeding, a cash dividend which would not have constituted a capital distribution under sub-paragraph (ii) of this definition; and (bb) a distribution of Common Shares issued pursuant to Bye-Law 84B or issued in circumstances where such capitalisation was made in conjunction with a cash option pursuant to a resolution of the Directors under Bye-Law 84A; and

                           (ii) any cash dividend or distribution of any kind whatsoever described unless

                                    (aa)     it is paid out of the aggregate of
                                             the net profits (less losses)
                                             attributable to the Members for all
                                             periods after 31st December, 1986
                                             as shown in the audited
                                             consolidated accounts of the
                                             Company and its Subsidiaries; or

                                    (bb)     to the extent that (aa) immediately
                                             above does not apply, the rate of
                                             that dividend or distribution,
                                             together with all other dividends
                                             and distributions on the class of
                                             capital in question charged or
                                             provided for in the accounts of the
                                             Company for the financial period in
                                             question, does not exceed the
                                             aggregate rate of dividend and
                                             distribution on such class of
                                             capital charged or provided for in
                                             the accounts for the last preceding
                                             financial period, and in computing
                                             such rate such adjustments shall be
                                             made as are, in the opinion of the
                                             Auditors, appropriate in the
                                             circumstances to make a fair
                                             comparison;

                           (c) "the Closing Price" for any day shall mean the average of the quotations of a Common Share on that day as shown in The Stock Exchange Daily Official List for that day;

                           (d) "current market price per Common Share" on the dealing day immediately preceding any date shall mean the average of the Closing Prices of a Common Share on The Stock Exchange for each of the 5 consecutive dealing days ending immediately before such date and "current market price per Common Share" after any date shall mean the average of the Closing Prices of a Common Share on The Stock Exchange for each of the 5 consecutive dealing days commencing with the dealing day after such date. If at any time during the said 5-day period the Common Shares shall have been quoted ex dividend and during some other part of that period the Common Shares shall have been quoted cum dividend then the Closing Prices on the dates on which the Common Shares shall have been quoted ex dividend shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the amount of that dividend per Common Share. The said average shall be certified by the Company's stockbrokers for the time being or by such other person as shall be selected by the Company and when so certified shall be binding on all concerned. The said average as so certified shall be converted into U.S. dollars at such rate of exchange as may be determined by a bank selected by the Company to be the spot rate ruling at the close of business on the last of the 5 relevant dealing days. The price so determined shall, if appropriate, be adjusted in such manner as may be determined in good faith by an internationally recognised merchant or investment bank selected by the Company as necessary to exclude therefrom any investment currency or other premium included therein by reason or as a result of the operation of any exchange control or other applicable laws, rules or regulations;

                           (e) "dealing day" means a day on which The Stock Exchange is open for business;

                           (f) "employees' share scheme" shall mean a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:-

                                    (a)      the bona fide Directors or former
                                             Directors or employees or former
                                             employees of the Company, the
                                             Company's subsidiary or holding
                                             companies or a subsidiary of any of
                                             the Company's holding companies, or

                                    (b)      the wives, husbands, widows,
                                             widowers or children or
                                             step-children under the age of 18
                                             of such employees or former
                                             employees;

                           (g) "equity share capital" shall mean, in relation to a company, its issued share capital excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution;

                           (h)      "issue" shall include allot;

                           (i) "Operative Date" shall mean the first date on which the Common Shares in question shall be quoted on The Stock Exchange ex the benefit of the capital distribution in question;

                           (j) "record date" in relation to any issue of Common Shares, securities, rights, options or warrants or any dividend or capital distribution shall mean the date as at which Common Shareholders must be registered in order to participate therein;

                           (k)      "reserves" shall include unappropriated
                                    profits;

                           (l) "rights" shall include rights in whatsoever form issued;

                           (m)      "The Stock Exchange" shall mean The
                                    International Stock Exchange of the United
                                    Kingdom and the Republic of Ireland Limited or such other internationally recognised stock exchange as shall from time to time be determined in good faith by an internationally recognised merchant or investment bank selected by the Company to be the main market for the Common Shares.

         (5) No adjustment will be made if it would result in an increase in the Conversion Price (otherwise than by reason of a consolidation of Common Shares pursuant to sub-paragraph (a) of paragraph (H)(1)).

         (6) The Conversion Price shall not be reduced so that on conversion share capital would fall to be issued at a discount.

         (7) No adjustment will be made to the Conversion Price where Common Shares or other securities or options, warrants or rights to subscribe for Common Shares or other securities are issued (i) to employees (including Directors) of the Company or any Subsidiary in exercise of rights pursuant to any employees' share scheme or to the trustees of any employees' share scheme or (ii) pursuant to any option arrangements entered into between the Company and/or any of the Subsidiaries prior to 7th April, 1987.

         (8) If, so long as any Conversion Right attaching to any Third Preference Share remains exercisable, a resolution is passed, or an order of a court of competent jurisdiction is made, that the Company be wound up or dissolved, notice thereof shall forthwith be given to the Third Preference Shareholders in accordance with these Bye-Laws and each Third Preference Shareholder shall (whether or not the Conversion Right attaching to his Third Preference Share is then otherwise exercisable) be entitled at any time after the passing of such resolution or (as the case may be) the making of such order until the expiration of six weeks after the date of such notice (but not thereafter) to elect (by delivering as aforesaid his Third Preference Share and the Conversion Notice duly completed and otherwise complying with these provisions for conversion) to be treated as if his Third Preference Share had been converted at the date of the passing of such resolution or (as the case may be) the making of such order. Subject as provided in this sub-paragraph (8), the Conversion Right shall lapse in the event of a resolution being passed or an order of a court of competent jurisdiction being made that the Company be wound up or dissolved. Dividends on any Third Preference Share treated as so converted shall cease to accrue as from the date of the passing of such resolution or (as the case may be) the making of such order.

         (9) If the Third Preference Shares shall become immediately due and redeemable prematurely (otherwise than because of the passing of a resolution or the making of an order of a court of competent jurisdiction for the winding up or dissolution of the Company) notice of such fact shall forthwith be given to the Third Preference Shareholders in accordance with these Bye-Laws and each Third Preference Shareholder shall (whether or not the Conversion Right attaching to his Third Preference Share is then otherwise exercisable) be entitled at any time after the date on which the Third Preference Shares become so redeemable until the expiration of six weeks after the date of such notice to the Third Preference Shareholders (but not thereafter) to elect (by delivering as aforesaid his Third Preference Share and a Conversion Notice duly completed and otherwise complying with these provisions for conversion), in lieu of having his Third Preference Share redeemed, to convert such Third Preference Share as at the date the Third Preference Shares shall have become so redeemable. Subject as provided in this sub-paragraph, the Conversion Right shall lapse in the event that the Third Preference Shares shall become so redeemable.

         (10) A Third Preference Shareholder exercising his Conversion Rights must pay all taxes and stamp, issue and registration duties (if any) arising on conversion in any jurisdiction (other than any capital or stamp duties payable in Bermuda and all expenses of obtaining a listing for Common Shares, in each case arising on conversion of the Third Preference Shares, which shall be payable by the Company).

         (11) No adjustment will be made to the Conversion Price where such adjustment would be less than one per cent. of the Conversion Price then applicable. On any adjustment, the resultant Conversion Price will be rounded down to the nearest penny. Any adjustment not required to be made and any amount by which the Conversion Price has been rounded down will be carried forward and taken into account in any subsequent adjustment. Third Preference Shareholders will be given notice of all adjustments to the Conversion Price in accordance with these Bye-Laws.

         (I) So long as any Conversion Right attaching to any Third Preference Share shall remain exercisable the Company will (unless such sanction has been given by the Third Preference Shareholders as would be required for a variation of the special rights attaching to the Third Preference Shares save that for the purposes of varying sub-paragraphs (2), (3) or
                  (4) below only a simple majority of the Third Preference Shareholders shall be required):-

                  (1) keep available for issue free from pre-emptive rights out of its authorised but unissued share capital such number of Common Shares as would enable the Conversion Rights and all other rights for the time being outstanding of conversion into or exchange or subscription for Common Shares to be satisfied in full;

                  (2) not make any reduction of share capital, share premium account or capital redemption reserve fund involving any repayment to shareholders whether in cash or in specie (other than to shareholders having the right on a winding up of the Company to return of capital in priority to the Common Shareholders) or reduce any uncalled liability in respect thereof unless in any such case the same gives rise (or would but for the fact that the adjustment would be less than one per cent. of the Conversion Price then in effect give rise) to an adjustment of the Conversion Price in accordance with these provisions for conversion;

                  (3) not issue or pay up any securities by way of capitalisation of profits or reserves other than (a) by the issue of Common Shares to the Common Shareholders (including the issue of Common Shares pursuant to Bye-Law 84B or issued in circumstances where such capitalisation was made in conjunction with a cash option pursuant to a resolution of the Directors under Bye-Law 84A) or (b) by the issue of fully paid equity share capital (other than Common Shares) to the holders of equity share capital of the same class;

                  (4) not in any way modify the rights attaching to the Common Shares as such or create or issue or permit to be in issue any other class of equity share capital carrying any right which is more favourable than the corresponding right attaching to the Common Shares or attach any special rights or privileges to any such other class of equity share capital PROVIDED THAT nothing in this sub-paragraph (4) shall prevent (a) the issue of any equity share capital to staff and employees (including Directors) of the Company or any of the Subsidiaries or (b) any consolidation or sub-division of the Common Shares;

                  (5) procure that at no time shall there be in issue Common Shares of differing nominal values;

                  (6) not make any issue, grant or distribution or take any other action if the effect thereof would be that on the exercise of the Conversion Rights it would be required to issue Common Shares at a discount;

                  (7) if an offer is made to all Common Shareholders (or all Common Shareholders other than the offeror and/or company controlled by the offeror and/or persons acting in concert with the offeror) to acquire all or a proportion of the Common Shares, forthwith give notice of such offer to the Third Preference Shareholders in accordance with these Bye-Laws and use all reasonable endeavours to procure that a like offer is extended to the holders of any Common Shares allotted or issued pursuant to the exercise by Third Preference Shareholders of their Conversion Rights by reference to a Conversion Date falling during the period of such offer;

                  (8) simultaneously with the announcement of the terms of any issue pursuant to sub-paragraphs (b) or (c) of paragraph (H)(1), give notice to the Third Preference Shareholders in accordance with these Bye-Laws advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date;

                  (9) before the issue of any Common Shares or other securities or the grant of any options or rights pursuant to sub-paragraphs (b), (c), (f) or (g) of paragraph (H)(1) (other than pursuant to an employees' share scheme or to the trustees of an employees' share scheme or pursuant to any option arrangements entered into between the Company and/or any of the Subsidiaries prior to 7th April, 1987), make an announcement of the terms of issue or grant;

                  (10) not make any issue or grant pursuant to sub-paragraphs (c) or (g) of paragraph (H)(1) unless the internationally recognised merchant or investment bank referred to in sub-paragraph (g) of paragraph
                           (H)(1) has been selected by the Company and has agreed to make the determination of the fair market value required by that sub-paragraph;

                  (11) whenever the Conversion Price falls to be adjusted within fourteen days thereafter give notice to the Third Preference Shareholders in accordance with these Bye-Laws of the adjusted Conversion Price and the date on which such adjustment takes effect;

                  (12) use all reasonable endeavours (a) to maintain a listing for all the issued Common Shares on The Stock Exchange or on such other equivalent internationally recognised stock exchange (a "recognised stock exchange") as the Company may from time to time determine, (b) to obtain and maintain a listing on The Stock Exchange (or a recognised stock exchange) for all the Common Shares issued on the exercise of the Conversion Rights attaching to the Third Preference Shares and (c) to obtain a listing for all the Common Shares issued on the exercise of the Conversion Rights attaching to the Third Preference Shares on any other stock exchange on which any of the Common Shares are for the time being listed and will forthwith give notice to the Third

                           Preference Shareholders in accordance with these Bye-Laws of the listing or delisting of the Common Shares (as a class) by any such stock exchange; and

                  (l3) ensure that all Common Shares issued upon conversion of Third Preference Shares will be duly and validly issued fully paid and registered.

         (iv)     AS REGARDS VOTING

                  The Third Preference Shares shall not confer on the holders thereof the right to receive notice of, or to attend and vote at, a General Meeting of the Company, unless:-

                  (a) at the date when the notices of a General Meeting are sent out the fixed cumulative dividend is six months or more in arrears in which event the relevant Third Preference Shares shall confer on the holders thereof the right to receive notice of, and to attend and vote at, that General Meeting; or

                  (b) a resolution is to be proposed at a General Meeting for winding up the Company or which directly affects the rights or privileges of the Third Preference Shareholders, in which event the Third Preference Shares shall confer on the holders thereof the right to receive notice of, and to attend and vote at, that General Meeting, save that such holders may not vote upon any business dealt with at such General Meeting except the election of a Chairman, any motion for adjournment and the resolution for winding up or which directly affects the rights and privileges of the Third Preference Shareholders.

                  Where Third Preference Shareholders are entitled to vote on any resolution, then at the relevant General Meeting on a show of hands every Third Preference Shareholder who is present in person or (being a corporation) present by a representative or by proxy shall have one vote and on a poll every Third Preference Shareholder who is present in person or (being a corporation) present by a representative or by proxy shall have such number of votes as he would have been entitled to as a Common Shareholder if, immediately prior to such meeting, he had exercised his Conversion Right in respect of all his Third Preference Shares.

                  The provisions in these Bye-Laws relating to General Meetings shall apply mutatis mutandis to all meetings of the Third Preference Shareholders as a class.

         (v)      AS REGARDS REDEMPTION AND COMPULSORY CONVERSION

                  (A)      Final Redemption

                           Unless previously redeemed or converted, the Company shall be obliged to redeem on 3rd January, 2002 all the Third Preference Shares then issued and outstanding at the Issue Amount thereof together with in each case a sum equal to any arrears or accruals of dividend thereon to be calculated down to and inclusive of the date of such redemption.

                  (B)      Purchase

                           Subject to the provisions of the Companies Acts, the Company or any of the Subsidiaries may at any time purchase any of the Third Preference Shares at any price. The Directors are hereby authorised pursuant to Section 42A of The Companies Act 1981 of Bermuda to take all steps required to effect any such purchase.

                  (C)      Redemption at the Option of the Company

                           (a) The Company may, having given not less than 30 nor more than 60 days' notice to the Third Preference Shareholders (which notice shall be irrevocable), redeem all the Third Preference Shares, or from time to time some only, on or at any time after the date which is 30 days after the Exchange Date at the following redemption prices (expressed as percentages of the Issue Amount of the Third Preference Shares):

                                    Period ending 2nd January,         Redemption price

                                    1988    ...      ...      ...      ...        107 per cent.
                                    1989    ...      ...      ...      ...        106 per cent.
                                    1990    ...      ...      ...      ...        105 per cent.
                                    1991    ...      ...      ...      ...        104 per cent.
                                    1992    ...      ...      ...      ...        103 per cent.
                                    1993    ...      ...      ...      ...        102 per cent.
                                    1994    ...      ...      ...      ...        101 per cent.
                                    and thereafter   ...      ...                 100 per cent.

                                    together with in each case a sum equal to any arrears or accruals of the dividend thereon, to be calculated down to and inclusive of the date of such redemption, provided, however, that the Third Preference Shares may not be so redeemed prior to 3rd January, 1994 unless the average of the Closing Price (as defined in paragraph
                                    (2)(iii) of this Schedule) per Common Share, on each dealing day on which there was such a Closing Price within the 30 day period ending on the fifteenth day immediately preceding the date upon which notice of redemption is first published in accordance with these Bye-Laws, shall have been at least 130 per cent. of the average of the Conversion Price in effect or deemed to be in effect on each such dealing day as provided herein and provided further that any notice of redemption given under this paragraph (c) (a) to expire on or after 3rd January, 1994 shall not prejudice the right of any Third Preference Shareholder under paragraph (E) below.

                           (b) If the Company would be required for reasons outside its control to pay additional amounts as provided in paragraph (4)(vi) of this Schedule the Company may at its option having given not less than 30 nor more than 60 days' notice to the Third Preference Shareholders (which notice shall be irrevocable) redeem all but not some only of the Third Preference Shares at the Issue Amount thereof together with in each case a sum equal to any arrears or accruals of the dividend thereon to be calculated down to and inclusive of the date of such redemption.

                  (D)      Conversion at the Option of the Company

                           The Company may, having given not less than 30 nor more than 60 days' notice of the compulsory conversion date to the Third Preference Shareholders (which notice shall be irrevocable), on or at any time after the Exchange Date, require the Third Preference Shareholders to convert all outstanding Third Preference Shares into Common Shares, provided that the Company may not so require unless the average of the Closing Price per Common Share, on each dealing day on which there was such a Closing Price within the 30 day period ending on the fifteenth day immediately preceding the date upon which notice of conversion is first published in accordance with these Bye-Laws, shall have been at least 130 per cent. of the average of the Conversion Price in effect or deemed to be in effect on each such dealing day as provided herein.

                           Upon such conversion the Third Preference
                           Shareholders will be required prior to such compulsory conversion date to deliver to the Company a statement as to non-U.S. beneficial ownership and to pay any taxes and stamp, issue and registration duties which may arise on conversion, both as set out in paragraph (4)(iii) of this Schedule. In the event that either of such requirements are not fulfilled by the compulsory conversion date, the Company will sell the relevant Common Shares which would have been issued on conversion and the net proceeds (together with any sum in respect of fractions but after deduction of the expenses of sale) will be distributed in due course to the relevant former Third Preference Shareholders. If such net proceeds in relation to any one holding amount to less than U.S.$5 they will be retained for the benefit of the Company.

                  (E) Redemption at the Option of the Third Preference Shareholders

                           (a) The Company will, at the option of the holder of any Third Preference Share, redeem such Third Preference Share on 3rd January, 1994 at 119.625 per cent. of the Issue Amount thereof together with in each case a sum equal to any arrears or accruals of the dividend thereon to be calculated down to and inclusive of the date of such redemption. To exercise such option the holder must deposit the certificate for such Third Preference Share at the office of the Registrar not less than 45 nor more than 60 days prior to such date, together with a duly completed notice requiring such redemption in such form as may be specified by the Directors. The certificate for any such Third Preference Share, if so deposited, may not be withdrawn without the prior consent of the Company. Not less than 30 nor more than 45 days' notice of the commencement of the period for the deposit of certificates for Third Preference Shares for redemption pursuant to this sub-paragraph shall be published by the Company in accordance with these Bye-Laws.

                           (b) The holders of at least 10 per cent. in nominal value of the Third Preference Shares then outstanding may give notice to the Company that the Third Preference Shares are, and they shall thereby become, immediately redeemable at the Issue Amount thereof together with in each case a sum equal to any arrears or accruals of the fixed dividend thereon to be calculated down to and inclusive of the date of redemption in any of the following events ("Redemption Events"):-

                           (i) if, after the same shall have become due for payment, default is made for a period of 7 days or more in the payment of the nominal amount or premium or for a period of 14 days or more in the payment of dividend after the deemed due date therefore set out in paragraph (4)(i) of this Schedule in respect of the Third Preference Shares or any of them; or

                           (ii) if the Company fails to perform or observe any other obligation or right in respect of the Third Preference Shares and such failure continues for the period of 30 days next following the service by any Third Preference Shareholder on the Company of notice requiring the same to be remedied; or

                           (iii) if any loan or other indebtedness for borrowed money of the Company or any Principal Subsidiary (as defined below) having in any such case an aggregate outstanding principal amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies) becomes due and repayable prematurely by reason of a default on the part of the Company or any Principal Subsidiary (notice of which default has been served on the Company or the relevant Principal Subsidiary (as the case may be) and the same has not been remedied by the Company or such Principal Subsidiary within a period of 14 days of receipt of such notice) or the Company or any Principal Subsidiary fails to make any repayment of principal in respect thereof on the due date for such payment as extended by any applicable grace period as originally provided or within 14 days of such due date (whichever is the longer) or if default is made by the Company or any Principal Subsidiary in making any payment due under any guarantee and/or indemnity given by it on the due date for such payment as extended by any applicable grace period as originally provided or within 14 days of such due date (whichever is the longer) having in any such case an aggregate principal amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies). Provided that nothing in sub-paragraph
                                    (4)(v)(E)(b)(iii) shall apply to any loan or other indebtedness alleged to be owing by the Company or any of the Subsidiaries to a third party (not being a bank or other financial institution) and which is being contested by the Company or any of the Subsidiaries in good faith; or

                           (iv) if any order shall be made by any competent court or resolution effectively passed for the winding up or dissolution of the Company or any Principal Subsidiary except where: -

                                    (a)      such winding up or dissolution is
                                             for the purposes of a
                                             reconstruction, reorganisation,
                                             merger or amalgamation; or

                                    (b)      such winding up is a members'
                                             voluntary winding up of a Principal
                                             Subsidiary in the course of which
                                             the whole or substantially the
                                             whole of the assets available for
                                             distribution are distributed and
                                             transferred to the Company or
                                             another Subsidiary, in which event
                                             the transferee (unless it is the
                                             Company or a Principal Subsidiary)
                                             shall become a Principal
                                             Subsidiary; or

                                    (c)      such winding up is a creditors'
                                             voluntary winding up of a Principal
                                             Subsidiary in which the Company
                                             and/or another Subsidiary are the
                                             only creditors; or

                           (v) if the Company or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in connection with the transfer by one Principal Subsidiary of the whole or any part of its business to the Company or to another Subsidiary (in which event the transferor shall thereupon cease to be a Principal Subsidiary) and save that neither a disposal on arm's length terms of the whole or any part of the issued share capital of any company (including a Principal Subsidiary) or of the whole or any part of the business, undertaking and/or assets of a Principal Subsidiary nor any of the events described in the exception to sub-paragraph (4)(v)(E)(b)(iv) of this Schedule shall be deemed to be a cessation for the purposes of this sub-paragraph; or

                           (vi) if the Company or any Principal Subsidiary shall stop payment or shall be unable to, or shall admit inability to, pay its debts as they fall due in any such case in respect of a debt or debts of an aggregate principal amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies); or

                           (vii) if a receiver, administrator or other similar official shall be appointed in relation to the Company or any Principal Subsidiary or in relation to the whole or substantially the whole of the assets of any of them in respect of a debt or debts of an aggregate amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies) or an encumbrancer shall take possession of any assets in respect of a debt or debts of an aggregate principal amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies) or a distress or execution or other process for the recovery or enforcement of any debt shall be levied or enforced upon or sued out against the whole or substantially the whole of the assets of the Company or any Principal Subsidiary in respect of a debt or debts of an aggregate amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies), and in any of the foregoing cases the same shall not be discharged or removed within 30 days, provided that this sub-paragraph (vii) shall not apply to any asset acquired by the Company or any Principal Subsidiary in the 12 month period prior to the appointment of such receiver, administrator or other similar official or the taking of possession, levying of distress or execution or other such process referred to above; or

                           (viii) if the Company or any Principal Subsidiary shall initiate or consent to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or shall make a conveyance or assignment for the benefit of, or shall enter into any composition or other arrangement with, its creditors generally except where:

                                    (a)      such proceedings are for the
                                             purpose of a reconstruction,
                                             reorganisation, merger or
                                             amalgamation;

                                    (b)      such proceedings relate to a
                                             members' voluntary winding up of a
                                             Principal Subsidiary in the course
                                             of which the whole or substantially
                                             the whole of the assets available
                                             for distribution are distributed
                                             and transferred to the Company or
                                             another Subsidiary, in which event
                                             the transferee (unless it is the
                                             Company or a Principal Subsidiary)
                                             shall thereupon become a Principal
                                             Subsidiary; or

                                    (c)      such proceedings relate to a
                                             creditors' voluntary winding up of
                                             a Principal Subsidiary in which the
                                             Company and/or another Subsidiary
                                             are the only creditors.

                                    For this purpose a Principal Subsidiary at any time shall mean (i) a Subsidiary whose net profits (before taxation and extraordinary items) (consolidated in the case of a Subsidiary which itself has subsidiaries) or gross revenues (consolidated in the case of a subsidiary which itself has subsidiaries) in each case attributable to the Company represents not less than 20 per cent of the consolidated net profits (before taxation and extraordinary items) or, as the case may be, consolidated gross revenues of the Company and the Subsidiaries taken as a whole (in each case attributable to the Company), all as calculated by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest consolidated audited accounts of the Company and the Subsidiaries, (provided that (a) a Subsidiary the net profits (before taxation and extraordinary items) and gross revenues of which (consolidated in the case of a Subsidiary which itself has subsidiaries) were not consolidated for the purpose of preparing the latest consolidated audited accounts of the Company shall be treated as though it were not a Subsidiary for the purposes of this definition and may not therefore be a Principal Subsidiary;

                                    (b) if, in the case of any Subsidiary which itself has subsidiaries, no consolidated accounts are prepared and audited, its consolidated net profits (before taxation and extraordinary items) and consolidated gross revenues shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its subsidiaries prepared for this purpose by the Auditors of the Company or the auditors for the time being of the relevant Subsidiary; and (c) a Subsidiary acquired within a 12 month period of any relevant event shall not be treated for the purposes of this definition as a Subsidiary and may not therefore be a Principal Subsidiary) and (ii) Henlys Group Limited ("Henlys"), until the earlier of 1st July, 1988 and the date, if any, on which the beneficial ownership by the Company and/or any of the Subsidiaries in the total issued share capital (on a fully diluted basis, assuming full conversion of all shares and other securities convertible into issued voting shares) of Henlys falls below
                                    50.1 per cent.

                                    A report by the Auditors of the Company that in their opinion a Subsidiary is or is not a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

                                    In the case of a partial redemption of Third
                                    Preference Shares, the Third Preference
                                    Shares to be redeemed will be selected
                                    individually by lot in such place as the Directors may select and in such manner as the Directors shall deem to be appropriate and fair, not more than 60 days prior to the date fixed for redemption and a list of Third Preference Shares called for redemption will be published by the Company in accordance with these Bye-Laws not less than 30 days prior to such date.

                                    The Company shall give notice to the Third
                                    Preference Shareholders of any date fixed for redemption (other than final redemption) and the place at which certificates for such Third Preference Shares are to be presented for redemption. Upon any date for redemption each Third Preference Shareholder shall be bound to deliver to the Company at such place the certificates for the Third Preference Shares held by him in order that the same may be cancelled. Upon such date the Third Preference Shares shall be redeemed and upon delivery on such date or thereafter of the relevant Third Preference Share certificates (or an appropriate form of indemnity) the Company shall pay to each such holder or former holder (or, in the case of joint holders, to the holder whose name stands first in the Register in respect of such Third Preference Shares) the amount due to him in respect of such redemption.

                  (vi)     AS REGARDS TAXATION

                           All payments of the nominal amount, premium and dividend will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any authority therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received by the Third Preference Shareholders after such withholding or deduction shall equal the respective amounts of the nominal amount, premium and dividend which would have been receivable in respect of the Third Preference Shares in the absence of such withholding or deduction, except that no such additional amounts shall be payable with respect to any Third Preference Shareholder:

                           (a) who is liable to such taxes, duties, assessments or governmental charges in respect of his Third Preference Share(s) by reason of his having some connection with Bermuda other than being a Third Preference Shareholder; or

                           (b) receiving such payment in Bermuda and who would be able to avoid such withholding or deduction by satisfying any statutory requirements or by making a declaration of non-residence or other similar claim for exemption to the Bermudian tax authority but fails to do so.

                  (vii)    AS REGARDS NOTICES

                           Notices to Third Preference Shareholders will be given in accordance with Bye-Law 95 and, so long as the Third Preference Shares are listed on the Luxembourg Stock Exchange, by publication in the Luxemburger Wort in Luxembourg or such other newspaper in Luxembourg as shall be designated by the Company for such purposes.

                  (viii)   CONVERSION RATES

                           Where pursuant to this Bye-Law any amount is required to be converted into U.S. dollars such amount shall be translated into U.S. dollars on the relevant date by reference (where practicable) to the average of the spot rates of exchange quoted at the close of business on such day by an internationally recognised merchant or investment bank selected by the Company and (where not so practicable) by reference to such other rates and/or dates as the Directors may consider fair and reasonable.

                  (ix)     AS REGARDS PRESCRIPTION

                           The holders of Third Preference Shares who have failed to claim distributions and/or rights within 12 years of their having been made available to them will not thereafter be able to claim such distributions and/or rights.

(5) The rights attaching to the Fourth Preference Shares shall be as follows: -

(i)      AS REGARDS INCOME

         Each holder of a Fourth Preference Share (a "Fourth Preference Shareholder") shall be entitled in priority to any payment of dividend or other distribution on or in respect of any other class of shares of the Company (other than shares ranking pari passu with the Fourth Preference Shares) to a fixed cumulative preferential dividend at the rate of 6 per cent per annum on the aggregate of the capital and premium paid up on issue of such Fourth Preference Share (for the purposes of this paragraph (5), the "Issue Amount"), to be paid, if and so far as in the opinion of the Directors the profits of the Company justify such payments, half-yearly on 3rd April and 3rd October in each year in respect of the half years ending on those dates, except that the first such payment at the aforesaid rate will be payable on 3rd April, 1988 in respect of the period from the issue of the Fourth Preference Shares to 3rd April, 1988. The Fourth Preference Shares shall not entitle the holders thereof to any further or other right of participation in the profits of the Company. The Fourth Preference Shares shall rank for dividend pari passu as between themselves.

         Dividends shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each. Payments of such dividends and any other distributions in respect of the Fourth Preference Shares (including payments due on redemption) will be made (except in respect of any dividend payable before the Exchange Date (as defined in sub-paragraph
         (5)(iii)(B) of this Schedule)) by the Company posting a dividend warrant or cheque in U.S. dollars to the registered addresses of the Fourth Preference Shareholders as at the relevant record date for this purpose (being the fifteenth day prior to the relevant 3rd April or 3rd October (as the case may be)), unless any other manner of payment is agreed by the Directors.

(ii)     AS REGARDS CAPITAL

         On a return of capital on liquidation or otherwise (but not on redemption) the assets of the Company available for distribution among the Members shall be applied in priority to any payment to the holders of any other class of shares of the Company (other than shares ranking pari passu with the Fourth Preference Shares), save as provided below, in repaying the aggregate Issue Amount of the Fourth Preference Shares, together with a sum equal to any arrears or accruals of the fixed dividend thereon, to be calculated down to and inclusive of the date of the return of such aggregate Issue Amount and to be payable whether or not such dividend has been declared or earned, but the Fourth Preference Shares shall not entitle the holders thereof to any further or other right of participation in the assets of the Company. The Fourth Preference Shares shall rank for return of the Issue Amount in respect of each such Fourth Preference Share on liquidation or otherwise pari passu as between themselves.

         So long as any Conversion Right (as defined below) attaching to any Fourth Preference Share shall remain exercisable the Company will (unless such sanction has been given by the Fourth Preference Shareholders as would be required for a variation of the special rights attaching to the Fourth Preference Shares) not create and issue any preference shares ranking as regards order in the participation in the profits of the Company or in the assets of the Company on a winding up or otherwise in priority to the Fourth Preference Shares, but the Company may issue, without obtaining the consent of the Fourth Preference Shareholders, preference shares ranking pari passu, in the circumstances specified above, with the Fourth Preference Shares and carrying such rights as to dividend, voting, redemption, conversion or otherwise as the Company in Special General Meeting may determine.

(iii)    AS REGARDS CONVERSION

(A) A Fourth Preference Shareholder shall have the right, subject to the provisions mentioned below, to convert all or any of his Fourth Preference Shares into fully paid Common Shares (for the purposes of this paragraph (5), the "Conversion Right"). The price at which Common Shares shall be issued upon conversion (for the purposes of this paragraph (5), the "Conversion Price") shall initially be 191p per Common Share (with a Fourth Preference Share taken at the Issue Amount thereof, at a fixed exchange rate of (pound)1 = U.S. $1.617) but shall be subject to adjustment in the circumstances set out below in the manner provided herein. The Conversion Right in respect of any Fourth Preference Share shall terminate at the end of the eighth day prior to any date fixed for redemption thereof as set out under paragraph (5)(v) of this Schedule, unless there is default in making payment of the redemption moneys due on such date, in which event the Conversion Right shall extend up to and including the date on which the full amount of such redemption moneys has been paid to the relevant Fourth Preference Shareholder.

(B) The Conversion Right shall be exercisable at any time, save during the periods mentioned herein and subject to the Companies Acts and any other applicable fiscal or other laws or regulations, after the date falling 90 days after completion of the distribution of the Fourth Preference Shares, as determined by the Directors (for the purposes of this paragraph (5), the "Exchange Date") up to and including 20th September, 2002 (such period, for the purposes of this paragraph (5), being hereinafter called the "Conversion Period"), by completing the notice of conversion in such form as may be specified by the Directors in respect of the Fourth Preference Shares to be converted (for the purposes of this paragraph (5) a "Conversion Notice") and delivering the same, together with the certificates for such Fourth Preference Shares and with such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising such right and payment of all taxes and stamp, issue and registration duties (if any) arising on conversion in any jurisdiction (other than any capital or any stamp duties payable in Bermuda which shall be payable by the Company) to the office of the Registrar or to the office of any agent of the Company appointed for such purpose at any time during the Conversion Period. A Conversion Notice once given may not be withdrawn without the consent in writing of the Company.

         Conversion shall take place on the business day (in the place of delivery) after delivery of the Conversion Notice (together with the relevant certificates, evidence and payment) to the office of the Registrar or the office of the agent referred to above (such date being, for the purposes of this paragraph (5), hereinafter called the "Conversion Date").

(C) Conversion of the Fourth Preference Shares may be effected in such manner as the Directors shall, subject to the provisions of these Bye-Laws and the Companies Acts, from time to time determine and without prejudice to the generality of the foregoing may be effected by the redemption of Fourth Preference Shares at par. In the case of a conversion effected by means of the redemption of Fourth Preference Shares, the Directors may effect redemption of the relative Fourth Preference Shares out of the amount paid up on such Fourth Preference Shares, out of profits of the Company which would otherwise be available for dividend, out of the proceeds of a fresh issue of shares or in any other manner for the time being permitted by law. In the case of redemption out of such profits the Directors shall apply the redemption moneys in the name of the holder of the Fourth Preference Share to be converted in subscribing for the appropriate number of fully paid Common Shares at such premium (if any) as shall represent the amount by which the redemption moneys exceed the nominal amount of the Common

         Shares to be subscribed. In the case of redemption out of the proceeds of a fresh issue of shares, the Directors may arrange for the issue of the appropriate number of Common Shares to some person selected by the Directors on terms that such person will:

         (a) subscribe for such Common Shares at par or at such premium as shall be necessary to provide the redemption moneys for the redemption at par of the relative Fourth Preference Shares; and

         (b) renounce the allotment of such Common Shares in favour of the holder of the relative Fourth Preference Shares against payment to such subscriber by the Company of the redemption moneys in respect of the Fourth Preference Shares so redeemed.

(D) The Fourth Preference Shares so converted shall carry the right to a fixed preferential dividend on such Fourth Preference Shares in respect of all periods up to and including the end of the half-year ending on 3rd April or 3rd October, as the case may be, preceding the relevant Conversion Date but not in respect of any subsequent period. Fourth Preference Shares surrendered for conversion during the period from the close of business on any record date for entitlement to any fixed preferential dividends in respect of such Fourth Preference Shares immediately preceding 3rd April or 3rd October (as the case may be) to the opening of business on such 3rd April or 3rd October (as the case may be) must be accompanied by payment of an amount equal to the relevant fixed preferential dividend thereon which the registered holder is to receive.

(E) Notwithstanding the foregoing, unless the Company elects in its sole discretion to register the Common Shares to be issued upon the conversion of Fourth Preference Shares under the Securities Act of 1933 of the United States or determines that an exemption from the registration requirements of the said Act is applicable, no Conversion Notice shall be effective unless it includes a statement that the beneficial owner of the Fourth Preference Shares, and of the Common Shares to be issued upon conversion thereof, either (i) is not a U.S. person and such Fourth Preference Shares are not being converted with a view to, or in connection with, any offer, sale or delivery of such Common Shares in the United States or to a U.S. person or (ii) is a sophisticated institutional investor in the United States which purchased the Fourth Preference Shares in connection with their original issuance and agrees not to offer, sell or deliver the Common Shares acquired upon conversion in the United States or to U.S. persons. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and "U.S. person" means a citizen or resident of the United States, any corporation, partnership or other entity created or organised in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

(F) (1) A certificate for the Common Shares to which any Fourth Preference Shareholder shall become entitled in consequence of exercising his Conversion Right shall be issued not later than 28 days after the relevant Conversion Date and such Common Shares shall rank pari passu with the Common Shares in issue at the relevant Conversion Date, save that they will not be entitled to any dividends or other distributions declared, paid or made either in respect of any financial period ended prior to such Conversion Date or by reference to a record date prior to such Conversion Date.

         (2) No fraction of a Common Share will be issued on conversion but (except in respect of cases where such cash payment would amount to less than U.S $5 in respect of any single holding) a cash payment in U.S. dollars will be made to any converting Fourth Preference Shareholder in respect of any such fraction. If with any one Conversion Notice more than one Fourth Preference Share shall fall to be converted into Common Shares, to be registered in the same name, the number of Common Shares to be issued on conversion thereof and any sum payable in respect of fractions shall be calculated on the basis of the aggregate Issue Amount of the Fourth Preference Shares to be converted.

(G) The Conversion Price shall be subject to adjustment in the following circumstances: -

         (1) any alteration of the nominal value of the Common Shares as a result of consolidation or sub-division;

         (2) the issue wholly for cash of any Common Shares at less than the current market price per Common Share (as defined below) on the dealing day immediately preceding the date of the announcement of the terms of issue of such Common Shares (other than Common Shares issued on exercise of the conversion rights attaching to the Fourth Preference Shares or any other convertible securities or upon the exercise of any rights, options or warrants or any other rights attaching to any securities exchangeable for or carrying rights to subscribe for Common Shares);

         (3) the issue wholly for cash of securities which by their terms of issue are convertible into or exchangeable or carry rights of subscription for Common Shares to be issued by the Company ("Convertible Securities") at a consideration per Common Share which is less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of issue of such Convertible Securities or the modification of the rights of conversion or exchange or subscription attaching to such Convertible Securities (otherwise than pursuant to the terms attaching to such Convertible Securities) in the circumstances where, following such adjustment, the consideration per Common Share shall be less than the current market price per Common Share on the dealing day immediately preceding the announcement of the proposals for such modification;

         (4) the issue of Common Shares credited as fully paid to the Common Shareholders by way of capitalisation of profits or reserves (other than Common Shares paid up out of distributable profits or reserves or contributed surplus and issued with an option to receive cash in lieu thereof or Common Shares issued paid up as aforesaid in lieu of a cash dividend, being in either such case a dividend which the shareholders concerned would or could otherwise have received and which would not have constituted a capital distribution (as defined below);

         (5)      any capital distribution by the Company to the Common
                  Shareholders;

         (6) the issue of Common Shares to Common Shareholders by way of rights or the grant to Common Shareholders of options or rights to subscribe for or purchase Common Shares, in each case at less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of such issue or grant; and

         (7) the issue of any securities (other than Common Shares) to Common Shareholders by way of rights or the grant to Common Shareholders of options or warrants to subscribe for or purchase any securities by way of rights.

(H)      (1)      The Conversion Price is subject to adjustment in the
                  circumstances set out above follows:-

                  (a) If and whenever there shall be an alteration of the nominal value of the Common Shares as a result of consolidation or sub-division, the Conversion Price shall be adjusted in relation to subsequent conversions of the Fourth Preference Shares by multiplying the Conversion Price in effect immediately prior to such alteration by a fraction of which the numerator shall be the nominal value of one Common Share immediately after such alteration and of which the denominator shall be the nominal value of one Common Share immediately before such alteration and such adjustment shall become effective immediately after such alteration takes effect;

                  (b) If and whenever the Company shall issue wholly for cash any Common Shares at less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of issue of such Common Shares (other than Common Shares issued on exercise of the conversion rights attaching to the Fourth Preference Shares or issued pursuant to any of the transactions described in sub-paragraphs (c), (f) and (g) of this paragraph
                           (H)(1)) the Conversion Price shall be adjusted in relation to subsequent conversions of the Fourth Preference Shares by multiplying the Conversion Price in effect immediately prior to such issue by a fraction of which the numerator shall be the number of Common Shares outstanding immediately prior to the issue of such additional Common Shares plus the number of Common Shares which the aggregate consideration receivable for the issue of such additional Common Shares (determined as provided in sub-paragraph (2) of this paragraph (H)) would purchase at such current market price per Common Share and of which the denominator shall be the number of Common Shares outstanding immediately after the issue of such additional Common Shares. Such adjustment shall become effective as at the date upon which such additional Common Shares shall be issued.

                  (c) (i) If and whenever the Company shall issue wholly for cash any Convertible Securities (other than the First Preference Shares, the Third Preference Shares, the Fourth Preference Shares or any securities issued pursuant to any of the transactions described in sub-paragraphs (f) and (g) of this paragraph (H) (1)) and the consideration per Common Share receivable by the Company upon conversion or exchange of, or upon exercise of such rights of subscription attached to, such securities (determined as provided in sub-paragraph (2) of this paragraph (H)) shall be less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of issue of such Convertible Securities, the Conversion Price shall be adjusted in relation to subsequent conversions of the Fourth Preference Shares by multiplying the Conversion Price in effect immediately prior to such issue by a fraction of which the numerator shall be the number of Common Shares outstanding on such date of issue plus the number of Common Shares which the aggregate consideration receivable by the Company for the Common Shares to be issued upon conversion or exchange of, or upon exercise of the rights of subscription attached to, such Convertible Securities (assuming conversion or exchange, or the exercise of such rights, in full) determined as provided in sub-paragraph (b) of this paragraph
                           (H)(1) would purchase at such current market price per Common Share and of which the denominator shall be the number of Common Shares outstanding on such date of issue plus the number of Common Shares to be issued upon conversion or exchange of such Convertible Securities or upon exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate (assuming conversion or exchange, or the exercise of such rights, in full). Such adjustment shall become effective as at the date upon which such Convertible Securities shall issued.

                           (ii) If and whenever the rights of conversion or exchange or subscription attached to any Convertible Securities are modified (otherwise than pursuant to the terms attaching to such Convertible Securities) in circumstances where, following such modification, the consideration per Common Share receivable by the Company upon conversion or exchange of, or upon exercise of such rights of subscription attached to, such Convertible Securities (assuming conversion or exchange, or the exercise of such rights, in full) (determined as provided in sub-paragraph (b) of this paragraph (H)(1)) shall be less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the proposals for such modification, the Conversion Price shall be adjusted in relation to subsequent conversions of the Fourth Preference Shares by multiplying the Conversion Price in effect immediately prior to such modification by a fraction of which the numerator shall be the number of Common Shares outstanding on such date of modification plus the number of Common Shares which the aggregate consideration receivable by the Company for the Common Shares to be issued upon conversion or exchange or upon exercise of the rights of subscription attached to the Convertible Securities so modified (determined as provided in sub-paragraph
                           (2) of this paragraph (H)) would purchase at such current market price per Common Share, or, if lower, the existing conversion, exchange or subscription price or rate, and of which the denominator shall be the number of Common Shares outstanding on such date of modification plus the maximum number of Common Shares to be issued upon conversion or exchange of such Convertible Securities or upon exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate. Such adjustment shall become effective as at the date upon which such modification shall take effect. A right of conversion, exchange or subscription shall not be treated as modified for the foregoing purposes where it is adjusted to take account of rights and capitalisation issues and other events normally giving rise to adjustment of conversion terms.

                  (d) If and whenever the Company shall issue any Common Shares credited as fully paid to Common Shareholders by way of capitalisation of profits or reserves (other than Common Shares paid up out of distributable profits or reserves or contributed surplus and issued with an option to receive cash in lieu thereof or Common Shares issued paid up as aforesaid in lieu of a cash dividend, being in either such case a dividend which the Common Shareholders concerned would or could otherwise have received and which would not have constituted a capital distribution), the Conversion Price shall be adjusted in relation to subsequent conversions of the Fourth Preference Shares by multiplying the Conversion Price in effect immediately prior to such issue by a fraction of which the numerator shall be the aggregate nominal value of the issued Common Shares immediately before such issue and of which the denominator shall be the aggregate nominal value of the issued Common Shares immediately after such issue and such adjustment shall become effective as at the date upon which such additional Common Shares shall be issued.

                  (e) If and whenever the Company shall make any capital distribution to the Common Shareholders, then, except where the Conversion Price falls to be adjusted under sub-paragraph (d) of this paragraph (H)(1), the Conversion Price shall be adjusted in relation to subsequent conversions of the Fourth Preference Shares by multiplying the Conversion Price in effect immediately prior to such capital distribution by a fraction of which the numerator shall be the current market price per Common Share after the Operative Date (as defined below) and the denominator shall be the current market price per Common Share on the dealing day immediately preceding the Operative Date. Such adjustment shall become effective as at the date on which the capital distribution is actually made.

                  (f) If and whenever the Company shall issue to the Common Shareholders any Common Shares by way of rights or shall grant to the Common Shareholders any options or rights to subscribe for or purchase Common Shares in each case at, less than the current market price per Common Share on the dealing day immediately preceding the date of the announcement of the terms of such issue or grant, the Conversion Price shall be adjusted in relation to subsequent conversions of the Fourth Preference Shares by multiplying the Conversion Price in effect immediately prior to such date of announcement by a fraction of which the numerator shall be the number of Common Shares outstanding on such date of announcement plus the number of Common Shares which the aggregate amount payable for such options or rights and for the total number of Common Shares comprised therein would purchase at such current market price per Common Share and of which the denominator shall be the number of Common Shares outstanding on such date of announcement plus the aggregate number of additional Common Shares issued or, as the case may be, comprised in the grant. Such adjustment shall become effective as at the date of issue of such Common Shares or the date of grant of such options or rights (as the case may be).

                  (g) If and whenever the Company shall issue any securities (other than Common Shares) by way of rights to the Common Shareholders or shall grant any options or warrants to the Common Shareholders to subscribe for or purchase any securities by way of rights (whether in any such case such securities are of the Company or any other company, but excluding any issue or grant which may result in an adjustment of the Conversion Price pursuant to sub-paragraphs
                           (c) or (f) of this paragraph (H)(1)), the Conversion Price shall be adjusted in relation to subsequent conversions of the Fourth Preference Shares by multiplying the Conversion Price in effect immediately prior to the date of the announcement of the terms of such issue or grant by the fraction:

                                      D - E
                                      -----
                                        D
                           where:

                           D is the current market price per Common Share on the dealing day immediately preceding such date of announcement; and

                           E is the fair market value as at such date of announcement (as determined in good faith by an internationally recognised merchant or investment bank selected by the Company) of the portion of the rights attributable to one Common Share.

                           Such adjustment shall become effective as at the date of issue of such securities or the date of grant of such options or warrants (as the case may be).

                  (h) Where an event which gives or may give rise to an adjustment to the Conversion Price occurs in such proximity in time to another such event that in the opinion of the Company the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made in the operation of the foregoing provisions as may be advised by an internationally recognised merchant or investment bank (selected by the Company) to be in its opinion appropriate in order to give such intended result.

         (2) For the purposes of any calculation of the consideration receivable pursuant to sub-paragraphs (b) or (c) of paragraph
                  (H) (1) the following provisions shall be applicable:-

                  (a) the aggregate consideration receivable for Common Shares issued for cash shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

                  (b) (i) the aggregate consideration receivable for the Common Shares to be issued upon the conversion or exchange of any Convertible Securities shall be deemed to be the consideration received or receivable by the Company for such Convertible Securities and
                           (ii) the aggregate consideration receivable for the Common Shares to be issued upon the exercise of rights of subscription attached to any Convertible Securities shall be deemed to be that part of the consideration received or receivable by the Company for such Convertible Securities which is attributed by the Company to such rights of subscription or, if no part of such consideration is so attributed, the fair market value of such rights of subscription as at the date of the announcement of the terms of issue of such Convertible Securities (as determined in good faith by an internationally recognised merchant or investment bank selected by the Company), plus in the case of (i) and (ii) above the additional minimum consideration (if any) to be received by the Company upon the conversion or exchange of such Convertible Securities, or upon the exercise of such rights of subscription attached thereto (the consideration in all such cases to be determined subject to the proviso in (a) immediately above) and (iii) the consideration per Common Share receivable by the Company upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Convertible Securities shall be the aggregate consideration referred to in (i) or (ii) above (as the case may be) (converted into U.S. dollars if expressed in a currency other than U.S. dollars at such rate of exchange as may be determined by a bank selected by the Company to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such Convertible Securities) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

         (3) If the Conversion Date in relation to any Fourth Preference Share shall be after the record date for any such issue, distribution or grant (as the case may be) as is mentioned in sub-paragraphs (d) to (g) inclusive of paragraph (H) (1) or after the record date for any such issue as is mentioned in sub-paragraph (b) or (c) of paragraph (H) (1) which is made to the Common Shareholders or any of them but before the date of issue of the Common Shares or other securities (in the case of sub-paragraphs (b), (c) and (d) of paragraph (H)(1)) or before the date that the capital distribution is actually made (in the case of sub-paragraph (e) of paragraph (H) (1)) or before the date on which the issue or grant is made (in the case of sub-paragraph (f) or (g) of paragraph (H)(1)), the Company shall procure that there shall be issued to the converting Fourth Preference Shareholder or in accordance with the instructions contained in the Conversion Notice (subject to any applicable exchange control or other regulations) such additional number of Common Shares as, together with the Common Shares issued or to be issued on conversion of the relevant Fourth Preference Shares, is equal to the number of Common Shares which would have been required to be issued on conversion of such Fourth Preference Shares if the relevant adjustment (more particularly referred to in the said sub-paragraphs) to the Conversion Price had in fact been made immediately after the relevant record date. Such additional Common Shares will be allotted as at, and within 28 days after, the relevant Conversion Date and certificates for such Common Shares will be dispatched within 28 days after the relevant issue, distribution or grant.

         (4) The following expressions where used in this paragraph (5) of this Schedule shall have the following meanings:

                  (a) "announcement" shall include the release of an announcement to the press or the delivery or transmission by telephone, telex or otherwise of an announcement to The Stock Exchange and "date of announcement" shall mean the date on which the announcement is first so released, delivered or transmitted;

                  (b)      "capital distribution" shall mean:

                           (i) any distribution of assets in specie whether on a reduction of capital or otherwise (and for these purposes a distribution of assets in specie includes an issue of shares or other securities credited as fully or partly paid up by way of capitalisation of reserves or other rights not referred to in sub-clause (1) of this paragraph (H)) but excluding (aa) a distribution of assets in specie in lieu of, and to a value not exceeding, a cash dividend which would not have constituted a capital distribution under sub-paragraph (ii) of this definition; and (bb) a distribution of Common Shares issued pursuant to Bye-Law 84B or issued in circumstances where such capitalisation was made in conjunction with a cash option pursuant to a resolution of the Directors under Bye-Law 84A; and

                           (ii) any cash dividend or distribution of any kind whatsoever described unless

                                    (aa)     it is paid out of the aggregate of
                                             the net profits (less losses)
                                             attributable to the Members for all
                                             periods after 31st December, 1986
                                             as shown in the audited
                                             consolidated accounts of the
                                             Company and its Subsidiaries; or

                                    (bb)     to the extent that (aa) immediately
                                             above does not apply, the rate of
                                             that dividend or distribution,
                                             together with all other dividends
                                             and distributions on the class of
                                             capital in question charged or
                                             provided for in the accounts of the
                                             Company for the financial period in
                                             question, does not exceed the
                                             aggregate rate of dividend and
                                             distribution on such class of
                                             capital charged or provided for in
                                             the accounts for the last preceding
                                             financial period, and in computing
                                             such rate such adjustments shall be
                                             made as are, in the opinion of the
                                             Auditors, appropriate in the
                                             circumstances to make a fair
                                             comparison;

                  (c) "the Closing Price" for any day shall mean the average of the quotations of a Common Share on that day as shown in The Stock Exchange Daily Official List for that day;

                  (d) "current market price per Common Share" on the dealing day immediately preceding any date shall mean the average of the Closing Prices of a Common Share on The Stock Exchange for each of the 5 consecutive dealing days ending immediately before such date and "current market price per Common Share" after any date shall mean the average of the Closing Prices of a Common Share on The Stock Exchange for each of the 5 consecutive dealing days commencing with the dealing day after such date. If at any time during the said 5-day period the Common Shares shall have been quoted ex dividend and during some other part of that period the Common Shares shall have been quoted cum dividend then the Closing Prices on the dates on which the Common Shares shall have been quoted ex dividend shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the amount of that dividend per Common Share. The said average shall be certified by the Company's stockbrokers for the time being or by such other person as shall be selected by the Company and when so certified shall be binding on all concerned. The said average as so certified shall be converted into U.S. dollars at such rate of exchange as may be determined by a bank selected by the Company to be the spot rate ruling at the close of business on the last of the 5 relevant dealing days. The price so determined shall, if appropriate, be adjusted in such manner as may be determined in good faith by an internationally recognised merchant or investment bank selected by the Company as necessary to exclude therefrom any investment currency or other premium included therein by reason or as a result of the operation of any exchange control or other applicable laws, rules or regulations;

                  (e) "dealing day" means a day on which The Stock Exchange is open for business;

                  (f) "employees' share scheme" shall mean a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:-

                           (a) the bona fide Directors or former Directors or employees or former employees of the Company, the Company's subsidiary or holding companies or a subsidiary of any of the Company's holding companies, or

                           (b) the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

                  (g) "equity share capital" shall mean, in relation to a company, its issued share capital excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution;

                  (h)      "issue" shall include allot;

                  (i) "Operative Date" shall mean the first date on which the Common Shares in question shall be quoted on The Stock Exchange ex the benefit of the capital distribution in question;

                  (j) "record date" in relation to any issue of Common Shares, securities, rights, options or warrants or any dividend or capital distribution shall mean the date as at which Common Shareholders must be registered in order to participate therein;

                  (k)      "reserves" shall include unappropriated profits;

                  (l) "rights" shall include rights in whatsoever form issued;

                  (m) "The Stock Exchange" shall mean The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or such other internationally recognised stock exchange as shall from time to time be determined in good faith by an internationally recognised merchant or investment bank selected by the Company to be the main market for the Common Shares.

         (5) No adjustment will be made if it would result in an increase in the Conversion Price (otherwise than by reason of a consolidation of Common Shares pursuant to sub-paragraph (a) of paragraph (H) (1)).

         (6) The Conversion Price shall not be reduced so that on conversion share capital would fall to be issued at a discount.

         (7) No adjustment will be made to the Conversion Price where Common Shares or other securities or options, warrants or rights to subscribe for Common Shares or other securities are issued (i) to employees (including Directors) of the Company or any Subsidiary in exercise of rights pursuant to any employees' share scheme or to the trustees of any employees' share scheme or (ii) pursuant to any option arrangements entered into by the Company and/or any of the Subsidiaries prior to 17th August, 1987.

         (8) If, so long as any Conversion Right attaching to any Fourth Preference Share remains exercisable, a resolution is passed, or an order of a court of competent jurisdiction is made, that the Company be wound up or dissolved, notice thereof shall forthwith be given to the Fourth Preference Shareholders in accordance with these Bye-Laws and each Fourth Preference Shareholder shall (whether or not the Conversion Right attaching to his Fourth Preference Share is then otherwise exercisable) be entitled at any time after the passing of such resolution or (as the case may be) the making of such order until the expiration of six weeks after the date of such notice (but not thereafter) to elect (by delivering as aforesaid his Fourth Preference Share and the Conversion Notice duly completed and otherwise complying with these provisions for conversion) to be treated as if his Fourth Preference Share had been converted at the date of the passing of such resolution or (as the case may be) the making of such order. Subject as provided in this sub-paragraph (8), the Conversion Right shall lapse in the event of a resolution being passed or an order of a court of competent jurisdiction being made that the Company be wound up or dissolved. Dividends on any Fourth Preference Share treated as so converted shall cease to accrue as from the date of the passing of such resolution or (as the case may be) the making of such order.

         (9) If the Fourth Preference Shares shall become immediately due and redeemable prematurely (otherwise than because of the passing of a resolution or the making of an order of a court of competent jurisdiction for the winding up or dissolution of the Company) notice of such fact shall forthwith be given to the Fourth Preference Shareholders in accordance with these Bye-Laws and each Fourth Preference Shareholder shall (whether or not the Conversion Right attaching to his Fourth Preference Share is then otherwise exercisable) be entitled at any time after the date on which the Fourth Preference Shares become so redeemable until the expiration of six weeks after the date of such notice to the Fourth Preference Shareholders (but not thereafter) to elect (by delivering as aforesaid his Fourth Preference Share and a Conversion Notice duly completed and otherwise complying with these provisions for conversion), in lieu of having his Fourth Preference Share redeemed, to convert such Fourth Preference Share as at the date the Fourth Preference Shares shall have become so redeemable. Subject as provided in this sub-paragraph, the Conversion Right shall lapse in the event that the Fourth Preference Shares shall become so redeemable.

         (10) A Fourth Preference Shareholder exercising his Conversion Rights must pay all taxes and stamp, issue and registration duties (if any) arising on conversion in any jurisdiction (other than any capital or stamp duties payable in Bermuda and all expenses of obtaining a listing for Common Shares, in each case arising on conversion of the Fourth Preference Shares, which shall be payable by the Company).

         (11) No adjustment will be made to the Conversion Price where such adjustment would be less than one per cent. of the Conversion Price then applicable. On any adjustment, the resultant Conversion Price will be rounded down to the nearest penny. Any adjustment not required to be made and any amount by which the Conversion Price has been rounded down will be carried forward and taken into account in any subsequent adjustment. Fourth Preference Shareholders will be given notice of all adjustments to the Conversion Price in accordance with these Bye-Laws.

         (I) So long as any Conversion Right attaching to any Fourth Preference Share shall remain exercisable the Company will (unless such sanction has been given by the Fourth Preference Shareholders as would be required for a variation of the special rights attaching to the Fourth Preference Shares save that for the purposes of varying sub-paragraphs (2), (3) or
                  (4) below only a simple majority of the Fourth Preference Shareholders shall be required):-

                  (1) keep available for issue free from pre-emptive rights out of its authorised but unissued share capital such number of Common Shares as would enable the Conversion Rights and all other rights for the time being outstanding of conversion into or exchange or subscription for Common Shares to be satisfied in full;

                  (2) not make any reduction of share capital, share premium account or capital redemption reserve fund involving any repayment to shareholders whether in cash or in specie (other than to shareholders having the right on a winding up of the Company to return of capital in priority to the Common Shareholders) or reduce any uncalled liability in respect thereof unless in any such case the same gives rise (or would but for the fact that the adjustment would be less than one per cent. of the Conversion Price then in effect give rise) to an adjustment of the Conversion Price in accordance with these provisions for conversion;

                  (3) not issue or pay up any securities by way of capitalisation of profits or reserves other than (a) by the issue of Common Shares to the Common Shareholders (including the issue of Common Shares pursuant to Bye-Law 84B or issued in circumstances where such capitalisation was made in conjunction with a cash option pursuant to a resolution of the Directors under Bye-Law 84A) or (b) by the issue of fully paid equity share capital (other than Common Shares) to the holders of equity share capital of the same class;

                  (4) not in any way modify the rights attaching to the Common Shares as such or create or issue or permit to be in issue any other class of equity share capital carrying any right which is more favourable than the corresponding right attaching to the Common Shares or attach any special rights or privileges to any such other class of equity share capital PROVIDED THAT nothing in this sub-paragraph (4) shall prevent (a) the issue of any equity share capital to staff and employees (including Directors) of the Company or any of the Subsidiaries or (b) any consolidation or sub-division of the Common Shares;

                  (5) procure that at no time shall there be in issue Common Shares of differing nominal values;

                  (6) not make any issue, grant or distribution or take any other action if the effect thereof would be that on the exercise of the Conversion Rights it would be required to issue Common Shares at a discount;

                  (7) if an offer is made to all Common Shareholders (or all Common Shareholders other than the offeror and/or company controlled by the offeror and/or persons acting in concert with the offeror) to acquire all or a proportion of the Common Shares, forthwith give notice of such offer to the Fourth Preference Shareholders in accordance with these Bye-Laws and use all reasonable endeavours to procure that a like offer is extended to the holders of any Common Shares allotted or issued pursuant to the exercise by Fourth Preference Shareholders of their Conversion Rights by reference to a Conversion Date falling during the period of such offer;

                  (8) simultaneously with the announcement of the terms of any issue pursuant to sub-paragraphs (b) or (c) of paragraph (H) (1), give notice to the Fourth Preference Shareholders in accordance with these Bye-Laws advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date;

                  (9) before the issue of any Common Shares or other securities or the grant of any options or rights pursuant to sub-paragraphs (b), (c), (f) or (g) of paragraph (H)(1) (other than pursuant to an employees' share scheme or to the trustees of an employees' share scheme or pursuant to any option arrangements entered into between the Company and/or any of the Subsidiaries prior to 17th August, 1987), make an announcement of the terms of issue or grant;

                  (10) not make any issue or grant pursuant to sub-paragraphs (c) or (g) of paragraph (H)(1) unless the internationally recognised merchant or investment bank referred to in sub-paragraph (g) of paragraph
                           (H)(1) has been selected by the Company and has agreed to make the determination of the fair market value required by that sub-paragraph;

                  (11) whenever the Conversion Price falls to be adjusted within fourteen days thereafter give notice to the Fourth Preference Shareholders in accordance with these Bye-Laws of the adjusted Conversion Price and the date on which such adjustment takes effect;

                  (12) use all reasonable endeavours (a) to maintain a listing for all the issued Common Shares on The Stock Exchange or on such other equivalent internationally recognised stock exchange (a "recognised stock exchange") as the Company may from time to time determine, (b) to obtain and maintain a listing on The Stock Exchange (or a recognised stock exchange) for all the Common Shares issued on the exercise of the Conversion Rights attaching to the Fourth Preference Shares and (c) to obtain a listing for all the Common Shares issued on the exercise of the Conversion Rights attaching to the Fourth Preference Shares on any other stock exchange on which any of the Common Shares are for the time being listed and will forthwith give notice to the Fourth Preference Shareholders in accordance with these Bye-Laws of the listing or delisting of the Common Shares (as a class) by any such stock exchange; and

                  (13) ensure that all Common Shares issued upon conversion of Fourth Preference Shares will be duly and validly issued fully paid and registered.

(iv)     AS REGARDS VOTING

         The Fourth Preference Shares shall not confer on the holders thereof the right to receive notice of, or to attend and vote at, a General Meeting of the Company, unless:-

         (a) at the date when the notices of a General Meeting are sent out the fixed cumulative dividend is six months or more in arrears in which event the relevant Fourth Preference Shares shall confer on the holders thereof the right to receive notice of, and to attend and vote at, that General Meeting; or

         (b) a resolution is to be proposed at a General Meeting for winding up the Company or which directly affects the rights or privileges of the Fourth Preference Shareholders, in which event the Fourth Preference Shares shall confer on the holders thereof the right to receive notice of, and to attend and vote at, that General Meeting, save that such holders may not vote upon any business dealt with at such General Meeting except the election of a Chairman, any motion for adjournment and the resolution for winding up or which directly affects the rights and privileges of the Fourth Preference Shareholders.

         Where Fourth Preference Shareholders are entitled to vote on any resolution, then at the relevant General Meeting on a show of hands every Fourth Preference Shareholder who is present in person or (being a corporation) present by a representative or by proxy shall have one vote and on a poll every Fourth Preference Shareholder who is present in person or (being a corporation) present by a representative or by proxy shall have such number of votes as he would have been entitled to as a Common Shareholder if, immediately prior to such meeting, he had exercised his Conversion Right in respect of all his Fourth Preference Shares.

         The provisions in these Bye-Laws relating to General Meetings shall apply mutatis mutandis to all meetings of the Fourth Preference Shareholders as a class.

(v)      AS REGARDS REDEMPTION AND COMPULSORY CONVERSION

(A)      Final Redemption

         Unless previously redeemed or converted, the Company shall be obliged to redeem on 3rd October, 2002 each Fourth Preference Share then issued and outstanding at its Issue Amount together with in each case a sum equal to any arrears or accruals of dividend thereon to be calculated down to and inclusive of the date of such redemption.

(B)      Purchase

         Subject to the provisions of the Companies Acts, the Company or any of the Subsidiaries may at any time purchase any of the Fourth Preference Shares at any price. The Directors are hereby authorised pursuant to
         Section 42A of The Companies Act 1981 of Bermuda to take all steps required to effect any such purchase.

(C)      Redemption at the Option of the Company

         (a) The Company may, having given not less than 30 nor more than 60 days' notice to the Fourth Preference Shareholders (which notice shall be irrevocable), redeem all the

                  Fourth Preference Shares, or from time to time some only, on or at any time after the date which is 30 days after the Exchange Date at the following redemption prices (expressed as percentages of the Issue Amount):-

                           Period ending 2nd October,                   Redemption price
                           1988     ...     ...      ...      ...               107     per cent.
                           1989     ...     ...      ...      ...               106     per cent.
                           1990     ...     ...      ...      ...               105     per cent.
                           1991     ...     ...      ...      ...               104     per cent.
                           1992     ...     ...      ...      ...               103     per cent.
                           1993     ...     ...      ...      ...               102     per cent.
                           1994     ...     ...      ...      ...               101     per cent.
                           and thereafter   ...      ...                        100     per cent.

                  together with in each case a sum equal to any arrears or accruals of the dividend thereon, to be calculated down to and inclusive of the date of such redemption, provided, however, that the Fourth Preference Shares may not be so redeemed prior to 3rd October, 1994 unless the average of the Closing Price (as defined in paragraph (5) (iii) of this Schedule) per Common Share, on each dealing day on which there was such a Closing Price within the 30 day period ending on the fifteenth day immediately preceding the date upon which notice of redemption is first published in accordance with these Bye-Laws, shall have been at least 130 per cent. of the average of the Conversion Price in effect or deemed to be in effect on each such dealing day as provided herein and provided further that any notice of redemption given under this paragraph (c) (a) to expire on or after 3rd October, 1994 shall not prejudice the right of any Fourth Preference Shareholder under paragraph (E) below.

         (b) If the Company would be required for reasons outside its control to pay additional amounts as provided in paragraph (5)
                  (vi) of this Schedule the Company may at its option having given not less than 30 nor more than 60 days' notice to the Fourth Preference Shareholders (which notice shall be irrevocable) redeem all but not some only of the Fourth Preference Shares at the Issue Amount thereof together with in each case a sum equal to any arrears or accruals of the dividend thereon to be calculated down to and inclusive of the date of such redemption.

(D)      Conversion at the Option of the Company

         The Company may, having given not less than 30 nor more than 60 days' notice of the compulsory conversion date to the Fourth Preference Shareholders (which notice shall be irrevocable), on or at any time after the Exchange Date require the Fourth Preference Shareholders to convert all outstanding Fourth Preference Shares into Common Shares, provided that the Company may not so require unless the average of the Closing Price per Common Share, on each dealing day on which there was such a Closing Price within the 30 day period ending on the fifteenth day immediately preceding the date upon which notice of conversion is first published in accordance with these Bye-Laws, shall have been at least 130 per cent. of the average of the Conversion Price in effect or deemed to be in effect on each such dealing day as provided herein.

         Upon such conversion the Fourth Preference Shareholders will be required prior to such compulsory conversion date to deliver to the Company a statement as to beneficial ownership and to pay any taxes and stamp, issue and registration duties which may arise on conversion, both as set out in paragraph (5) (iii) of this Schedule. In the event that either of such requirements are not fulfilled by the compulsory conversion date, the Company will sell the relevant Common Shares which would have been issued on conversion and the net proceeds (together with any sum in respect of fractions but after deduction of the expenses of sale) will be distributed in due course to the relevant former Fourth Preference Shareholders.

(E)      Redemption at the Option of the Fourth Preference Shareholders

         (a) The Company will, at the option of the holder of any Fourth Preference Share, redeem such Fourth Preference Share on 3rd October, 1994 at 138.375 per cent. of the Issue Amount thereof together with in each case a sum equal to any arrears or accruals of the dividend thereon to be calculated down to and inclusive of the date of such redemption. To exercise such option the holder must deposit the certificate for such Fourth Preference Share at the office of the Registrar not less than 45 nor more than 60 days prior to such date, together with a duly completed notice requiring such redemption in such form as may be specified by the Directors. The certificate for any such Fourth Preference Share, if so deposited, may not be withdrawn without the prior consent of the Company. Not less than 30 nor more than 45 days' notice of the commencement of the period for the deposit of certificates for Fourth Preference Shares for redemption pursuant to this sub-paragraph shall be published by the Company in accordance with these Bye-Laws.

         (b) The holders of at least 10 per cent. in nominal value of the Fourth Preference Shares then outstanding may give notice to the Company that each of the Fourth Preference Shares is, and it shall thereby become, immediately redeemable at its Issue Amount together with a sum equal to any arrears or accruals of the fixed dividend thereon to be calculated down to and inclusive of the date of redemption in any of the following events ("Redemption Events"):-

                  (i) if, after the same shall have become due for payment, default is made for a period of seven days or more in the payment of the nominal amount or premium or for a period of 14 days or more in the payment of dividend after the deemed due date therefore set out in paragraph (5) (i) of this Schedule in respect of the Fourth Preference Shares or any of them; or

                  (ii) if the Company fails to perform or observe any other obligation or right in respect of the Fourth Preference Shares and such failure continues for the period of 30 days next following the service by any Fourth Preference Shareholder on the Company of notice requiring the same to be remedied; or

                  (iii) if any loan or other indebtedness for borrowed money of the Company or any Principal Subsidiary (as defined below) having in any such case an aggregate outstanding principal amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies) becomes due and repayable prematurely by reason of a default on the part of the Company or any Principal Subsidiary (notice of which default has been served on the Company or the relevant Principal Subsidiary (as the case may be) and the same has not been remedied by the Company or such Principal Subsidiary within a period of 14 days of receipt of such notice) or the Company or any Principal Subsidiary fails to make any repayment of principal in respect thereof on the due date for such payment as extended by any applicable grace period as originally provided or within 14 days of such due date (whichever is the longer) or if default is made by the Company or any Principal Subsidiary in making any payment due under any guarantee and/or indemnity given by it on the due date for such payment as extended by any applicable grace period as originally provided or within 14 days of such due date (whichever is the longer) having in any such case an aggregate principal amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies). Provided that nothing in sub-paragraph (5) (v) (E) (b) (iii) shall apply to any loan or other indebtedness alleged to be owing by the Company or any of the Subsidiaries to a third party (not being a bank or other financial institution) and which is being contested by the Company or any of the Subsidiaries in good faith; or

                  (iv) if any order shall be made by any competent court or resolution effectively passed for the winding up or dissolution of the Company or any Principal Subsidiary except where:-

                           (a) such winding up or dissolution is for the purposes of a reconstruction, reorganisation, merger or amalgamation; or

                           (b) such winding up is a members' voluntary winding up of a Principal Subsidiary in the course of which the whole or substantially the whole of the assets available for distribution are distributed and transferred to the Company or another Subsidiary, in which event the transferee (unless it is the Company or a Principal Subsidiary) shall become a Principal Subsidiary; or

                           (c) such winding up is a creditors' voluntary winding up of a Principal Subsidiary in which the Company and/or another Subsidiary are the only creditors; or

                  (v) if the Company or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in connection with the transfer by one Principal Subsidiary of the whole or any part of its business to the Company or to another Subsidiary (in which event the transferor shall thereupon cease to be a Principal Subsidiary) and save that neither a disposal on arm's length terms of the whole or any part of the issued share capital of any company (including a Principal Subsidiary) or of the whole or any part of the business, undertaking or assets of a Principal Subsidiary nor any of the events described in the exceptions to sub-paragraph
                           (5) (v) (E) (b) (iv) of this Schedule shall be deemed to be a cessation for the purposes of this sub-paragraph (v); or

                  (vi) if the Company or any Principal Subsidiary shall stop payment or shall be unable to, or shall admit inability to, pay its debts as they fall due in any such case in respect of a debt or debts of an aggregate principal amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies); or

                  (vii) if a receiver, administrator or other similar official shall be appointed in relation to the Company or any Principal Subsidiary or in relation to the whole or substantially the whole of the assets of any of them in respect of a debt or debts of an aggregate amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies) or an encumbrancer shall take possession of any assets in respect of a debt or debts of an aggregate principal amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies) or a distress or execution or other process for the recovery or enforcement of any debt shall be levied or enforced upon or sued out against the whole or substantially the whole of the assets of the Company or any Principal Subsidiary in respect of a debt or debts of an aggregate amount of at least U.S.$5,000,000 (or its equivalent in any other currency or currencies), and in any of the foregoing cases the same shall not be discharged or removed within 30 days, provided that this sub-paragraph (vii) shall not apply to any asset acquired by the Company or any Principal Subsidiary in the 12 month period prior to the appointment of such receiver, administrator or other similar official or the taking of possession, levying of distress or execution or other such process referred to above; or

                  (viii) if the Company or any Principal Subsidiary shall initiate or consent to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or shall make a conveyance or assignment for the benefit of, or shall enter into any composition or other arrangement with, its creditors generally except where:-

                           (a) such proceedings are for the purpose of a reconstruction, reorganisation, merger or amalgamation;

                           (b) such proceedings relate to a members' voluntary winding up of a Principal Subsidiary in the course of which the whole or substantially the whole of the assets available for distribution are distributed and transferred to the Company or another Subsidiary, in which event the transferee (unless it is the Company or a Principal Subsidiary) shall thereupon become a Principal Subsidiary; or

                           (c) such proceedings relate to a creditors' voluntary winding up of a Principal Subsidiary in which the Company and/or another Subsidiary are the only creditors.

                           For this purpose a Principal Subsidiary at any time shall mean (i) a Subsidiary whose net profits (before taxation and extraordinary items) (consolidated in the case of a Subsidiary which itself has subsidiaries) or gross revenues (consolidated in the case of a Subsidiary which itself has subsidiaries) in each case attributable to the Company represents not less than 20 per cent. of the consolidated net profits (before taxation and extraordinary items) or, as the case may be, consolidated gross revenues of the Company and the Subsidiaries taken as a whole (in each case attributable to the Company), all as calculated by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest consolidated audited accounts of the Company and the Subsidiaries (provided that (a) a Subsidiary the net profits (before taxation and extraordinary items) and gross revenues of which (consolidated in the case of a Subsidiary which itself has subsidiaries) were not consolidated for the purpose of preparing the latest consolidated audited accounts of the Company shall be treated as though it were not a Subsidiary for the purposes of this definition and may not therefore be a Principal Subsidiary; (b) if, in the case of any Subsidiary which itself has subsidiaries, no consolidated accounts are prepared and audited, its consolidated net profits (before taxation and extraordinary items) and consolidated gross revenues shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its subsidiaries prepared for this purpose by the Auditors of the Company or the auditors for the time being of the relevant Subsidiary; and (c) a Subsidiary acquired within a 12 month period of any relevant event shall not be treated for the purposes of this definition as a Subsidiary and may not therefore be a Principal Subsidiary) and (ii) Henlys Group Limited ("Henlys"), until the earlier of 1st July, 1988 anial ownership by the Company and/or any of the Subsidiaries in the total issued share capital (on a fully diluted basis, assuming full conversion of all shares and other securities convertible into issued voting shares) of Henlys falls below 50.1 per cent.

                           A report by the Auditors of the Company that in their opinion a Subsidiary is or is not a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

                           In the case of a partial redemption of Fourth Preference Shares, the Fourth Preference Shares to be redeemed will be selected individually by lot in such place as the Directors may select and in such manner as the Directors shall deem to be appropriate and fair not more than 60 days prior to the date fixed for redemption and a list of Fourth Preference Shares called for redemption will be published by the Company in accordance with these Bye-Laws not less than 30 days prior to such date.

                           The Company shall give notice to the Fourth
                           Preference Shareholders of any date fixed for redemption (other than final redemption) and the place at which certificates for such Fourth Preference Shares are to be presented for redemption. Upon any date for redemption each Fourth Preference Shareholder shall be bound to deliver to the Company at such place the certificates for the Fourth Preference Shares held by him in order that the same may be cancelled. Upon such date the Fourth Preference Shares shall be redeemed and upon delivery on such date or thereafter of the relevant Fourth Preference Share certificates (or an appropriate form of indemnity) the Company shall pay to each such holder or former holder (or, in the case of joint holders, to the holder whose name stands first in the Register in respect of such Fourth Preference Shares) the amount due to him in respect of such redemption.

(vi)     AS REGARDS TAXATION

         All payments of the nominal amount, premium and dividend will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any authority therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received by the Fourth Preference Shareholders after such withholding or deduction shall equal the respective amounts of the nominal amount, premium and dividend which would have been receivable in respect of the Fourth Preference Shares in the absence of such withholding or deduction, except that no such additional amounts shall be payable with respect to any Fourth Preference Shareholder:

         (a) who is liable to such taxes, duties, assessments or governmental charges in respect of his Fourth Preference Share(s) by reason of his having some connection with Bermuda other than being a Fourth Preference Shareholder; or

         (b) who receives such payment in Bermuda and who would be able to avoid such withholding or deduction by satisfying any statutory requirements or by making a declaration of non-residence or other similar claim for exemption to the Bermudian tax authority but fails to do so.

(vii)    AS REGARDS NOTICES

         Notices to Fourth Preference Shareholders will be given in accordance with Bye-Law 95 and, so long as the Fourth Preference Shares are listed on the Luxembourg Stock Exchange, by publication in the Luxemburger Wort in Luxembourg or such other newspaper in Luxembourg as shall be designated by the Company for such purposes.

(viii)   CONVERSION RATES

         Where pursuant to this Schedule any amount is required to be converted into U.S. dollars such amount shall be translated into U.S. dollars on the relevant date by reference (where practicable) to the average of the spot rates of exchange quoted at the close of business on such day by an internationally recognised merchant or investment bank selected by the Company and (where not so practicable) by reference to such other rates and/or dates as the Directors may consider fair and reasonable.

(ix)     AS REGARDS PRESCRIPTION

         The holders of Fourth Preference Shares who have failed to claim distributions and/or rights within 12 years of their having been made available to them will not thereafter be able to claim such distributions and/or rights.

(6) The rights attaching to the Fifth Preference Shares shall be as follows:

(i)      DEFINITIONS

(A) In this paragraph (6) unless there is something in the subject or context inconsistent therewith:

         "Additional Put Date"      means a Dividend Payment Date falling after
                                    the Put Date which immediately follows an Additional Put Notice in which the Company offers to pay an Additional Put Price;

         "Additional Put Notice"    means a notice given by the Company to the
                                    Fifth Preference Shareholders in accordance with paragraph (viii) (A) below;

         "Additional Put Period"    means the period beginning and ending on a
                                    Dividend Payment Date specified by the
                                    Company in an Additional Put Notice in which the Company offers to pay a different rate of dividend in accordance with paragraph
                                    (viii)(A)(b) below;

         "Additional Put Price"     means a specified amount or amounts
                                    expressed as a percentage of the Issue
                                    Amount or, in the case where a floating rate of dividend is also offered under paragraph
                                    (viii) (A) (b) below, expressed by reference to a formula approved by a Bank;

         "Agent"                    means such person(s) as the Company may
                                    from time to time designate as Agent(s) by notice to the Fifth Preference Shareholders;

         "Auditors"                 means the auditors of the Company for the
                                    time being;

         "Average Dividend          means:
         Return"
                                    (i)      in the case of a dividend at a
                                             fixed rate, the yield to the
                                             relevant date from the immediately
                                             preceding Put Date (the "Preceding
                                             Put Date") calculated on the basis
                                             of the Put Value on each of those
                                             dates, any Put Waiver Amount
                                             payable on the Preceding Put Date
                                             and the rate of dividend in the
                                             period between each of those dates,
                                             calculated according to the method
                                             of calculation described in
                                             paragraph (viii)(E)(d) below; and

                                    (ii)     in the case of a dividend at a
                                             floating rate, the yield to the
                                             relevant date from the Preceding
                                             Put Date calculated as described in
                                             paragraph (viii)(E)(d) below;

         "BAA" means BAA plc, a public limited company incorporated in England with registered number 1970855;

         "BAA Shares"               means fully paid ordinary shares of 25p each
                                    in the capital of BAA and, after a
                                    Sub-division or Consolidation, a Rights
                                    Issue, a Relevant Event or an Offer, means or includes such resulting, additional or replacement securities, as the case may be;

         "Bank" means an independent investment bank of international repute (acting as an expert) appointed by the Directors;

         "business day"             means any day on which the London Stock
                                    Exchange is open for business;

         "Beneficial Owner"         means ADT Retirement International Fund
                                    Limited as beneficial owner of the BAA
                                    Shares which will initially comprise the Exchange Property and includes any other person who is the beneficial owner for the time being of any of the Exchange Property;

         "Capital Distribution"     means any dividend or other distribution
                                    (including a distribution in specie) paid or made (whether on a return of capital or otherwise) by a Relevant Company in respect of Relevant Securities to the extent that the amount of such dividend or distribution exceeds the amount calculated by reference to the following formula:

                                    P - D

                                    where:

                                    P = the aggregate of the net consolidated profit less the aggregate of the net consolidated losses of the Relevant Company and its subsidiaries after taxation and minority interests but before extraordinary items and excluding any profits applied in paying up shares or other securities credited as fully paid by way of capitalisation of profits, in respect of the first financial period ending on or after 31st March, 1988; and each subsequent financial period in respect of which an audited consolidated profit and loss account of the Relevant Company and its subsidiaries has been published, as shown by such profit and loss accounts;

                                    D = the aggregate amount of all dividends or other distributions paid or made by the Relevant Company on the Relevant Securities in respect of any and all financial periods ending on or after 31st March, 1988 provided that if such amount is greater than "P" then "D" shall be deemed to be equal to "P";

                                    and for these purposes:

                                    (i) the amount of any distribution made
                                    otherwise than in cash shall be deemed to be equal to the Current Market Value of the relevant assets as at the date on which the distribution is made;

                                    (ii) a distribution shall be deemed to be paid or made in respect of the financial period in respect of which it is expressed by the Relevant Company to be an interim or final distribution or, in the case of a distribution which is not so expressed to be in respect of any financial period, in respect of the financial period in which it is paid or made;

                                    (iii) the issue of shares or other
                                    securities credited as fully paid by way of capitalisation of profits, reserves or any other account of the Relevant Company shall be deemed not to be a dividend or distribution within the meaning of this definition (whether or not preceded by a declaration of dividend); and

                                    (iv) Current Market Value shall bear the same meaning as the definition of "Current Market Value" below, except that the value of publicly traded securities and assets (other than cash) shall be determined as at the date of the distribution and not by reference to each day during a period of five consecutive business days ending on the second business day prior to an Exchange Date;

         "Cash Amount"              means an amount in Sterling equal to the
                                    Current Market Value of the relevant
                                    Exchange Property;

         "Current Market Value"     means the aggregate of:

                                    (i) the value of publicly traded securities included in the Exchange Property, which shall be deemed to be the average of, in the case of an election by the Company under paragraph (iv) (D) below, the closing bid price or, for any other purposes, the mid-market price of such securities on each business day during a period of five consecutive business days ending on the second business day prior to the relevant Exchange Date (in the case of BAA Shares, as taken from the London Stock Exchange Daily Official List and, in the case of any other publicly traded securities, by reference to such stock exchange or other securities market on which such securities are principally traded, as the Company shall determine on the advice of a Bank and converted (if necessary) into Sterling at the spot buying rate prevailing on the relevant Exchange Date of a Bank);

                                    (ii) the amount of any cash comprised in the Exchange Property (converted, if necessary, as aforesaid); and

                                    (iii) the value of all other assets and of publicly traded securities, for which a value cannot be determined pursuant to paragraph (i) shall be deemed to be the average value for the said five business day period (converted, if necessary, as aforesaid) as certified (in the case of securities) by a Bank or (in the case of other assets) by an independent appraiser of international repute (acting as expert) appointed by the Directors;

         "dividend"                 includes any different rate of dividend
                                    payable by the Company pursuant to paragraph
                                    (viii) (A) (b) below;

         "Dividend Payment Date"    means 31st January or 31st July in each
                                    year;

         "Dollars", "U.S. $" and    means dollars and cents being the lawful
         "cents"                    currency for the time being of the United
                                    States of America;

         "Exchange Date"            means, in relation to any Fifth Preference
                                    Share, the business day following the date of delivery of the certificate for the relevant Fifth Preference Share together with a duly completed Exchange Notice and any payment then due by the Fifth Preference
                                    Shareholder (including all taxes and stamp, issue and registration duties (if any) arising on exchange in any jurisdiction, other than capital or stamp duties payable in Bermuda (if any)); provided that the certificate for a Fifth Preference Share delivered during any suspension of Exchange
                                    Rights shall be deemed to have been so
                                    delivered on the day on which such
                                    suspension ends;

         "Exchange Notice"          means a notice in such form as may be
                                    specified from time to time by the Directors in relation to the exercise by a Fifth
                                    Preference Shareholder of an Exchange Right;

         "Exchange Property"        means, in relation to each Fifth Preference
                                    Share, initially 2,268 fully paid ordinary shares of 25p each in BAA or such other BAA
                                    Shares as may be deemed by this paragraph
                                    (6) for the time being to be, or to be part of, the Exchange Property and/or such other property as may be deemed by this paragraph
                                    (6) for the time being to be, or to be part of, the Exchange Property but excluding such property as may be deemed by this paragraph
                                    (6) to have ceased to be, or to be part of, the Exchange Property;

         "Exchange Right"           means the right of a Fifth Preference
                                    Shareholder to require the Company to
                                    procure the delivery of Exchange Property on the terms of this paragraph (6);

         "Fifth Preference"         means a person in whose name a Fifth
                                    Shareholder" Preference Share is registered;

         "Final Date"               means, in relation to any Offer, the date
                                    such Offer becomes or is declared
                                    unconditional in all respects;

         "First Put Date"           means 31st July, 1995;

         "Floating Rate Equation"   means an equation determined by a Bank for
                                    the purposes set out in paragraph
                                    (v)(C)(a)(2) below;

         "Global Exchange Date"     means the day following expiry of a period
                                    of 90 days following completion of the
                                    distribution of Fifth Preference Shares as determined by the Directors;

         "Issue Amount"             means, in relation to a Fifth Preference
                                    Share, the aggregate of the capital and
                                    premium paid up on the issue of such Fifth
                                    Preference Share;

         "the London Stock          means The International Stock Exchange of
         Exchange"                  the United Kingdom and the Republic of
                                    Ireland Limited;

         "Offer" means an offer to acquire any Relevant Securities whether expressed as a legal offer, an invitation to treat or in any other way, in circumstances where such offer is available to all holders of the applicable Relevant Securities or all such holders other than any holder who is, or is connected with, or is or is deemed to be acting in concert with, the person making such offer;

         "Option Notice"            means a notice in such form as may be
                                    specified from time to time by the Directors to be given by a Fifth Preference
                                    Shareholder to the Company to exercise a Put
                                    Option;

         "Principal Subsidiary"     means a Subsidiary whose net profits (before
                                    taxation and extraordinary items)
                                    (consolidated in a case of a Subsidiary
                                    which itself has Subsidiaries) or gross
                                    revenues (consolidated in the case of a
                                    Subsidiary which itself has Subsidiaries) in each case attributable to the Company represents not less than 20 per cent. of the consolidated net profits (before taxation and extraordinary items) or, as the case may be, consolidated gross revenues of the Company and the Subsidiaries taken as a whole (in each case attributable to the Company), all as calculated by reference to the then latest audited accounts
                                    (consolidated or, as the case may be,
                                    unconsolidated) of such Subsidiary and the then latest consolidated audited accounts of the Company and the Subsidiaries (provided that: (a) a Subsidiary the net profits
                                    (before taxation and extraordinary items) and gross revenues of which (consolidated in the case of a Subsidiary which itself has Subsidiaries) were not consolidated for the purpose of preparing the latest consolidated audited accounts of the Company shall be treated as though it were not a Subsidiary for the purposes of this definition and may not therefore be a Principal Subsidiary; (b) if, in the case of any Subsidiary which itself has Subsidiaries, no consolidated accounts are prepared and audited, its consolidated net profits (before taxation and extraordinary items) and consolidated gross revenues shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared for this purpose by the Auditors or the auditors for the time being of the relevant Subsidiary; (c) a Subsidiary acquired within 12 months before any relevant event shall not be treated for the purposes of this definition as a Subsidiary and may not therefore be a Principal
                                    Subsidiary; and (d) no account shall be
                                    taken of any revenues from any transaction between the Company and any Subsidiary or between any Subsidiary and another
                                    Subsidiary); a report by the Auditors that in their opinion a Subsidiary is or is not, or was or was not at any particular time, a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

         "Put Date"                 means the First Put Date and any Additional
                                    Put Date;

         "Put Option"               means the right of a Fifth Preference
                                    Shareholder to require the Company to redeem a Fifth Preference Share on the dates and at the amounts set out in paragraph (v)(F) below;

         "Put Value"                means in respect of the First Put Date
                                    141.73 per cent. of the Issue Amount or in respect of an Additional Put Date the Additional Put Price specified in a relevant
                                    Additional Put Notice;

         "Put Waiver Amount"        means a specified amount payable by the
                                    Company in the circumstances specified in paragraph (viii)(A)(c) below;

         "record date"              means, in relation to any issue of Fifth
                                    Preference Shares, securities, rights,
                                    options or warrants or any dividend or
                                    capital distribution, the date as at which Fifth Preference Shareholders must be registered in order to participate therein or, in relation to BAA Shares or other
                                    Registered Securities comprised in the
                                    Exchange Property, securities, rights,
                                    options or warrants or any dividend or
                                    capital distribution, the date as at which the holder of such BAA Shares or other
                                    Registered Securities must be registered in order to participate therein;

         "Reference Stock"          means a stock or security specified by the
                                    Directors by reference to which a rate of dividend may be determined;

         "Registered                means securities in registered form;
         Securities"

         "Registration Date"        means the date on which a Fifth Preference
                                    Shareholder, having exercised his Exchange
                                    Rights, is registered as the
                                    holder of such Relevant Securities as are Registered Securities;

         "Relevant Company"         means a company whose securities for the
                                    time being comprise Relevant Securities;

         "Relevant Event", "Rights Issue" and "Sub-division and Consolidation" have the meanings respectively assigned to them by paragraph (iv) (C) below;

         "relevant date" has the meaning assigned to it in paragraph
         (v)(C)(a)(2) below;

         "Relevant Redemption       means the amount calculated in accordance
         Amount"                    with the equation set out in
                                    paragraph (v)(C)(a)(2) below and:

                                    (i)      in the case of redemption on or
                                             prior to 31st January, 1991, the
                                             equation will be applied on the
                                             following basis:

                                             "c" will be taken as zero;

                                             "p" will be taken as 100 per cent;

                                             "r" will be taken as 6.84 per cent.
                                             (expressed as a fraction) and "n"
                                             will be determined by reference to
                                             the relevant period elapsed from
                                             the date of issue of the Fifth
                                             Preference Shares to the date of
                                             redemption; and

                                             "z" will be taken as 100 per cent;
                                             or

                                    (ii)     in the case of redemption on or
                                             prior to 31st July, 1995 but after
                                             31st January, 1991, the equation
                                             will be applied on the following
                                             basis:

                                             "c" will be taken as 4 per cent;

                                             "p" will be taken as 104.38 per
                                             cent;

                                             "r" will be taken as 6.84 per cent.
                                             (expressed as a fraction) and "n"
                                             and "i" will be determined by
                                             reference to the relevant period
                                             elapsed from 31st January, 1991 to
                                             the date of redemption; and

                                             "z" will be taken as zero; or

                                    (iii)    in the case of a redemption date
                                             after 31st July, 1995, the equation
                                             will be as specified in paragraph
                                             (v)(C)(a)(2) below, provided that
                                             if the due date of redemption is
                                             after 31st July, 1995 and there is
                                             no Put Date falling after the due
                                             date for
                                             redemption the Relevant Redemption
                                             Amount shall be the Issue Amount;
                                             or

                                    (iv)     where the Floating Rate Equation is
                                             applicable to any Additional Put
                                             Period or Additional Put Date and
                                             any redemption of Fifth Preference
                                             Shares takes place during such
                                             period or on such date and a
                                             Relevant Redemption Amount is
                                             payable on that redemption then the
                                             reference to the equation in
                                             paragraph (v)(C) (a) (2) below
                                             shall instead be a reference to the
                                             Floating Rate Equation;

         "Relevant Securities"      means the BAA Shares and/or any other
                                    securities for the time being comprised in the Exchange Property;

         "shares" includes, save where the context does not admit of the same or as otherwise herein expressly provided, fractions of shares;

         "Sterling" "(pound)" "p"   means pounds sterling and pence being the
         and "pence"                lawful currency for the time being of the
                                    United Kingdom;

         "Specified Date"           means, in relation to any Offer, the
                                    eleventh day following that on which such Offer was made;

         "United Kingdom"           means the United Kingdom of Great Britain
                                    and Northern Ireland; and

         "United States"            means the United States of America, its
                                    territories and possessions.

(B) In this paragraph (6), unless there is something in the subject or context inconsistent therewith, references to:

         (a) companies include references to any bodies corporate however and wherever incorporated; and

         (b) property include references to shares, securities, cash and other assets or rights of any nature.

(ii)     AS REGARDS INCOME

         Each Fifth Preference Shareholder shall be entitled in respect of each Fifth Preference Share held by him in priority to any payment of dividend or other distribution on or in respect of any other class of shares of the Company (other than shares ranking pari passu with the Fifth Preference Shares) initially to a fixed cumulative preferential dividend at the rate of 8 per cent. per annum on the Issue Amount, to be paid, if and so far as in the opinion of the Directors the profits of the Company justify such payments, half-yearly on each Dividend Payment Date in respect of the half years ending on those dates, except that the first such dividend payment on any Fifth Preference Shares issued on or before 31st July, 1990 will be payable on 31st January, 1991 in respect of the period from (and including) the date of issue of the relevant Fifth Preference Shares to (but excluding) 31st January, 1991 and the first such payment on any Fifth Preference Share issued after 31st July, 1990 will be payable on the Dividend Payment Date immediately following the date of issue of that Fifth Preference Share in respect of the period from (and including) the date of issue to (but excluding) that Dividend Payment Date. The Fifth Preference Shares shall not entitle the holders thereof to any further or other right of participation in the profits of the Company. The Fifth Preference Shares shall rank for dividend pari passu as between themselves.

         Dividends shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed. Payments of such dividends and any other distributions (other than the Cash Amount) in respect of the Fifth Preference Shares (including payments due on redemption) will be made (except prior to the Global Exchange Date) by the Company posting a dividend warrant or cheque in Sterling to the registered addresses of the Fifth Preference Shareholders as at the relevant record date which (until the Company gives notice of a change) shall be the fifteenth day prior to the relevant Dividend Payment Date, unless any other manner of payment is agreed by the Directors.

(iii)    AS REGARDS CAPITAL

         On a return of capital on liquidation or otherwise (but not on redemption) the assets of the Company available for distribution among the Members shall be applied in priority to any payment to the holders of any other class of shares of the Company (other than shares ranking pari passu with the Fifth Preference Shares), save as provided below, in repaying the aggregate Issue Amount (or, where applicable, the Relevant Redemption Amount) of the Fifth Preference Shares, together with a sum equal to any arrears or accruals of the dividend thereon, to be calculated down to and inclusive of the date of the return of such aggregate Issue Amount (or, as the case may be, the Relevant Redemption Amount) and to be payable whether or not such dividend has been declared or earned, but the Fifth Preference Shares shall not entitle the holders thereof to any further or other right of participation in the assets of the Company. The Fifth Preference Shares shall rank for return of the Issue Amount (or, as the case may be, the Relevant Redemption Amount) in respect of each such Fifth Preference Share on liquidation or otherwise pari passu as between themselves.

         So long as any Fifth Preference Share remains in issue, the Company will not (unless such sanction has been given by the Fifth Preference Shareholders as would be required for a variation of the special rights attaching to the Fifth Preference Shares) create and issue any shares ranking as regards order in the participation in the profits of the Company or in the assets of the Company on a winding up or otherwise in priority to the Fifth Preference Shares, but the Company may issue, without obtaining the consent of the Fifth Preference Shareholders or any of them, shares ranking pari passu, in the circumstances specified above, with the Fifth Preference Shares and carrying such rights as to dividend, voting, redemption, conversion, exchange or otherwise as the Directors or the Company in General Meeting may determine.

(iv)     AS REGARDS EXCHANGE

(A)      (a)      A Fifth Preference Shareholder may, subject as provided in this paragraph (iv)(A) and in paragraphs (iv)(D) and (iv)(E) below, exercise an Exchange Right from the later of 3rd
                  November, 1990 and the Global Exchange Date (or, if earlier, from the date an Offer is made), to the close of business (at the place where the certificate for the relevant Fifth
                  Preference Share is deposited) on the seventh business day
                  (subject to the third paragraph in paragraph (v)(F)(a) below) preceding 31st July, 2005 or any earlier date for redemption of the relevant Fifth Preference Share, subject in each case to compliance with any relevant Bermudian legislation and any applicable fiscal or other laws or regulations applicable at the place aforesaid and to the suspension of Exchange Rights pursuant to paragraph (iv)(E) below.

         (b) An Exchange Right may be exercised by the delivery of the certificate for the relevant Fifth Preference Share to the specified office of any Agent during the usual business hours of such Agent, accompanied by a duly completed and signed Exchange Notice. An Exchange Notice once delivered shall be irrevocable.

                  A Fifth Preference Shareholder exercising an Exchange Right shall not be required to pay any capital or stamp duties payable in Bermuda (if any) in respect of the exercise of such Exchange Right and/or on the delivery or other disposition of Exchange Property by or on behalf of, or at the direction of, the Company to or to the order of the relevant Fifth Preference Shareholder and any such duties so payable shall be paid by the Company. Neither the Company nor any Agents will impose any charge on exchange of any of the Fifth Preference Shares.

                  If, at any time when delivery of the Exchange Property (or any part thereof) other than cash is required, it appears to the Directors that such delivery would be unlawful or illegal under the laws of any applicable jurisdiction the Company will pay the Cash Amount.

         (c) A Fifth Preference Shareholder shall, when delivering an Exchange Notice, notify the relevant Agent of the account or accounts to which payment of any cash sum (other than dividends and other distributions in respect of the Fifth Preference Shares which will be paid in the manner provided in paragraph (ii) above) which such Fifth Preference Shareholder is entitled to receive (whether pursuant to an election by the Company under paragraph (iv)(D) below or otherwise) shall be made. Where such payment is in Sterling or in Dollars, such account shall be with a bank in London and in any other case it shall be with a bank in the principal financial centre of the currency concerned.

         (d) The Company shall procure the delivery of the relevant transfer forms and/or certificates for any Registered Securities comprised in the Exchange Property and the delivery (or, as the case may be, payment) of any other assets comprised in the Exchange Property deliverable (or, as the case may be, payable) upon exchange to the relevant Fifth Preference Shareholder not later than 21 days after the relevant Exchange Date. Notwithstanding the above, if the Exchange Property has changed, in whole or in part, as a result of the acceptance of an Offer as described in paragraph
                  (iv)(C) below (or will change as a result of any Offer becoming unconditional in all respects), then the time period for such delivery (or, as the case may be, payment) shall be the longer of the period set out above and two business days following the date of receipt of the consideration under the Offer.

                  In the absence of appropriate changes in applicable securities laws, delivery (or, as the case may be, payment) of any BAA Shares or other Exchange Property or any document of title in respect thereof to an address in the United States or to any person who is unable to make the certification provided for in the Exchange Notice will not be authorised.

                  If:

                  (1) the day of exercise of an Exchange Right is after the date of any announcement affecting the composition of any part of the Exchange Property (other than BAA Shares or Registered Securities in circumstances where the relevant entitlement is determined by reference to a record date in respect thereof), but before the date on which such change is effective and such change is effective on or before the date for delivery of Exchange Property under this paragraph
                           (iv)(A)(d); or

                  (2) the Exchange Date is after the record date in respect of any Rights Issue, Sub-division or Consolidation, or Relevant Event (as defined in paragraph (iv)(C) below) in respect of any Registered Securities comprised in the Exchange Property but before the date of issue or grant or exercise of such rights in respect of any Rights Issue or before the date that such Sub-division or Consolidation or Relevant Event takes place or is effective or is made or any Capital Distribution is deemed to be received or receivable in respect of the Exchange Property or made; or

                  (3) the Exchange Date is on or before the record date in respect of a Rights Issue or Sub-division or Consolidation or Relevant Event in respect of any Registered Securities comprised in the Exchange Property in circumstances where the Registration Date in respect of such Registered Securities is after such record date;

                  then the relevant Fifth Preference Shareholder shall be entitled to receive, in respect of the exercise of the relevant Exchange Rights, the Exchange Property which would have been receivable had the relevant Exchange Date been immediately after the date on which such change in the composition of the Exchange Property is effective or, as the case may be, had the relevant Registration Date in respect of such Registered Securities been immediately before such record date.

         (e) The Fifth Preference Shares so exchanged shall carry the right to any dividends in respect of any period up to (and including) the end of a six month period ending on the Dividend Payment Date immediately preceding the relevant Exchange Date but not in respect of any subsequent period and in the case of an exchange prior to 31st January, 1991 shall carry no right to any dividend; provided always that if any notice requiring the redemption of any Fifth Preference Share is given pursuant to paragraph (v)(C) below during the ten business day period prior to any record date and up to the relevant record date in respect of any dividend payable in respect of BAA Shares or other Registered Securities which at that time comprise over 50 per cent. of the Exchange Property where such notice specifies a date for redemption falling on or prior to the next Dividend Payment Date, dividends shall accrue (except to the extent already taken into account in paragraph (v)(C)(a)(2) below) on any such Fifth Preference Shares called for redemption which are exchanged and have an Exchange Date on or after the relevant record date to (but excluding) such Exchange Date. If any such notice of redemption is given by the Company specifying a date for redemption falling on or after 14th May, 1995 and on or prior to 31st July, 1995, dividends shall accrue on any Fifth Preference Shares delivered for exchange during the period from 14th May, 1995 to 31st July, 1995 (both dates inclusive) from the preceding 31st January to the

                  Exchange Date in respect of such Fifth Preference Shares. Any such dividends shall be paid by the Company not later than 21 days after the relevant Exchange Date.

                  An Exchange Notice given by a Fifth Preference Shareholder on or after a record date in respect of a Dividend Payment Date but before that Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such date.

         (f) Subject to paragraph (iv) (A) (d) above and as otherwise provided in this paragraph (6), Exchange Property shall not include any dividends or other income thereon or other distributions or rights in respect thereof, declared, paid or made by reference to a record date prior to the relevant Exchange Date.

         (g) No fraction of a BAA Share or any security or any other property comprised in the Exchange Property which is not divisible shall be delivered on the exercise of Exchange Rights but (except in respect of cases where such cash payment would amount to less than (pound)5 in respect of any Fifth Preference Share) a cash payment of an amount equal to the value of such fraction (such amount to be rounded down to the nearest penny) shall be made by the Company to the relevant Fifth Preference Shareholder, pursuant to directions given to the relevant Agent by the Fifth Preference Shareholder, as provided in paragraph (iv)(A)(c) above, not later than 21 days after the relevant Exchange Date.

         (h) Exchange of the Fifth Preference Shares may be effected in such manner as the Directors may, subject to the provisions of these Bye-Laws and the Companies Acts, from time to time determine and without prejudice to the generality of the foregoing may be effected by the redemption or purchase of Fifth Preference Shares in such manner and at such price as the Directors may determine. In the case of an exchange effected by means of the redemption or purchase of Fifth Preference Shares, the Directors may effect redemption or purchase of the relative Fifth Preference Shares out of the amount paid up on such Fifth Preference Shares, out of profits of the Company which would otherwise be available for dividend, out of the proceeds of a fresh issue of shares or in any other manner for the time being permitted by law.

(B) The Fifth Preference Shareholders shall have no proprietary or other interest in the BAA Shares, other Relevant Securities or any other property comprising part of the Exchange Property prior to exchange and the Beneficial Owner shall at all times have absolute discretion to exercise, or to direct the exercise of, its voting and all other rights in respect of such BAA Shares, Relevant Securities and any other property comprising part of the Exchange Property prior to exchange without any liability on its part.

         In the event of an Offer, the Beneficial Owner shall have absolute discretion to accept, or direct the acceptance of, such Offer (including as to any alternative consideration) or to reject such Offer, provided that it may not accept any such Offer prior to the Specified Date in respect thereof.

         Except as provided in paragraphs (iv)(A), (B), (D) and (F) and
         (v)(C)(c) below, the Company shall exercise any discretions affecting the Exchange Property in such a manner that all Fifth Preference Shares shall be treated the same.

(C) If at any time whilst any of the Fifth Preference Shares remains in issue:

         (a) Relevant Securities are sub-divided or consolidated (a "Sub-division or Consolidation") then the securities resulting from such Sub-division or Consolidation, so far as attributable to the Exchange Property, shall be, or be included in, the Exchange Property;

         (b) further shares or other securities, or options, warrants or rights to subscribe or purchase further shares or other securities, shall be offered by way of rights to the holders of Relevant Securities (a "Rights Issue"), then the Company shall procure the addition to the Exchange Property of either
                  (i) such number of shares or other securities, or options, warrants or rights as would have been subscribed or purchased if, on the seventh day prior to the latest day for accepting or taking up any such rights (or, if such day is not a business day, the immediately preceding such business day), sufficient rights had been sold to enable the whole of the balance of such rights to be so taken up together with an amount equal to what would have been any such excess sales proceeds remaining after taking up such balance (except where such cash proceeds would amount to less than (pound)3) or (ii) cash equal to the Current Market Value of such rights nil paid (for this purpose Current Market Value shall be calculated by reference to the last day that the Rights Issue is open for acceptance rather than the Exchange Date); such number of shares or other securities or options, warrants or rights (together with an amount equal to what would have been such excess sales proceeds) or the relevant cash (as the case may
                  be) shall become part of the Exchange Property and pending the foregoing, such rights shall form part of the Exchange Property;

         (c)      any of the following events occurs (a "Relevant Event"):

                  (i) shares or other securities are issued credited as fully paid to holders of Relevant Securities by way of capitalisation of profits or reserves otherwise than pursuant to a dividend plan which includes a scrip alternative or an issue of warrants or options; or

                  (ii)     any Capital Distribution is made; or

                  (iii)    pursuant to any scheme of arrangement,
                           reorganisation, amalgamation or reconstruction of any company or companies (whether or not involving liquidation or dissolution), any further shares or other securities are issued or transferred to holders of Relevant Securities;

                  then the further shares, securities or other assets received in relation to the Relevant Event, so far as attributable to the Exchange Property, shall be included as part of the Exchange Property; or

         (d) an Offer is accepted or any Relevant Securities are subject to compulsory acquisition then, with effect from the Final Date, the Exchange Property will consist, in whole or in part, of the cash consideration, if any, and any other consideration received for such Relevant Securities acquired under the Offer or pursuant to such compulsory acquisition.

         To the extent that Exchange Property consists of different types of securities, this provision shall apply mutatis mutandis.

         The Company shall give notice to the Fifth Preference Shareholders of any change in composition of the Exchange Property as soon as reasonably practicable following such change, and shall give details of the Exchange Property to which the holder of a Fifth Preference Share would be entitled upon exercise of the Exchange Rights.

(D) The Company may elect from time to time (notwithstanding that a valid Exchange Notice has been delivered) by not less than two business days' prior written notice to the relevant Agent (who shall inform a Fifth Preference Shareholder upon request or on exercise of his Exchange Right(s) (if notice is given prior to exercise thereof)), in lieu of procuring the delivery of the Exchange Property otherwise deliverable on the relevant Exchange Date, to pay to the relevant Fifth Preference Shareholder the Cash Amount. Where a valid Exchange Notice has been delivered, the election of the Company shall only be valid in relation to the relevant Fifth Preference Shareholder if the notice is given not later than two business days after the relevant Exchange Date.

         Any such notice may be given subject to such conditions, if any, as the Directors shall think fit and may be given generally or in relation to a specific Exchange Notice. If given generally, such notice may be for all exchanges in a specified period or until further notice and may be expressed to be revocable or irrevocable, and, in the case of an irrevocable notice, the relevant Exchange Right(s) shall thereupon terminate. Such election, if revocable, may only be revoked upon not less than two business days' prior written notice to the relevant Agent.

         Where the Company has made such an election which remains in effect on the Exchange Date in relation to any Fifth Preference Share, the Company shall procure that the relevant Cash Amount is paid to the relevant Fifth Preference Shareholder not later than nine business days after such Exchange Date in accordance with directions given to the relevant Agent pursuant to paragraph (iv)(A)(c) above.

(E) The Exchange Rights shall be suspended from (i) the Specified Date until any acceptances made by the Beneficial Owner of the relevant Offer are withdrawn or the relevant Offer lapses or becomes or is declared unconditional in all respects, and (ii) the date any vote is cast in relation to any applicable scheme of arrangement, reorganisation, amalgamation or reconstruction which is approved by the required majority until the same is approved or rejected by the relevant judicial or other authorities. The Company shall give notice to the Fifth Preference Shareholders of the beginning and end of any such suspension as soon as reasonably practicable after it becomes aware of the same (which notification may be given before or after such suspension has begun).

(F) If a Fifth Preference Shareholder exercises an Exchange Right, the Company may, by notice to such Fifth Preference Shareholder and where permitted by, and subject to such additional conditions (if any) as the Directors shall deem necessary to comply with, applicable law, offer, as an alternative to procuring the delivery (or, as the case may be, payment) of the Exchange Property otherwise deliverable (or, as the case may be, payable) on the relevant Exchange Date, to issue and deliver fully paid shares in the Company in lieu of the Exchange Property otherwise deliverable (or, as the case may be, payable) on the relevant Exchange Date. If the Company makes such an offer, it shall specify the number and class of shares in the Company offered and the value attributed thereto. Such Fifth Preference Shareholder may accept such offer in the manner specified in the notice not later than six business days following the relevant Exchange Date and, on acceptance, shall give instructions for the delivery of such shares in the Company. The Company shall then be bound to issue and deliver such shares in the Company in the manner specified by the Fifth Preference Shareholder.

(v)      AS REGARDS PURCHASE AND REDEMPTION

(A)      Purchase

         Subject to the provisions of the Companies Acts or other applicable legislation, the Company or any of its Subsidiaries may at any time purchase any of the Fifth Preference Shares at any price. The Directors are hereby authorised pursuant to Section 42A of the Companies Act 1981 to take all steps required to effect any such purchase.

(B)      Final Redemption

         Unless previously redeemed, purchased or exchanged, the Company shall be obliged to redeem on 31st July, 2005 each Fifth Preference Share then issued and outstanding at its Issue Amount together with in each case a sum equal to any arrears or accruals of dividend thereon to be calculated down to (but excluding) the date of such redemption.

(C)      Redemption at the Option of the Company

         (a) The Company may, subject to the restrictions contained in this paragraph (C), from time to time, on giving not less than 45 nor more than 60 days' notice to the Fifth Preference Shareholders, redeem all or, from time to time, some (being 100 in number or an integral multiple thereof) of the Fifth Preference Shares, at their Issue Amount, together with dividends accrued up to (but excluding) the date fixed for redemption, provided that:

                  (1) Fifth Preference Shares may not be so redeemed prior to 31st July, 1993 and may only be so redeemed on or after such date but on or prior to 31st July, 1995 if
                           (i) at least 90 per cent. in Issue Amount of the Fifth Preference Shares have already been exchanged, redeemed or purchased or (ii) the average of the Current Market Values of the Exchange Property into which a Fifth Preference Share is exchangeable for each business day within the 30 day period ending on the third business day prior to the date on which such notice is given to Fifth Preference Shareholders shall have been at least 141.73 per cent. of the Issue Amount.

                  (2) If an Additional Put Notice has been given pursuant to paragraph (viii)(A) below specifying an Additional Put Date no notice pursuant to this paragraph
                           (v)(C)(a) may be given where the date of redemption specified therein is after 31st July, 1995 but on or prior to the next Put Date that has been specified therein (such Put Date being a "relevant date") unless (i) at least 90 per cent. in Issue Amount of the Fifth Preference Shares have already been exchanged, redeemed or purchased or (ii) the average of the Current Market Values of the Exchange Property into which a Fifth Preference Share is exchangeable for each business day within the 30 day period ending on the third business day prior to the date on which such notice of redemption is given to Fifth Preference Shareholders shall have been at least equal to the Issue Amount multiplied by the sum of
                           (x) the amount of dividend (expressed as a percentage of the Issue Amount of the Fifth Preference Shares) which has accrued unpaid on the Fifth Preference Shares to (but excluding) the date of redemption and
                           (y) the amount (expressed as a percentage of the Issue

                           Amount) which would (together with such accrued dividend) result in the Fifth Preference Shares yielding the Average Dividend Return.

                           As used in this paragraph (v)(C), Current Market Value shall bear the same meaning as in paragraph
                           (i)(A) above, except that the value of publicly traded securities and assets (other than cash) shall be determined by reference to each business day within the 30 day period ending on the third business day prior to the date on which notice is given to the Preference Shareholders under this paragraph (v)(C) and not by reference to each day during a period of five consecutive business days ending on the second business day prior to an Exchange Date.

                           Where the dividend referred to in (x) above is at a fixed rate, the amount in (y) shall be calculated in accordance with the following equation:

                           Amount = [p(1+r)(n) - c(n-i) - (C)[(1 -(1+r)(-i))(1+r)(n)]-0.04 x z x n]
                                                             r

                           For the purposes of the equation set out above the symbols used have the following meanings:

                           "c" means the dividend rate (expressed as a percentage of the Issue Amount) payable semi-annually on the Fifth Preference Shares in respect of the period in which the calculation is made;

                           "p" means the Put Value on the Preceding Put Date less any Put Waiver Amount (expressed as a percentage of the Issue Amount) payable on the Preceding Put Date;

                           "r"      means half of the Average Dividend Return;

                           "n" means the number of semi-annual compounding periods and parts thereof elapsed from the Preceding Put Date to the date of redemption calculated in accordance with the procedure described in paragraph (viii)(E)(d) below;

                           "i" means the number of complete semi-annual compounding periods elapsed from the Put Date; and

                           "z"      means zero except as under paragraph (v)(F)
                                    (b) below.

                           Where the dividend referred to in (x) is at a floating rate, then the amount referred to in (y) shall be calculated in accordance with the Floating Rate Equation set out in the relevant Additional Put Notice.

                  (3) If no Additional Put Notice is given specifying an Additional Put Date, or after any Put Date where no notice of a further Put Date has been given, each Fifth Preference Share to be redeemed may be redeemed by the Company at its Issue Amount.

         (b) In addition to the rights of the Company to redeem all or some of the Fifth Preference Shares, the Company may, on giving not less than 45 nor more than 60 days' notice to the Fifth Preference Shareholders, redeem all (but not some only) of the outstanding Fifth Preference Shares (other than those in respect of which an option to redeem has been exercised (and not rescinded) under paragraph (v)(F) below), on a Put Date at the Put Value applicable to such Put Date.

         (c) The Company may offer a Fifth Preference Shareholder, as an alternative to payment of the Put Value, the Exchange Property attributable to the relevant Fifth Preference Share, plus an amount of cash as it may determine. If such offer is made, it shall specify the Exchange Property offered for such Fifth Preference Share, the value attributed thereto and the cash amount offered. The Fifth Preference Shareholder may accept such offer, in the manner specified in the notice, not later than seven days prior to the relevant Put Date, and if such offer is so accepted, the Company shall be bound to deliver such Exchange Property and cash in the manner referred to in paragraph (iv)(A)(d) above and such delivery shall satisfy the Fifth Preference Shareholder's right to payment of the Put Value.

         (d) Any notice given by the Company under this paragraph (v)(C) to redeem Fifth Preference Shares will be without prejudice to the right of any Fifth Preference Shareholder to exercise a Put Option under paragraph (v)(F)(a) or (viii)(A) below so long as such Put Option takes effect on or prior to the relevant redemption date.

(D)      Redemption for taxation reasons

         If the Company would be required for reasons outside its control to pay additional amounts as provided in paragraph (vi) below, the Company may having given not less than 30 nor more than 60 days' notice to the Fifth Preference Shareholders (which notice shall be irrevocable) redeem all (but not some only) of the Fifth Preference Shares at the Relevant Redemption Amount together with, in each case, a sum equal to any arrears or accruals of the dividend thereon to be calculated down to (but excluding) the date of such redemption.

(E)      Purchase in lieu of redemption

         The Company may give not more than 30 days' notice prior to any relevant Put Date, stating that it has, if such is the case, entered into arrangements to procure the purchase by a third party or third parties of all Fifth Preference Shares which would otherwise be redeemed by the Company pursuant to the Put Option referred to in paragraph (v)(F)(a) below at a price at least equal to the relevant Put Value in respect thereof and accrued dividends.

         Such notice shall be irrevocable and shall oblige the Company to procure each such purchase and shall oblige each Fifth Preference Shareholder exercising the said Put Option to sell his Fifth Preference Share or Fifth Preference Shares without the Fifth Preference Shareholder taking any action other than that which would have been required were the Fifth Preference Shares to be redeemed in accordance with paragraphs (v)(F)(a) below. In such case, such notice shall also contain details of the price at which such purchase is to be effected and the arrangements in relation to payment of such purchase price to Fifth Preference Shareholders (which arrangements shall as far as practicable be similar to the arrangements set out above in paragraph
         (ii) above and shall be such as to result in no delay in payment to Fifth Preference Shareholders).

         If payment in respect of the Fifth Preference Shares to be so purchased pursuant to this paragraph (v)(E) is not made within three business days of the due date therefor the Company shall upon the expiry of that three business day period redeem such Fifth Preference Shares at the applicable Put Value, together with dividends accrued to (but excluding) the date of payment as if the option to purchase in lieu of redemption had not been exercised and as if the due date for redemption was the date upon which the purchase price should have been paid.

(F)      Redemption at the Option of Fifth Preference Shareholders

         (a) The holder of each Fifth Preference Share shall have a Put Option (subject to the Company's right to arrange for purchase in lieu of redemption as described in paragraph (v)(E) above) on 31st July, 1995 at an amount equal to 141.73 per cent. of the Issue Amount, or on an Additional Put Date at the relevant Put Value. Dividends will accrue on such Fifth Preference Share up to (but excluding) such Put Date.

                  To exercise a Put Option the holder must deposit the certificate for such Fifth Preference Share with the relevant Agent, not less than seven nor more than 21 days prior to the relevant Put Date, together with a duly completed Option Notice. The certificate for any such Fifth Preference Share, if so deposited, may not be withdrawn without the prior consent of the Company.

                  An Option Notice, once given, shall be irrevocable save that a Fifth Preference Shareholder giving an Option Notice in respect of any Fifth Preference Share shall retain the right to require such Fifth Preference Share to be exchanged for Exchange Property by following the procedure set out in paragraph (iv)(A)(b) above (other than delivery of the certificate for the relevant Fifth Preference Share) prior to the close of business on the relevant Put Date, in which case the relevant Fifth Preference Shareholder shall no longer be treated as having exercised a Put Option.

                  Not less than 30 nor more than 45 days' prior notice of the commencement of the period for the deposit of certificates for Fifth Preference Shares for redemption pursuant to this paragraph (v)(F)(a) shall be given by the Company.

         (b) The holders of at least 10 per cent. in nominal value of the Fifth Preference Shares then outstanding may give notice to the Company that each of the Fifth Preference Shares is, and it shall thereby become, immediately redeemable at its Relevant Redemption Amount together with a sum equal to any arrears or accruals of the dividend thereon to be calculated down to but exclusive of the date of redemption in any of the following events:

                  (1) if, after the same shall have become due for payment, default is made for a period of seven days or more in the payment of the nominal or paid up amount or premium or for a period of 14 days or more in the payment of dividend after the deemed due date therefor; or

                  (2) if the Company fails to perform or observe any other obligation or right in respect of the Fifth Preference Shares and such failure continues for the period of 30 days next following the service by any Fifth Preference Shareholder on the Company of notice requiring the same to be remedied; or

                  (3) if any loan or other indebtedness for borrowed money of the Company or any Principal Subsidiary having in any such case an aggregate outstanding principal amount of at least U.S.$10,000,000 (or its equivalent in any other currency or currencies) becomes due and repayable prematurely by reason of a default on the part of the Company or any Principal Subsidiary (notice of which default has been served on the Company or the relevant Principal Subsidiary (as the case may be) and the same has not been remedied by the Company or such Principal Subsidiary within a period of 14 days of receipt of such notice) or the Company or any Principal Subsidiary fails to make any repayment of principal in respect thereof on the due date for such payment as extended by any applicable grace period as originally provided or within 14 days of such due date (whichever is the longer) or if default is made by the Company or any Principal Subsidiary in making any payment due under any guarantee and/or indemnity given by it on the due date for such payment as extended by any applicable grace period as originally provided or within 14 days of such due date (whichever is the longer) having in any such case an aggregate principal amount of at least U.S.$10,000,000 (or its equivalent in any other currency or currencies). Provided that nothing in this paragraph (3) shall apply to any loan or other indebtedness alleged to be owing by the Company or any of its Subsidiaries to a third party and which is being contested by the Company or any of its Subsidiaries in good faith; or

                  (4) if any order shall be made by any competent court or resolution effectively passed for the winding up or dissolution of the Company or any Principal Subsidiary except where:

                           (aa) such winding up or dissolution is for the purposes of a reconstruction, reorganisation, merger or amalgamation; or

                           (bb) such winding up is a members' voluntary winding up of a Principal Subsidiary in the course of which the whole or substantially the whole of the assets available for distribution are distributed and transferred to the Company or another Subsidiary of the Company, in which event the transferee (unless it is the Company or a Principal Subsidiary) shall become a Principal Subsidiary; or

                           (cc) such winding up is a creditors' voluntary winding up of a Principal Subsidiary in which the Company and/or another Subsidiary are the only creditors; or

                  (5) if the Company or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in connection with the transfer by one Principal Subsidiary of the whole or any part of its business to the Company or to another Subsidiary of the Company (in which event the transferor shall thereupon cease to be a Principal Subsidiary) and save that neither a disposal on arm's length terms of the whole or any part of the issued share capital of any company (including a Principal Subsidiary) or of the whole or any part of the business, undertaking or assets of a Principal Subsidiary nor any of the events described in the exceptions to paragraph (v)(F)(b)(4) above shall be deemed to be a cessation for the purposes of this paragraph (5); or

                  (6) if the Company or any Principal Subsidiary shall stop payment or shall be unable to, or shall admit inability to, pay its debts as they fall due in any such case in respect of a debt or debts of an aggregate principal amount of at least
                           U.S.$10,000,000 (or its equivalent in any other currency or currencies); or

                  (7) if a receiver, administrator or other similar official shall be appointed in relation to the Company or any Principal Subsidiary or in relation to the whole or substantially the whole of the assets of any of them in respect of a debt or debts of an aggregate amount of at least U.S.$10,000,000 (or its equivalent in any other currency or currencies) or an encumbrancer shall with proper cause take possession of any assets in respect of a debt or debts of an aggregate principal amount of at least U.S.$10,000,000 (or its equivalent in any other currency or currencies) or a distress or execution or other process for the recovery or enforcement of any debt shall be levied or enforced upon or sued out against the whole or substantially the whole of the assets of the Company or any Principal Subsidiary in respect of a debt or debts of an aggregate amount of at least U.S.$10,000,000 (or its equivalent in any other currency or currencies), and in any of the foregoing cases the same shall not be discharged or removed within 30 days, provided that this paragraph
                           (7) shall not apply to any asset acquired by the Company or any of its Principal Subsidiaries in the 12 month period prior to the appointment of such receiver, administrator or other similar official or the taking of possession, levying of distress or execution or other such process referred to above; or

                  (8) if the Company or any Principal Subsidiary shall initiate or consent to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or shall make a conveyance or assignment for the benefit of, or shall enter into any composition or other arrangement with, its creditors generally except where:

                           (aa) such proceedings are for the purpose of reconstruction, reorganisation, merger or amalgamation; or

                           (bb) such proceedings relate to a members' voluntary winding up of a Principal Subsidiary in the course of which the whole or substantially the whole of the assets available for distribution are distributed and transferred to the Company or another Subsidiary, in which event the transferee (unless it is the Company or a Principal Subsidiary) shall thereupon become a Principal Subsidiary; or

                           (cc) such proceedings relate to a creditors' voluntary winding up of a Principal Subsidiary in which the Company and/or another Subsidiary are the only creditors.

(G)      Funding of Cash Amount/Redemption Amounts

         The Directors may at any time issue shares in the Company to any person sufficient to fund all or any part of the Cash Amount, the Issue Amount, the Put Value or, as the case may be, the Relevant Redemption Amount and any arrears or accruals of dividend (if any) payable on redemption of any Fifth Preference Share. Any such issue of shares in the Company will not affect the rights of Fifth Preference Shareholders.

(H)      Partial Redemption

         In the case of a partial redemption of Fifth Preference Shares, the Fifth Preference Shares to be redeemed will be selected individually by lot in such place as the Directors may select and in such manner as the Directors shall deem to be appropriate and fair not more than 60 days prior to the date fixed for redemption and a list of Fifth Preference Shares called for redemption will be published by the Company in accordance with these Bye-Laws not less than 30 days prior to such date.

(I)      Procedure on Redemption

         The Company shall give notice to the Fifth Preference Shareholders of any date fixed for redemption pursuant to paragraph (v)(C) or (v)(D) above and the place at which certificates for their Fifth Preference Shares are to be presented for redemption. Upon any date for redemption each Fifth Preference Shareholder shall be bound to deliver to the Company at such place the certificates for the relevant Fifth Preference Shares held by him in order that they may be cancelled. Upon delivery on that date or thereafter of the relevant Fifth Preference Share certificates (or an appropriate form of indemnity) the Company shall pay to each such holder or former holder (or, in the case of joint holders, to the holder whose name stands first in the Register in respect of such Fifth Preference Shares) the amount due to him in respect of such redemption and such Fifth Preference Shares shall be redeemed.

(vi)     AS REGARDS TAXATION

         All payments due in respect of the Fifth Preference Shares will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any authority therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received by the Fifth Preference Shareholders after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Fifth Preference Shares in the absence of such withholding or deduction, except that no such additional amount shall be payable with respect to any Fifth Preference Shareholder:

         (a) who is liable to such taxes, duties, assessments or governmental charges in respect of his Fifth Preference Share(s) by reason of his having some connection with Bermuda other than being a Fifth Preference Shareholder; or

         (b) who receives such payment in Bermuda and who would be able to avoid such withholding or deduction by satisfying any statutory requirements or by making a declaration of non-residence or other similar claim for exemption to the Bermudian tax authority but fails to do so.

(vii)    AS REGARDS VOTING

         The Fifth Preference Shares shall not confer on the holders thereof the right to receive notice of, or to attend and vote at, a General Meeting of the Company, unless:

         (a) at the date when the notices of a General Meeting are sent out the dividend (or any part thereof) is six months or more in arrears in which event the relevant Fifth Preference Shares shall confer on the holders thereof the right to receive notice of, and to attend and vote at, that General Meeting; or

         (b) a resolution is to be proposed at a General Meeting for winding up the Company or which directly affects the rights or privileges of the Fifth Preference Shareholders, in which event the Fifth Preference Shares shall confer on the holders thereof the right to receive notice of, and to attend and vote at, that General Meeting, save that such holders may not vote upon any business dealt with at such General Meeting except the election of a Chairman, any motion for adjournment and the resolution for winding up or which directly affects the rights or privileges of the Fifth Preference Shareholders.

         Where Fifth Preference Shareholders are entitled to vote on any resolution, then at the relevant General Meeting on a show of hands every Fifth Preference Shareholder who is present in person or (being a corporation) present by a representative or by proxy shall have one vote and on a poll every Fifth Preference Shareholder who is present in person or (being a corporation) present by a representative or by proxy shall have 5,000 votes for every Fifth Preference Share held by him.

         The provisions in these Bye-Laws relating to General Meetings shall apply mutatis mutandis to all meetings of the Fifth Preference Shareholders as a class.

(viii)   AS REGARDS VARIATION OF CERTAIN TERMS

(A) The Company may, not less than 14 nor more than 90 days prior to any Put Date, give an Additional Put Notice to all the Fifth Preference Shareholders, making one or more of the following irrevocable offers:

         (a) to pay an Additional Put Price, which shall be at least 100 per cent. of the Issue Amount, to Fifth Preference Shareholders electing to redeem their Fifth Preference Shares on an Additional Put Date falling after the Put Date immediately following that Additional Put Notice;

         (b) to pay a different rate of dividend on the Fifth Preference Shares during the Additional Put Period specified in the Additional Put Notice, which, if at a fixed rate, shall not be less than the rate of dividend specified in paragraph (ii) above or, if at a floating rate, or at a fixed rate by reference to a Reference Stock, shall be determined not later than the Put Date immediately following that Additional Put Notice, shall be on terms that the minimum rate payable in any circumstances shall not be less than the dividend specified in paragraph (ii) above;

         (c) to pay a Put Waiver Amount on the Put Date immediately following the Additional Put Notice in respect of each Fifth Preference Share which is not redeemed on such Put Date pursuant to paragraph (v)(F)(a) above;

         (d) to waive, to the extent and for the period specified in the Additional Put Notice, its rights to redeem the Fifth Preference Shares under paragraph (v)(C) above.

(B)      A dividend at a floating rate may only be offered pursuant to paragraph
         (viii)(A)(b) above if there shall be no dividend at a fixed rate in respect of any period falling in the Additional Put Period(s) during which such floating rate will be payable.

(C) Only one Additional Put Notice may be given in respect of any Additional Put Date or any Additional Put Period save that a further Additional Put Notice may specify a Put Waiver Amount in respect of each Additional Put Date which has already been specified.

(D) No Additional Put Notice shall affect any other obligation of the Company, nor any rights of any Fifth Preference Shareholder, in respect of any Fifth Preference Share, but any Fifth Preference Shareholder who does not redeem his Fifth Preference Share(s) on the Put Date immediately following that Additional Put Notice shall be deemed to have accepted the relevant offer or offers and the terms of the Fifth Preference Shares shall be deemed amended accordingly.

(E)      Each Additional Put Notice shall specify (in each case where relevant):

         (a) the Additional Put Date or Dates and the Additional Put Price payable on such dates;

         (b) (if a fixed rate) the new rate of dividend, or (if a floating rate) the method by which a new rate of dividend will be calculated, any relevant margin and the minimum rate of dividend, or (if it is to be calculated by reference to a Reference Stock) the Reference Stock, any relevant margin, the method of calculation, the date of determination of the rate and the minimum rate of dividend, and, in each case, the Additional Put Period in respect of which the relevant new rate of dividend is payable;

         (c)      the Put Waiver Amount and the Put Date on which it is payable;

         (d) the yield (calculated by a Bank) to each Put Date (if any) or the final date of each Additional Put Period (if any), taking into account the offer or offers made, and the method of calculation of such yield (which shall, in any event, be on the basis of a semi-annual compound yield and a 360 day year comprising 12 months of 30 days each (and, in the case of an incomplete month, the number of days elapsed)), except that such yield shall not be stated in the relevant Additional Put Notice if any new rate of dividend is at a floating rate or is to be fixed by reference to a Reference Stock but, in the case of a fixed rate determined by reference to a Reference Stock, shall be specified by the Company in a notice to Fifth Preference Shareholders not later than five days after the Put Date immediately following the relevant Additional Put Notice;

         (e) where the new rate of dividend is at a floating rate, a Floating Rate Equation which shall be approved by a Bank, for the purposes described in paragraph (v)(C)(a)(2) above;

         (f) the Company's rights to redeem the Fifth Preference Shares under paragraph (v)(C) above, whether or not any of them have been waived and the extent and period of any such waiver.

(F) Any Additional Put Notice may be given in relation to all, or from time to time, some only of the Fifth Preference Shares and any Additional Put Notice shall specify the Fifth Preference Shares in respect of which it is given save that all holders of Fifth Preference Shares issued on the same date shall be treated the same.

(ix)     AS REGARDS NOTICES

         Notices to Fifth Preference Shareholders shall be given in accordance with Bye-Law 95 and, so long as the Fifth Preference Shares are listed on the Luxembourg Stock Exchange, by publication in the Luxemburger Wort in Luxembourg or such other newspaper in Luxembourg as shall be designated by the Company for such purposes. Notwithstanding the provisions of Bye-Law 97, notices to the Fifth Preference Shareholders shall be deemed to have been served on the date on which they are posted or published (if that is then required), whichever shall occur first.

(x)      AS REGARDS PRESCRIPTION

         A Fifth Preference Shareholder who has failed to claim distributions and/or rights within 12 years of their having been made available to him will not thereafter be able to claim such distributions and/or rights.

(7) For the avoidance of doubt, the provisions of the Bye-Laws shall have effect subject to the provisions of this Schedule and in particular (but without prejudice to the generality of the foregoing):-

         (i) the term "Member" in each of Bye-Laws 40 and 43 shall not include a First Preference Shareholder, a Third Preference Shareholder, a Fourth Preference Shareholder, a Fifth Preference Shareholder;

         (ii) First Preference Shareholders, Third Preference Shareholders, Fourth Preference Shareholders and Fifth Preference Shareholders shall have no right to requisition Special General Meetings of the Company and Bye-Law 42 shall have effect accordingly;

         (iii) Bye-Laws 80(2), 99 and 101 shall have effect subject to the rights and restrictions attached to the First Preference Shares, Third Preference Shares, Fourth Preference Shares and Fifth Preference Shares.

                                   APPENDIX A
                   TO THE BYE-LAWS OF TYCO INTERNATIONAL LTD.

                          Extract from the minutes of a
          Meeting of the Board of Directors of Tyco International Ltd.
                             (formerly ADT Limited)
                            held on November 4, 1996
                     relating to the creation of a series of
                             First Preference Shares
                   (as defined in the Bye-Laws of the Company)




"IT WAS RESOLVED THAT, subject to the powers of the directors of the Company or any duly authorised committee of the board of directors of the Company to revoke this resolution or in any way amend the rights and restrictions attached to the Series A First Preference Shares by this resolution at any time before the allotment of any such shares:

(1) 2,500,000 of the First Preference Shares be and are hereby designated as Series A First Preference Shares of US$1 each and shall have attached to them the rights and shall be subject to the restrictions set out in Exhibit A and Exhibit A shall be attached to these minutes for the purpose of recording the same in these minutes; and

(2) in accordance with paragraph (2)(iii) of the schedule to the bye-laws of the Company, a copy of Exhibit A be annexed as an appendix to the bye-laws of the Company.

EXHIBIT A(9)

The rights attaching to the Series A First Preference Shares shall be as follows:

Section 1.  AS REGARDS INCOME

         (A) A holder of a Series A First Preference Share shall be entitled to receive, when, as and if declared by the Directors out of funds legally available for the purpose, quarterly dividends payable on March 31, June 30, September 30 and December 31 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issue of any Series A First Preference Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) US$1.00 and
         (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate amount or value of all cash dividends or other distributions and 100 times the aggregate amount or value of all non-cash dividends or other distributions (other than (i) a dividend payable in Common Shares or (ii) a subdivision of the Common Shares (by reclassification or otherwise)), declared on each Common Share since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issue of any Series A First Preference Share. If the Company shall at any time after November 4, 1996 (the "Rights Date") pay any dividend on Common Shares payable in Common Shares or effect a subdivision or consolidation of the Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which a






------------------------
(9)      As amended by the Resolution set out in Appendix B to the Bye-Laws.

         holder of a Series A First Preference Share is entitled under (b) of the preceding sentence shall be adjusted by multiplying the amount to which that holder would have been entitled (absent this adjustment) under (b) of the preceding sentence by a fraction the numerator of which is the number of Common Shares in issue immediately after such event and the denominator of which is the number of Common Shares that were in issue immediately prior to such event.

(B) The Company shall declare a dividend or distribution on the Series A First Preference Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Shares (other than as described in (i) and (ii) of the first sentence of paragraph (A) above); provided that if no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issue of any Series A First Preference Share and such first Quarterly Dividend Payment Date), a dividend of US$1.00 per share on each Series A First Preference Share shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on a Series A First Preference Share from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A First Preference Share, unless the date of issue of such share is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such share shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on a Series A First Preference Share in an amount less than the total amount of such dividends at the time accrued and payable on such share shall be allocated pro rata among all such shares at the time in issue. The Directors may fix a record date for the determination of holders of Series A First Preference Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

Section 2.  AS REGARDS CAPITAL

         Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares ranking in order of priority after (either as regards income or capital) the Series A First Preference Shares unless, prior thereto, the holders of Series A First Preference Shares shall have received US$1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A First Preference Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares ranking in order of priority pari passu with the Series A First Preference Shares (either as regards income or capital), except distributions made rateably on the Series A First Preference Shares and all such other shares ranking in order of priority pari passu with the Series A First Preference Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time after the Rights Date pay any dividend on Common Shares payable in Common Shares or effect a subdivision or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A First Preference Shares is entitled under the proviso in (1) of the preceding sentence shall be adjusted by multiplying the amount to which those holders would have been entitled (absent this adjustment) under the proviso in
         (1) of the preceding sentence by a fraction the numerator of which is the number of Common Shares that were outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         Section 3.  AS REGARDS VOTING

         Subject to and in accordance with the provisions of the Companies Acts and the Bye-laws of the Company (in particular, without limitation, paragraph (7) of the Schedule to the Bye-laws of the Company) at any meeting of the Company each holder of a Series A First Preference Share present in person shall be entitled to one vote on any question to be decided on a show of hands and each such holder present in person or by proxy shall be entitled on a poll to one vote for each Series A Preference Share held by him.

         Section 4.  AS TO CONVERSION

         The Series A First Preference Shares shall not be convertible into all or any other shares or securities of the Company.

         Section 5.  AS TO REDEMPTION

         The Series A First Preference Shares shall not be redeemable.

         Section 6.  CERTAIN RESTRICTIONS

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A First Preference Shares as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on issued Series A First Preference Shares shall have been paid in full, the Company shall not:

         (i) declare or pay dividends on, or make any other distributions on, any shares ranking in order of priority after the Series A First Preference Shares (either as regards income or capital);

         (ii) declare or pay dividends on, or make any other distributions on, any shares ranking in order of priority pari passu with the Series A First Preference Shares (either as regards income or capital), except dividends paid rateably on the Series A First Preference Shares and all such other shares ranking pari passu with them on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem, purchase or otherwise acquire for value any shares ranking in order of priority after the Series A First Preference Shares (either as regards income or capital) to the Series A First Preference Shares; provided that the Company may at any time redeem, purchase or otherwise acquire shares ranking in order of priority after the Series A First Preference Shares in exchange for shares of the Company ranking in order of priority after the Series A First Preference Shares (either as regards income or capital); or

         (iv) purchase or otherwise acquire for value any Series A First Preference Shares, or any shares ranking pari passu with the Series A First Preference Shares (either as regards income or capital), except in accordance with a purchase offer made in writing or by publication (as determined by the Directors) to all holders of Series A First Preference Shares and all such other shares ranking pari passu upon such terms as the Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective classes and series, shall determine in good faith will result in fair and equitable treatment among the respective classes or series.

(B) The Company shall not enter into any consolidation, amalgamation, combination or other transaction under any applicable law in which the Common Shares are exchanged for or changed into other shares or securities, cash or any other property, unless in any such case the Series A First Preference Shares shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of shares, securities, cash or any other property, as the case may be, into which or for which each Common Share is changed or exchanged. If the Company shall at any time after the Rights Date pay any dividend on Common Shares payable in Common Shares or effect a subdivision or consolidation of the Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A First Preference Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares in issue immediately after such event and the denominator of which is the number of Common Shares that were in issue immediately prior to such event.

Section 7.  OTHER RIGHTS

(A) Any Series A First Preference Share purchased or otherwise acquired by the Company in any manner whatsoever shall be cancelled on acquisition thereof.

(B) The Series A First Preference Shares shall rank in order of priority (as regards income and capital) after all other classes and series of the Company's preference shares from time to time except any class or series that expressly provides that such class or series shall rank in order of priority after the Series A First Preference Shares. The rights conferred upon the holders of Series A First Preference Shares shall not be deemed to be varied by the creation or issue of further shares ranking in order of priority before, pari passu with or after the Series A First Preference Shares.

Terms defined in the Bye-Laws (including the Schedule) of the Company shall have the same meanings in this resolution of the Directors attached as an Appendix to the Bye-Laws."

                                   APPENDIX B
                   TO THE BYE-LAWS OF TYCO INTERNATIONAL LTD.

                            Extract from Resolutions
   of the Board of Directors of Tyco International Ltd. (formerly ADT Limited)
                            effective on July 2, 1997
                  relating to the creation of further Series A
                             First Preference Shares


"RESOLVED that, subject to the powers of the Directors or any duly authorized committee of the Board of Directors of the Company to revoke this resolution or in any way amend the rights and restrictions attached to the Series A First Preference Shares at any time before the allotment of any such shares, with effect from the Effective Time(10):

(i) an additional 5,000,000 of the First Preference Shares be and are hereby designated as Series A First Preference Shares of US$1.00 each, so as to form a single series with the 2,500,000 Series A First Preference Shares designated as such by a resolution of the Board of Directors passed on November 4, 1996, and shall have attached to them the rights and shall be subject to the restrictions set out in Exhibit A in Appendix A to the bye-laws of the Company, as such rights and restrictions are amended by paragraph (ii) below;

(ii) the rights and restrictions attached to all the Series A First Preference Shares, as set out in Appendix A to the bye-laws of the Company, be and are hereby amended by:

         (a) deleting from the last sentence of paragraph (A) of Section 1 of Exhibit A the words "was entitled immediately prior to such event under (b) of the preceding sentence shall be adjusted by multiplying such amount" and substituting therefor the words:
                  "is entitled under (b) of the preceding sentence shall be adjusted by multiplying the amount to which that holder would have been entitled (absent this adjustment) under (b) of the preceding sentence"; and

         (b) deleting from the last sentence of Section 2 of Exhibit A the words "were entitled immediately prior to such event under the proviso in (1) of the preceding sentence shall be adjusted by multiplying such amount" and substituting therefor the words "is entitled under the proviso in (1) of the preceding sentence shall be adjusted by multiplying the amount to which those holders would have been entitled (absent this adjustment) under the proviso in (1) of the preceding sentence"; and

(iii) in accordance with paragraph (2)(iii) of the schedule to the bye-laws of the Company, a copy of this resolution be annexed as Appendix B to the bye-laws of the Company."






------------------------
(10)     The "Effective Time" was July 2, 1997.